As filed with the Securities and Exchange Commission on July 9, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CURE PHARMACEUTICAL HOLDING CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	2834	37-1765151
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1620 Beacon Place

Oxnard, California 93033

(805) 824-0410

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robert Davidson

Chief Executive Officer

CURE Pharmaceutical Holding Corp.

1620 Beacon Place

Oxnard, California 93033

(805) 824-0410

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Mark Udell

1620 Beacon Place

Oxnard, California 93033

(805) 824-0410

Peter DiChiara, Esq.

Carmel, Milazzo & DiChiara LLP

55 W 39th St., 18th Floor

New York, New York 10018

(212) 658-0458

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, check indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price	Amount of registration fee

Total Common Stock (1)	$
Total Common Stock (2)
Total Common Stock underlying Notes (3)
Total Common Stock underlying Warrants
Total Common Stock (including Common Stock underlying Notes and Warrants) (1) (2) (3)	$

______________

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, there is also being registered hereby such indeterminate number of additional shares of common stock of the registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(2)	Includes an aggregate of 195,000 shares issuable upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	Includes accrued interest on the Notes.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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EXPLANATORY NOTE

This Registration Statement contains two prospectuses: one to be used in connection with a public offering of up to ____________ shares of our common stock (excluding ____________ shares of common stock which may be sold upon exercise of the underwriters’ over-allotment option) through the underwriters named on the cover page of this prospectus (the “Prospectus”) and one to be used in connection with the potential resale by certain selling shareholders of an aggregate of _______________ shares of our common stock (the “Selling Securityholder Prospectus”), consisting of (i) ___________ shares of our common stock issuable upon conversion of notes held by selling shareholders and (ii) _____________ shares of our common stock issuable upon exercise of outstanding warrants held by certain of the selling shareholders, both calculated using the midpoint of the price range listed on the cover page of the Prospectus and assuming the conversion of all the notes held by the selling shareholders. The Prospectus and Selling Securityholder Prospectus will be identical in all respects except for the alternate pages for the Selling Securityholder Prospectus included herein which are labeled “Alternate Page for Selling Securityholder Prospectus.”

The Selling Securityholder Prospectus is substantively identical to the Prospectus, except for the following principal points:

•	they contain different outside and inside front covers;

•	they contain different Offering sections in the Prospectus Summary section;

•	they contain different Use of Proceeds sections;

•	the Capitalization section is deleted from the Selling Securityholder Prospectus;

•	a Selling Securityholder section is included in the Selling Securityholder Prospectus beginning;

•	the Underwriting section from the Prospectus is deleted from the Selling Securityholder Prospectus and a Plan of Distribution is inserted in its place; and

•	the Legal Matters section in the Selling Securityholder Prospectus deletes the reference to counsel for the underwriters.

The registrant has included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Selling Securityholder Prospectus as compared to the Prospectus.

Sales of the shares of our common stock registered in the Prospectus and the Selling Securityholder Prospectus will result in two offerings taking place concurrently which might affect price, demand, and liquidity. This risk and other risks are included in “Risk Factors” beginning on page 13 of the Prospectus.

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The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated July __, 2018

PRELIMINARY PROSPECTUS

CURE Pharmaceutical Holding Corp.

______________ Shares of Common Stock

This is a public offering of common stock of CURE Pharmaceutical Holding Corp. The estimated offering price is between $_____ and $________ per share.

Prior to this offering, there has been no public market for our common stock. We intend to have our common stock listed on the NASDAQ Capital Market under the symbol “CURR.”

We intend to use the proceeds from this offering to be used for working capital or general corporate purposes. See “Use of Proceeds.”

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 13 of this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, and we have elected to comply with certain reduced public company reporting requirements.

	Per Share	Total
Public offering price	$	$-
Underwriting discounts and commissions
Proceeds to us, before expenses	$	$-

________________

The offering is being underwritten on a firm commitment basis. We plan to market this offering to potential investors through an underwriter, acting as the representative of the underwriters. The underwriters expect to deliver the shares against payment therefor on or about [*], 2018.

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to ___ days after the date of this prospectus, permits the underwriters to purchase, at the public offering price less underwriting discounts and commissions, a maximum of __________ additional shares (___% of the shares sold in this offering) from us to cover over-allotments, if any.

The date of this prospectus is _____ __, 2018

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

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You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

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No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

ABOUT THIS PROSPECTUS

Throughout this prospectus, unless otherwise designated or the context suggests otherwise,

•	all references to the “Company,” the “registrant,” “CURE,” “we,” “our,” or “us” in this prospectus mean CURE Pharmaceutical Holding Corp. and its consolidated subsidiaries;

•	assumes a public offering price of our common stock of $_____ per share, the mid-range of the estimated range of $_____ to $______ per share;

•	“year” or “fiscal year” mean the year ending December 31st;

•	all dollar or $ references when used in this prospectus refer to United States dollars; and

Concurrent with this offering, the Company is registering shares of common stock in connection with the potential resale by certain selling shareholders of an aggregate of ______________ shares of our common stock (the “Selling Securityholder Prospectus”), consisting of (i) ___________ shares of our common stock issuable upon conversion of notes held by selling shareholders and (ii) ___________ shares of our common stock issuable upon exercise of outstanding warrants held by certain of the selling shareholders, both calculated using the midpoint of the price range listed on the cover page of this prospectus and assuming the conversion of all the notes held the selling shareholders. Please read the risk factors, including the risk factor titled “Sales of our common stock in this offering will be taking place concurrently with common stock registered by selling shareholders which might affect the price, demand, and liquidity of our common stock” on page 23.

MARKET DATA

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. We have not independently verified any of the data from third party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry, have not been independently verified. Forecasts are particularly likely to be inaccurate, especially over long periods of time. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

•	the results of clinical trials and the regulatory approval process and changes in government regulation;
•	our ability to raise capital to fund continuing operations;
•	our ability to develop and commercialize products and services and market acceptance of any products that may be approved for commercialization;
•	our ability to protect our intellectual property rights;
•	the impact of any infringement actions or other litigation brought against us;
•	competition from other providers and products;
•	and other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under “Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

About Our Business

Company History

CURE Pharmaceutical Holding Corp. (the “Company”) was incorporated in the State of Nevada on May 15, 2014. The Company was formerly named Makkanotti Group Corp. which was formed to engage in the business of manufacturing food paper bags in Nicosia, Cyprus.

On November 7, 2016, the board of directors and the majority stockholder of the then outstanding shares of the registrant’s common stock executed a written consent to change the registrant’s name to CURE Pharmaceutical Holdings Corp. from Makkanotti Group Corp. The Certificate of Amendment to Articles of Incorporation was filed with the State of Nevada on November 30, 2016.

Our wholly owned subsidiary and operating business, CURE Pharmaceutical Corporation, located in Oxnard, California was originally incorporated in July 2011.

Industry Overview and Trends

The pharmaceutical industry is facing ever-growing R&D expenditure and fewer new drug approvals as a result of increasing regulation, a failure to predict safety problems or a lack of efficacy early in a drug’s development, and high investment in new technologies to improve the speed and accuracy of drug development. In addition to these challenges to the industry’s operators, many leading drugs are coming off-patent, creating a need to fill revenue gaps. The pharmaceutical industry is also challenged by the many patients who do not adhere to a regime of prescription drugs because of side effects, difficulty in administration or the taste of a drug. According to HealthPrize and Capgemini, the loss of global revenues by drug makers due to non-adherence to medicines is $630 billion every year.

Improved formulations can address these many challenges by cutting down development costs, reducing the time to market, extending product patent protection, improving patient compliance and increasing drug efficacy. For example, reformulation can enable drug repositioning, the process of finding new uses for failed drugs, such as those abandoned for lack of efficacy after Phase II trials, or marketed drugs for which new uses will extend patent life and, therefore, profitability.

The FDA approves more reformulations than new chemical entities (NCEs) each year under Section (505)(b)(2) of the Food, Drug, and Cosmetic Act, (“505(b)(2)”) the FDA. The number of 2017 NDA approvals that used the 505(b)(2) regulatory pathway rose dramatically from 45 approvals in each of the last two years to an all-time high of 63 in 2017. Under Section (505)(b)(2), the FDA may grant market exclusivity for a term of up to three years of exclusivity following approval of a listed drug that contains previously approved active ingredients but is approved in a new dosage, dosage form, route of administration or indication for use. Taken together, the exclusivity period of a drug and the lower R&D cost for reformulating a drug, have led to pharmaceutical companies taking a keen interest in reformulating their drugs as part of their lifecycle management protocols.

We are a drug formulation and delivery technology company that researches and manufactures novel dosage forms to improve drug safety, efficacy and patient adherence. Our mission is to improve lives by redefining how medications are delivered and experienced. Our business strategy is to develop products using our proprietary technology, license the product rights to partners responsible for clinical development, regulatory approval, marketing and sales and retain exclusive manufacturing rights. We operate a 25,000 sq ft cGMP manufacturing plant in Oxnard, CA.

Technology

Our technology platform includes oral dissolving film (ODF) and transdermal formulations. We apply our technology to pharmaceutical drugs and dietary supplements.

ODF products are about the size of a postage stamp and composed of excipients such as polymers, stabilizers, lipids and surfactants which are all generally recognized as safe. They can be designed to deliver active ingredients to the gastrointestinal tract (GI) when placed on the tongue and swallowed, or directly to the blood stream when placed under the tongue (sublingual) or on the inner lining of the cheek and lip (buccal).

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Sublingual and buccal drug delivery are non-invasive routes for drug delivery that allows for absorption directly into the vascularized tissue in the mouth, avoiding degradation of the active molecule in the stomach, intestines and liver. These routes can reduce overall drug exposure and toxicities.

As an ODF, active ingredients are often pre-solubilized within the film matrix which can accelerate the onset of action, whether the GI is targeted of the systemic circulation. Active ingredients can also be encapsulated within the film matrix which can cause a sustained release profile. Combined sustain release and rapid release strategies can be achieved with ODFs.

ODFs can be designed for rapid dissolution or slower dissolution in the case of a buccal patch. In each case, ODFs must mask the taste of the active ingredient if unpalatable, throughout the dissolution process. The self dissolution nature of ODF means that no water or swallowing are required for administration, improving medication adherence - especially among the elderly, children, and in conditions where patients have difficulty in swallowing.

The CUREfilm platform is a scalable and versatile formulation and drug delivery system for both oral (ODF) and transdermal (skin) delivery. CUREfilm formulations can improve or match the pharmacokinetics of drugs depending on the desired outcome. The platform is compatible with a broad spectrum of molecules and can be applied to investigational and marketed drugs or dietary supplements.

Our CUREfilm transdermal technology has been tested at laboratory scale on a dozen different molecules. Our CUREfilm ODF technology, which is our core focus, has been used to develop hundreds of products at laboratory scale and over 20 dietary supplements at commercial scale in our GMP plant located in Oxnard, CA.

Intellectual Property

The competitive advantages of the CUREfilm platform and products over other ODF technology and products are protected by issued and pending patents, as well as trade secrets such as proprietary equipment design and manufacturing processes which allow us to produce CUREfilm products at commercial scale in a cGMP environment. Our patent and patent application portfolio consists of the following:

	Serial No. /	Filing Date/ Application
Title	Patent No.	Date	Type	Status
Method and apparatus for minimizing heat, moisture,
and shear damage to medicant	11/836,758	8/9/2007	Utility	Issued
Method and apparatus for minimizing heat, moisture,
and shear damage to medicant	14/490,959	19-Sept9/19/14	Utility	Issued
Edible films for administration of medicaments to animals	10/921,770	18-Aug-04	Utility	Issued
Methods for modulating dissolution, bioavailability,
bioequivalence	11/371,167	7-Mar-06	Utility	Issued
Pharmaceutical Composition and Method of Manufacturing	14/255,296	17-Apr-14	Utility	Issued
Pharmaceutical Composition and Method of Manufacturing	14/723,980	28-May-15	Utility	Issued
Pharmaceutical Composition and Method of Manufacturing	14/694,303	23-Apr-15	Utility	Issued
Pharmaceutical Composition and Method of Manufacturing	14/934,940	6-Nov-15	Utility	Pending
Pharmaceutical Composition with Ionically Crosslinked
Polymer Encapsulation of Active Ingredient	15/315,264	30-Nov-16	Utility	Pending
Method and Apparatus For Minimizing Heat, Moisture,
and Shear Damage To Medicants and Other Compositions
During Incorporation of Same with Edible Films	15/666,057	1-Aug-17	Utility	Pending
Thin Film with High Load of Active Ingredient	13/890,875	9-May-13	Utility	Pending
Thin Film with High Load of Active Ingredient	14/069,239	31-Oct-13	Utility	Pending
Thin Film with High Load of Active Ingredient	2.0148	9-May-13	CN	Pending
High dosage dissolvable films for oral administration	62/521,463	18-Jun-17	PRV	Pending
Dose dispensing apparatus, systems, and methods	62/574,647	19-Oct-17	PRV	Pending
Methods and Compositions For Improving Sleep	62/680,325	4-Jun-18	PRV	Pending

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Business Strategy

Our commercial strategy seeks to mitigate risk by pursuing a diversified model.

1. Dietary supplements. We manufacture select dietary supplements that complement our portfolio and align with our mission which are white labeled and distributed by third parties. Dietary supplements are regulated under the Dietary Supplement Health and Education Act of 1994 (DSHEA) under which supplements are effectively by the FDA for Good Manufacturing Practices under 21 CFR Part 111 but do not require FDA approval. By developing, manufacturing and selling dietary supplement, we can generate modest short term revenue while and improving our production capabilities.

2. Pharmaceuticals. We partner with companies that are responsible for clinical development, regulatory approval, marketing and sales of the products. We provide the Chemistry, Manufacturing, and Controls (CMC) documentation required for regulatory submissions and in some instances, we may conduct the preclinical testing. Deal terms may include upfront licensing fees, development costs, milestone payments, royalties and exclusive manufacturing rights. Within this category, we are further diversifying risk and return by pursuing both competitive differentiation of marketed drugs (product life cycle opportunities) and improved pharmacokinetics of investigational drugs. While we currently commercially manufacture dietary supplements in our facility, we are undertaking steps to scale up manufacturing of pharmaceutical drugs for clinical and commercial use.

3. Cannabinoids. We are researching and developing drugs in the cannabinoid family of molecules. The oral bioavailability of cannabinoids is very low due to extensive gut and liver metabolism. Consequently, potency and release times are unpredictable and inconsistent. Moreover, cannabinoids don’t readily dissolve in water which adds to dosing difficulties and discrepancies. In addition to improving bioavailability, CUREfilm technology enables the loading of combinations of cannabinoids and other plant extracts that, together, provide maximum therapeutic benefit. Development and manufacturing of cannabinoid drugs are regulated by the FDA and the Drug enforcement Agency (DEA). A research license filed with the DEA in January 2018 was determined to be submitted in error given our proposed activities. As such, we have applied for a Schedule 1 manufacturer license with the DEA.

4. Underserved patient populations. Consistent with our mission of improving the lives of all people in need, regardless of geography or economic status, we licensed our technology to our majority-owned subsidiary, Oak Therapeutics, for the development of novel drug formulations for patients in developing nations such as a rapidly dissolving film to treat tuberculosis.

Growth Strategy

We will drive growth by (1) securing additional distributors for our dietary supplements, (2) out licensing rights to our drug products in available territories; (3) in-licensing novel drug delivery technologies and cannabinoid related patents and (4) developing additional ODF drug products with biotech and pharmaceutical partners.

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Product Portfolio

Our product portfolio includes dietary supplements and prescription drugs. To manufacture our products, we depend on raw material suppliers and packaging material suppliers. There are several global suppliers of packaging laminate appropriate for dietary supplements and drug product ODFs. We are currently purchasing our packaging laminate from Glenroy Inc. and Bemis Company.

CURE 3068

This is a melatonin-containing sleep aid CUREfilm ODF that is manufactured and sold as a dietary supplement. Our non-exclusive distributor is ID Life, a health and wellness company focused on customized nutrition and selling within the United States. We have an open purchase order with ID Life for 3,210,252 units of product in 2018.

CURE 5003

We are developing a sildenafil CUREfilm ODF for p.o. administration. On August 1, 2017, we entered into a development agreement with an undisclosed partner for China, Hong Kong, Japan, Korea, Singapore, Philippines, Taiwan, Vietnam and Thailand. The product which will be launched for the treatment of erectile disorder, is in late stage development. We are qualifying the API supplier and contract packaging partner.

CURE 5067

We are developing a 50,000IU, once per week, vitamin D3 CUREfilm ODF for p.o. administration. On February 18, 2017, we entered into an exclusive 5-year license and distribution agreement with Meroven Limited in the MENA region: Iraq, Saudi Arabia, Yemen, Syria, UAE, Jordan, Palestine, Lebanon, Oman, Kuwait, Qatar, Bahrain, Sudan, Egypt, Tunisia, Morocco, Algeria and Africa. The product is currently in the optimization development stage.

CURE 5079

This is a novel sleep aid CUREfilm ODF that will be manufactured and sold as a dietary supplement. A purchase order was placed on February 22, 2018 by a distributor in the United States. In order to protect CURE’s and our partner’s competitive advantage, no further details of the product can be disclosed at this stage.

CURE 5198

We are developing a Palmitoylethanolamine (PEA) & Dronabinol (THC) CUREfilm ODF for buccal administration. On October 27, 2017, we entered into a development agreement with Therapix Biosciences for worldwide rights. The product is in formulation development for PEA. We will need our DEA license to incorporate THC into the product.

CURE 5200

We are developing a novel CUREfilm ODF substrate with an undisclosed partner. On June 4, 2018, we entered into a development agreement with an undisclosed partner for product development feasibility of CURE 5200. In order to protect CURE’s and our partner’s competitive advantage, no further details of the product can be disclosed at this stage.

CURE 5209

We are developing a CUREfilm ODF for mood enhancement as a dietary supplement. On May 30, 2018, we entered into a development agreement with an undisclosed partner for product development feasibility of CURE 5209. In order to protect CURE’s and our partner’s competitive advantage, no further details of the product can be disclosed at this stage.

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THE OFFERING

Common stock outstanding prior to the offering	23,951,252 shares common stock

Offered by the Company	___________ shares

Over-allotment option	[*]

Use of proceeds

We estimate that the net proceeds to us from this offering will be approximately $____________ or approximately $___________ if the underwriters exercise their option to purchase additional shares in full, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds of this offering _____________________________________________

Proposed “Use of Proceeds’ are provided on page 26 of this prospectus.

NASDAQ Stock Market symbol:	We intend to have our common stock listed on the NASDAQ Capital Market under the symbol “CURR.”

Risk Factors

You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 13 of this prospectus before deciding whether or not to invest in shares of our common stock.

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RISK FACTORS

Our business is subject to many risks and uncertainties, which may affect our future financial performance. If any of the events or circumstances described below occur, our business and financial performance could be adversely affected, our actual results could differ materially from our expectations, and the price of our stock could decline. The risks and uncertainties discussed below are not the only ones we face. There may be additional risks and uncertainties not currently known to us or that we currently do not believe are material that may adversely affect our business and financial performance. You should carefully consider the risks described below, together with all other information included in this prospectus including our financial statements and related notes, before making an investment decision. The statements contained in this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and investors in our securities may lose all or part of their investment.

Risks Related to Our Business and Industry

The success of our pharmaceutical product candidates is dependent on our business partners’ ability to conduct clinical trials, obtain regulatory approval, market and sell our products. We cannot give any assurance that any of our product candidates will receive regulatory approval, which is necessary before they can be commercialized.

To date, we have invested substantially all of our efforts and financial resources to design and develop our products, including conducting product characterization, validation and scale up and providing general and administrative support for these operations. Our future success is dependent on our ability with our partners, to successfully develop, obtain regulatory approval for, and then successfully commercialize one or more pharmaceutical product candidates. We currently generate no revenue from sales of any pharmaceutical product, and we may never be able to develop or commercialize a marketable pharmaceutical product.

Clinical drug development involves a lengthy and expensive process with an uncertain outcome, and results of earlier studies may not be predictive of future study results.

Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical study process. In vitro testing and characterization of our product candidates may not be predictive of the clinical results. Product candidates that have shown promising results in early-stage clinical studies may still suffer significant setbacks in subsequent advanced clinical studies. There is a high failure rate for drugs proceeding through clinical studies, and product candidates in later stages of clinical studies may fail to show the desired safety and efficacy traits despite having progressed satisfactorily through preclinical studies and initial clinical studies. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical studies due to lack of efficacy or adverse safety profiles, notwithstanding promising results in earlier studies. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses. We do not know whether any Phase I, Phase II, Phase III or other clinical studies such as bioequivalency studies conducted with our partners, will demonstrate consistent or adequate efficacy and safety sufficient to obtain regulatory approval to market our product candidates.

The life sciences industry is highly competitive and subject to rapid technological change. If our competitors and potential competitors develop superior products and technologies, our competitive position and results of operations would suffer.

We face intense competition from a number of companies that offer products in our target markets, many of which have substantially greater financial resources and larger, more established marketing, sales and service organizations than we do. The life sciences industry is characterized by rapid and continuous technological innovation. We may need to develop new technologies for our products to remain competitive. One or more of our current or future competitors could render our present or future products obsolete or uneconomical by technological advances. We may also encounter other problems in the process of delivering new products to the marketplace, such as problems related to design, development or manufacturing of such products, and as a result we may be unsuccessful in selling such products. Our future success depends on our ability to compete effectively against current technologies, as well as to respond effectively to technological advances by developing and marketing products that are competitive in the continually changing technological landscape.

The report of our independent registered public accounting firm contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern.

The report of our independent registered public accounting firm on our audited financial statements as of and for the year ended December 31, 2017 contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of the uncertainty regarding our ability to continue as a going concern. This going concern opinion could materially limit our ability to raise additional funds through the issuance of equity or debt securities or otherwise. Further reports on our financial statements may include an explanatory paragraph with respect to our ability to continue as a going concern.

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We have not generated any revenue from the sale of our current pharmaceutical product candidates and may never be profitable.

We have not yet commercialized any of our pharmaceutical product candidates. We have generated minimal revenues from the sale of our nutraceutical products and we expect modest growth in sales of these products over the next 2-3 years. We do not know whether or when we will become profitable. Our ability to generate revenue and achieve profitability depends on our ability to successfully complete the development of, and to commercialize, our product candidates and on the demand for our product candidates. Our ability to generate revenue and achieve profitability depends on our ability, alone or with commercialization partners, to successfully complete the development of, and obtain the regulatory and marketing approvals necessary to commercialize, one or more of our product candidates. Our ability to generate future revenue from product candidate sales depends heavily on our success in many areas, including but not limited to:

●	obtaining and maintaining financial support from pharmaceutical and other commercialization partners to advance product development, testing and scale up;
●	our partners ability and commitment to obtain regulatory and marketing approvals for pharmaceutical product candidates;
●	our partners ability and commitment to obtain market acceptance of our products;
●	our ability to obtain our DEA schedule 1 license in a timely manner;
●

establishing and maintaining supply and manufacturing relationships with third parties that can provide adequate (in amount and quality) products to support market demand for our product candidates, if approved;

●	addressing any competing pharmaceutical or biotechnological and market developments;
●	identifying, assessing, acquiring and/or developing new product candidates;
●	negotiating favorable terms in any collaboration, licensing or other arrangements into which we may enter;
●	ourselves or our partners becoming a target of litigation for possible patent infringement;
●	maintaining, protecting and expanding our portfolio of intellectual property rights, including patents, trade secrets and know-how; and
●	attracting, hiring and retaining qualified personnel.

We or our suppliers may experience development or manufacturing problems or delays that could limit the growth of our revenue or increase our losses.

We may encounter unforeseen situations in the manufacturing of our products that could result in delays or shortfalls in our production. Our suppliers may also face similar delays or shortfalls. In addition, our or our suppliers’ production processes may have to change to accommodate any significant future expansion of our manufacturing capacity, which may increase our or our suppliers’ manufacturing costs, delay production of our products, reduce our product gross margin and adversely impact our business. If we are unable to keep up with demand for our products by successfully manufacturing and shipping our products in a timely manner, our revenue could be impaired, market acceptance for our products could be adversely affected and our customers might instead purchase our competitors’ products. In addition, developing manufacturing procedures for new products may require developing specific production processes for those products. Developing such processes could be time consuming and any unexpected difficulty in doing so can delay the introduction of a product.

Our ability to compete depends on our ability to attract and retain talented employees.

Our future success depends on our ability to identify, attract, train, integrate and retain highly qualified technical, development, sales and marketing, managerial and administrative personnel. Competition for highly skilled individuals is extremely intense and we face difficulty identifying and hiring qualified personnel in many areas of our business. We may not be able to hire and retain such personnel at compensation levels consistent with our existing compensation and salary structure. Many of the companies with which we compete for hiring experienced employees have greater resources than we have. If we fail to identify, attract, train, integrate and retain highly qualified and motivated personnel, our reputation could suffer and our business, financial condition and results of operations could be adversely affected.

Our future success also depends on the continued service and performance of our senior management team. The replacement of members of our senior management team likely would involve significant time and costs, and the loss of any these individuals may delay or prevent the achievement of our business objectives.

14

If we do not achieve, sustain or successfully manage our anticipated growth, our business and prospects will be harmed.

If we are unable to obtain or sustain adequate revenue growth, our financial results could suffer. Furthermore, significant growth will place strains on our management and our operational and financial systems and processes and our operating costs may escalate even faster than planned. If we cannot effectively manage our expanding operations and our costs, we may not be able to grow effectively or we may grow at a slower pace. Additionally, if we do not successfully forecast the timing of regulatory authorization for our products, marketing and subsequent demand for our products or manage our anticipated expenses accordingly, our operating results will be harmed.

New technologies could emerge that might offer better combinations of price and performance than our current or product.

It is critical to our success that we anticipate changes in technology and customer requirements and to successfully introduce, on a timely and cost-effective basis, new, enhanced and competitive technologies that meet the needs of current and prospective customers. If we do not successfully innovate and introduce new technology into our product lines or manage the transitions to new product offerings, our revenues, results of operations and business will be adversely impacted. Competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements. We anticipate that we will face increased competition in the future as existing companies and competitors develop new or improved products and as new companies enter the market with new technologies.

If the market opportunities for our product candidates are smaller than we believe they are, our revenue may be adversely affected, and our business may suffer.

Our projections of both the number of people who have our target diseases, as well as the subset of people with these diseases who have the potential to benefit from treatment with our product candidates, are based on our beliefs and estimates. These estimates have been derived from a variety of sources, including the scientific literature, surveys of clinics, or market research and may prove to be incorrect. Further, new studies may change the estimated incidence or prevalence of these diseases. The number of patients may turn out to be lower than expected. The effort to identify patients with diseases we seek to treat is in early stages, and we cannot accurately predict the number of patients for whom treatment might be possible.

We face intense competition and rapid technological change and the possibility that our competitors may discover, develop or commercialize drugs that are similar, more advanced or more effective than ours, which may adversely affect our financial condition and our ability to successfully commercialize our product candidates.

The biotechnology and pharmaceutical industries are highly competitive. There are many pharmaceutical companies, biotechnology companies, public and private universities and research organizations actively engaged in the research and development of products that may be similar to our product candidates.

We compete with other companies within the drug delivery industry may have a competitive advantage over us due to their greater size, cash flows and institutional experience. Some of these drug delivery competitors include Aquestive Therapeutics Inc (formerly Monosol Rx), Tesa-Labtec GmbH, BioDelivery Sciences International, Inc., LTS Lohmann Therapy Systems Corp and IntelGenx. New entrants such as Zim Laboratories in India and CMG Pharmaceuticals in Korea are also pursuing ODF products. Some of these competitors, such as IntelGenx are also pursuing cannabinoid formulations.

Our cannabinoid product candidates may compete with medical and recreational marijuana, in markets where the recreational and/or medical use of marijuana is legal. There is support in the United States for further legalization of marijuana. In markets where recreational and/or medical marijuana is not legal, our product candidates may compete with marijuana purchased in the illegal drug market. We cannot assess the extent to which patients may utilize marijuana obtained illegally for the treatment of the indications for which we are developing our product candidates.

Compared to us, many of our competitors may have significantly greater financial, technical and other resources, such as larger research and development staff and experienced marketing and manufacturing organizations. As a result of these factors, our competitors may have an advantage in marketing their approved products and may obtain regulatory approval of their product candidates before we are able to, which may limit our ability to develop or commercialize our product candidates. Our competitors may also develop drugs that are safer, more effective, more widely used and less expensive than ours, and may also be more successful than us in manufacturing and marketing their products. These advantages could materially impact our ability to develop and commercialize our product candidates successfully.

Even if we successfully develop our product candidates, and obtain marketing approval for them, other treatments or therapeutics may be preferred and we may not be successful in commercializing our product candidates or in bringing them to market.

Additional mergers and acquisitions in the biotechnology and pharmaceutical industries may result in even more resources being concentrated in our competitors. As a result, these companies may obtain regulatory approval more rapidly than we are able to and may be more effective in selling and marketing their products as well. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large, established companies. Competition may increase further as a result of advances in the commercial applicability of technologies and greater availability of capital for investment in these industries. Our competitors may succeed in developing, acquiring or licensing on an exclusive basis, products that are more effective or less costly than any product candidate that we may develop, or achieve earlier patent protection, regulatory approval, product commercialization and market penetration than we do. Additionally, technologies developed by our competitors may render our potential product candidates uneconomical or obsolete, and we may not be successful in marketing our product candidates against competitors.

15

We currently have no marketing and sales organization. If we are unable to establish sales and marketing capabilities or enter into agreements with third parties to market and sell our product candidates, we may be unable to generate any revenue.

We as a company have no experience selling and marketing our products and we currently have no marketing or sales organization. To successfully commercialize any products that may result from our development programs, we rely on partners to market and distribute our products. Any failure or delay in securing an appropriate partner would adversely impact the commercialization of our products.

If our partners do not commit sufficient resources to market and distribute our future products, and we are unable to develop the necessary marketing capabilities on our own, we will be unable to generate sufficient product revenue to sustain our business. We may be competing with companies that currently have extensive and well-funded marketing and sales operations. Without an internal team or the support of a third party to perform marketing and sales functions, we may be unable to compete successfully against these more established companies.

The commercial success of any current or future product candidate will depend upon the degree of market acceptance by physicians, patients, third-party payors and others in the medical community.

Even with the requisite approvals from the FDA, the commercial success of our product candidates will depend in part on the medical community, patients and third-party payors accepting our product candidates as medically useful, cost-effective and safe. Any product that we bring to the market may not gain market acceptance by physicians, patients, third-party payors and others in the medical community. The degree of market acceptance of any of our product candidates, if approved for commercial sale, will depend on a number of factors, including:

●	the safety and efficacy of the product as demonstrated in clinical studies and potential advantages over competing treatments;
●	the prevalence and severity of any side effects, including any limitations or warnings contained in a product’s approved labeling;
●	the clinical indications for which approval is granted;
●	relative convenience and ease of administration;
●	the cost of treatment, particularly in relation to competing treatments;
●	the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies;
●	the strength of marketing and distribution support and timing of market introduction of competitive products;
●	publicity concerning our products or competing products and treatments; and
●	sufficient third-party insurance coverage and reimbursement.

Even if a potential product displays a favorable efficacy and safety profile in preclinical and clinical studies, market acceptance of the product will not be fully known until after it is launched. Our partners’ efforts to educate the medical community and third-party payors on the benefits of the product candidates may require significant resources and may never be successful. If our product candidates are approved but fail to achieve an adequate level of acceptance by physicians, patients, third-party payors and others in the medical community, we will not be able to generate sufficient revenue to become or remain profitable.

Risks Relating to Our Financial Position and Need for Additional Capital

We may not be able to continue to operate as a going concern.

Our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its report on our audited financial statements. We may be unable to continue to operate without the threat of liquidation for the foreseeable future.

Even if this offering is successful, we expect that we will need to raise substantial additional funding before we can expect to become profitable from sales of our product candidates. This additional financing may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product candidate development efforts or other operations.

16

As of March 31, 2018, our cash and cash equivalents were approximately $840,577, a working capital deficit of $3,292,165 and an accumulated deficit of $20,770,435. Upon the completion of this offering, based upon our currently expected level of operating expenditures, we expect that our existing cash and cash equivalents will be sufficient to fund operations at least through the end of 2018. Even if this offering is completed, we expect that we will require substantial additional capital to commercialize our product candidates. In addition, our operating plans may change as a result of many factors that may currently be unknown to us, and we may need to seek additional funds sooner than planned. Our future funding requirements will depend on many factors, including but not limited to:

●	the scope, rate of progress, results and cost of product development, clinical studies, preclinical testing, and other related activities;
●	the cost, timing and outcomes of regulatory approvals;
●	the cost and timing of establishing sales, marketing, and distribution capabilities; and
●	the terms and timing of any collaborative, licensing, and other arrangements that we may establish.

Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our product candidates. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Moreover, the terms of any financing may adversely affect the holdings or the rights of holders of our securities and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our shares to decline. The incurrence of indebtedness could result in increased fixed payment obligations, and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. We could also be required to seek funds through arrangements with collaborative partners or otherwise at an earlier stage than otherwise would be desirable, and we may be required to relinquish rights to some of our technologies or product candidates or otherwise agree to terms unfavorable to us, any of which may have a material adverse effect on our business, operating results and prospects. Even if we believe that we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.

If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay or discontinue one or more of our research or development programs or the commercialization of any product candidates or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, financial condition and results of operations.

We are a drug delivery and development company and have a limited operating history on which to assess the prospects for our business, have incurred significant losses since the date of our inception, and anticipate that we will continue to incur significant losses until we are able to successfully commercialize our product candidates.

Since our inception in 2014, we have been operating as a specialty pharmaceutical company and have a limited operating history on which to assess the prospects for our business, have incurred significant losses, and anticipate that we will continue to incur significant losses for the foreseeable future. We have historically incurred substantial net losses, including net losses of approximately $4,157,480 in 2016, approximately $8,149,885 in 2017, and approximately $1,908,512 for the three-month period ended March 31, 2018. As of December 31, 2017 and March 31, 2018, we had an accumulated deficit of approximately $18,868,599 and approximately $20,770,435, respectively.

We have devoted substantially all of our financial resources to develop our product candidates. We have financed our operations primarily through the issuance of equity securities. The amount of our future net losses will depend, in part, on completing the development of our product candidates, the demand for our product candidates, the rate of our future expenditures and our ability to obtain funding through the issuance of our securities, strategic collaborations or grants. Pharmaceutical product development is a highly speculative undertaking and involves a substantial degree of risk. We are in the late stages of preclinical and at the early stages of clinical development for our product candidates, we have not yet commenced pivotal clinical studies for any product candidate, and it may be several years, if ever, before we complete pivotal clinical studies and have a product candidate approved for commercialization. Even if we obtain regulatory approval to market a product candidate, our future revenue will depend upon the size of the markets for which our product candidates may receive approval and our ability to achieve sufficient market acceptance, pricing, reimbursement from third-party payors and adequate market share for our product candidates in those markets. We expect to continue to incur significant losses until we are able to commercialize our product candidates, which we may not be successful in achieving. We anticipate that our expenses will increase substantially if and as we:

●	continue the research and development of our product candidates;
●	expand our manufacturing capabilities;
●	seek regulatory and marketing approvals for our product candidates that successfully complete clinical studies;
●	establish a sales, marketing, and distribution infrastructure to commercialize our product candidates;
●	seek to identify, assess, acquire, license, and/or develop other product candidates and subsequent generations of our current product candidates;
●	seek to maintain, protect, and expand our intellectual property portfolio;
●	seek to attract and retain skilled personnel; and
●	create additional infrastructure to support our operations as a public company and our product candidate development and planned future commercialization efforts.

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We will need to raise additional capital, which may not be available on favorable terms, if at all, and which may cause dilution to stockholders, restrict our operations or adversely affect our ability to operate our business.

As of March 31, 2018, our consolidated cash balance was $840,577 and our working capital deficit was $3,292,165. We estimate our current rate of expenditures is approximately $384,529 per month and we estimate that our existing capital resources will fund our operations for approximately 2 months. Accordingly, we will need to raise approximately $4,000,000 additional funds through public or private debt or equity financing or through other means in order to sustain our operations and current business strategy for twelve months. We may be unable to obtain adequate financing on favorable terms, or at all, and any additional financings could result in additional dilution to our then existing stockholders or restrict our operations or adversely affect our ability to operate our business. If we are unable to obtain needed financing on acceptable terms, we may not be able to implement our business plan, which could have a material adverse effect on our business, financial condition and results of operations. We may not be able to meet our business objectives; our equity value may decrease and investors may lose some or all of their investment. If we raise funds by issuing equity securities, the percentage ownership of our stockholders at such time will be reduced. If we raise funds by issuing debt, the ability of our stockholders to receive earnings or distributions may be adversely affected and we may be subject to additional covenants and restrictions.

Raising additional capital may cause dilution to our existing stockholders and restrict our operations or require us to relinquish certain intellectual property rights.

We may seek additional capital through a combination of public and private equity offerings, debt financings, strategic partnerships and alliances, licensing arrangements and grants. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our existing stockholders may be diluted, and the terms may include liquidation or other preferences that adversely affect the rights of our stockholders. Debt and receivables financings may be coupled with an equity component, such as warrants to purchase shares, which could also result in dilution of our existing stockholders’ ownership. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. If we raise additional funds through strategic partnerships and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our products or grant licenses on terms that are not favorable to us. A failure to obtain adequate funds may cause us to curtail certain operational activities, including research and development, regulatory trials, sales and marketing, and manufacturing operations, in order to reduce costs and sustain the business, and would have a material adverse effect on our business and financial condition.

Our inability to raise capital on acceptable terms in the future may cause us to delay, diminish, or curtail certain operational activities, including research and development activities, clinical trials, sales and marketing, and other operations, in order to reduce costs and sustain the business, and such inability would have a material adverse effect on our business and financial condition.

We expect capital outlays and operating expenditures to increase over the next several years as we work to expand our commercial activities, expand our development activities, conduct clinical trials, expand manufacturing operations and expand our infrastructure. We may need to raise additional capital to, among other things:

•	fund clinical trials and preclinical trials for our products as requested or required by regulatory agencies;
•	sustain commercialization of our new products;
•	expand and automate our manufacturing capabilities;
•	increase our sales and marketing efforts to drive market adoption and address competitive developments;
•	finance capital expenditures and our general and administrative expenses;
•	develop new products;
•	maintain, expand and protect our intellectual property portfolio;
•	add operational, financial and management information systems; and
•	hire additional research and development, quality control, scientific, and general and administrative personnel.

Our present and future funding requirements will depend on many factors, including but not limited to:

•	the progress and timing of clinical trials;
•	the level of research and development investment required to maintain and improve our technology position;
•	cost of filing, prosecuting, defending and enforcing patent claims and other intellectual property rights, if any;
•	our efforts to acquire or license complementary technologies or acquire complementary businesses;
•	changes in product development plans needed to address any difficulties in commercialization or changing market conditions;
•	competing technological and market developments;
•	changes in regulatory policies or laws that may affect our operations; and
•	changes in physician acceptance or medical society recommendations that may affect commercial efforts.

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We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds.” Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management may not apply our cash from this offering in ways that ultimately increase the value of any investment in our securities or enhance stockholder value. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply our cash in ways that enhance stockholder value, we may fail to achieve expected financial results, which may result in a decline in the price of our shares of common stock, and, therefore, may negatively impact our ability to raise capital, invest in or expand our business, acquire additional products or licenses, commercialize our products, or continue our operations.

Market and economic conditions may negatively impact our business, financial condition and share price.

Concerns over inflation, energy costs, geopolitical issues, the U.S. mortgage market and a declining real estate market, unstable global credit markets and financial conditions, and volatile oil prices have led to periods of significant economic instability, diminished liquidity and credit availability, declines in consumer confidence and discretionary spending, diminished expectations for the global economy and expectations of slower global economic growth going forward, increased unemployment rates, and increased credit defaults in recent years. Our general business strategy may be adversely affected by any such economic downturns, volatile business environments and continued unstable or unpredictable economic and market conditions. If these conditions continue to deteriorate or do not improve, it may make any necessary debt or equity financing more difficult to complete, more costly, and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance, and share price and could require us to delay or abandon development or commercialization plans. In addition, there is a risk that one or more of our current and future service providers, manufacturers, suppliers, hospitals and other medical facilities, our third party payers, and other partners could be negatively affected by these difficult economic times, which could adversely affect our ability to attain our operating goals on schedule and on budget or meet our business and financial objectives.

Risks Related to Intellectual Property

The extent to which we can protect our technologies through intellectual property rights that we own, acquire or license is uncertain.

We employ a variety of proprietary and patented technologies and methods in connection with our products we sell or are developing. We cannot provide any assurance that the intellectual property rights that we own or license provide effective protection from competitive threats or that we would prevail in any litigation in which our intellectual property rights are challenged. In addition, we may not be successful in obtaining new proprietary or patented technologies or methods in the future, whether through acquiring ownership or through licenses from third parties.

Our currently pending or future patent applications may not result in issued patents, and we cannot predict how long it may take for a patent to issue on any of our pending patent applications, assuming a patent does issue.

Other parties may challenge patents issued or exclusively licensed to us, or courts or administrative agencies will hold our patents or the patents we license on an exclusive basis to be valid and enforceable. We may not be successful in defending challenges made against our patents and other intellectual property rights. Any third-party challenge to any of our patents could result in the unenforceability or invalidity of some or all of the claims of such patents and could be time consuming and expensive.

The extent to which the patent rights of life sciences companies effectively protect their technologies is often highly uncertain and involves complex legal and factual questions for which important legal principles remain unresolved.

19

No consistent policy regarding the proper scope of allowable claims of patents held by life sciences companies has emerged to date in the United States. Various courts, including the U.S. Supreme Court, have rendered decisions that impact the scope of patentability of certain inventions or discoveries relating to products. These decisions generally stand for the proposition that inventions that recite laws of nature are not themselves patentable unless they have sufficient additional features that provide practical assurance that the processes are genuine inventive applications of those laws rather than patent drafting efforts designed to monopolize a law of nature itself. What constitutes a “sufficient” additional feature for this purpose is uncertain. While we do not generally rely on gene sequence patents, this evolving case law in the United States may adversely impact our ability to obtain new patents and may facilitate third-party challenges to our existing owned and exclusively licensed patents.

We cannot predict the breadth of claims that may be allowed or enforced in patents we own. For example:

•	the inventor(s) named in one or more of our patents or patent applications might not have been the first to have made the relevant invention;
•	the inventor (or his assignee) might not have been the first to file a patent application for the claimed invention;
•	others may independently develop similar or alternative technologies or may successfully replicate our product and technologies;
•

it is possible that the patents we own or in which have exclusive license rights may not provide us with any competitive advantages or may be challenged by third parties and found to be invalid or unenforceable;

•	any patents we obtain or exclusively license may expire before, or within a limited time period after, the products and services relating to such patents are commercialized;
•	we may not develop or acquire additional proprietary technologies that are patentable; and
•	others may acquire patents that could be asserted against us in a manner that could have an adverse effect on our business.

The patent prosecution process is expensive and time-consuming, is highly uncertain and involves complex legal and factual questions. Recent patent reform legislation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents.

Our success depends in large part on our ability to obtain and maintain patent protection in the United States and other countries with respect to our proprietary technology and product candidates. We seek to protect our proprietary position by filing in the United States patent applications related to our novel technologies and product candidates that are important to our business.

The patent prosecution process is expensive and time-consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection. In addition, we may not pursue or obtain patent protection in all major markets. Moreover, in some circumstances, we may not have the right to control the preparation, filing or prosecution of patent applications, or to maintain the patents, covering technology that we license from third parties. In some circumstances, our licensors may have the right to enforce the licensed patents without our involvement or consent, or to decide not to enforce or to allow us to enforce the licensed patents. Therefore, these patents and patent applications may not be prosecuted and enforced in a manner consistent with the best interests of our business. If any of our licensors fail to maintain such patents, or lose rights to those patents, the rights that we have licensed may be reduced or eliminated and our right to develop and commercialize any of our product candidates that are the subject of such licensed rights could be adversely affected.

Our pending and future patent applications may not result in patents being issued which protect our technology or products, in whole or in part, or which effectively prevent others from commercializing competitive technologies and products. In particular, during prosecution of any patent application, the issuance of any patents based on the application may depend upon our ability to generate additional nonclinical or clinical data that support the patentability of our proposed claims. We may not be able to generate sufficient additional data on a timely basis, or at all. Moreover, changes in either the patent laws or interpretation of the patent laws in the United States or other countries may diminish the value of our patents or narrow the scope of our patent protection.

Moreover, we may be subject to a third-party pre-issuance submission of prior art to the USPTO, or become involved in opposition, derivation, reexamination, inter partes review, post-grant review or interference proceedings or other patent office proceedings or litigation, in the United States or elsewhere, challenging our patent rights or the patent rights of others. An adverse determination in any such submission or proceeding could reduce the scope of, or invalidate, our patent rights; allow third parties to commercialize our technology or products and compete directly with us, without payment to us; or result in our inability to manufacture or commercialize products without infringing third-party patent rights. In addition, if the breadth or strength of protection provided by our owned and licensed patents and patent applications is threatened, it could dissuade companies from collaborating with us to license, develop or commercialize current or future product candidates.

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Obtaining and maintaining our patent protection depends upon compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

The USPTO require compliance with a number of procedural, documentary, fee payment and other provisions during the patent prosecution process and following the issuance of a patent. There are situations in which noncompliance with these requirements can result in abandonment or lapse of a patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, competitors might be able to enter the market earlier than would otherwise have been the case if our patent were in force.

We may not be able to identify infringements of our patents and accordingly the enforcement of our intellectual property rights may be difficult.

The drug substance in some of our product candidates is repurposed, which means that it is available in other pharmaceutical products for the purpose of treating indications that are different from the indications for our product candidates. It is possible that if we receive regulatory approval to market and sell our drug candidates, some patients that receive a prescription could be sold the same drug substance but not our product candidate. It would be difficult, if not impossible for us to identify such instances that may constitute an infringement of our patents. In addition, because the drug substance of some of our product candidates is repurposed, such substance may not be eligible for patent protection or data exclusivity.

Our intellectual property rights may not be sufficient to protect our competitive position and to prevent others from manufacturing, using or selling competing products.

The scope of our owned and exclusively licensed intellectual property rights will not be sufficient to prevent others from manufacturing, using or selling competing products. Competitors could purchase our product and attempt to replicate some or all of the competitive advantages we derive from our development efforts, willfully infringe our intellectual property rights, design around our protected technology or develop their own competitive technologies and thereby avoid infringing our intellectual property rights. If our intellectual property is not sufficient to effectively prevent our competitors from developing and selling similar products, our competitive position and our business could be adversely affected.

We may become involved in disputes relating to our intellectual property rights and may need to resort to litigation in order to defend and enforce our intellectual property rights.

Extensive litigation regarding patents and other intellectual property rights has been common in the medical industry. Litigation may be necessary to assert infringement claims, protect trade secrets or know-how and determine the enforceability, scope and validity of certain proprietary rights. Litigation may even be necessary to resolve disputes of inventorship or ownership of proprietary rights. The defense and prosecution of intellectual property lawsuits, USPTO interference or derivation proceedings and related legal and administrative proceedings (e.g., a re-examination) in the United States and internationally involve complex legal and factual questions. As a result, such proceedings are costly and time consuming to pursue, and their outcome is uncertain.

Even if we prevail in such a proceeding in which we assert our intellectual property rights against third parties, the remedy we obtain may not be commercially meaningful or adequately compensate us for any damages we may have suffered. If we do not prevail in such a proceeding, our patents could potentially be declared to be invalid, unenforceable or narrowed in scope, or we could otherwise lose valuable intellectual property rights. Similar proceedings involving the intellectual property we exclusively license could also have an impact on our business. Further, if any of our other owned or exclusively licensed patents are declared invalid, unenforceable or narrowed in scope, our competitive position could be adversely affected.

We may be subject to claims challenging the inventorship of our intellectual property.

We may be subject to claims that former employees, collaborators or other third parties have an interest in, or right to compensation, with respect to our current patent and patent applications, future patents or other intellectual property as an inventor or co-inventor. For example, we may have inventorship disputes arise from conflicting obligations of consultants or others who are involved in developing our product candidates. Litigation may be necessary to defend against these and other claims challenging inventorship or claiming the right to compensation. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

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If we are unable to maintain effective proprietary rights for our products, we may not be able to compete effectively in our markets.

In addition to the protection afforded by any patents currently owned and that may be granted, historically, we have relied on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable or that we elect not to patent, processes that are not easily known, knowable or easily ascertainable, and for which patent infringement is difficult to monitor and enforce and any other elements of our product candidate discovery and development processes that involve proprietary know-how, information or technology that is not covered by patents. However, trade secrets can be difficult to protect. We seek to protect our proprietary technology and processes, in part, by entering into confidentiality agreements with our employees, consultants, scientific advisors, and contractors. We also seek to preserve the integrity and confidentiality of our data, trade secrets and intellectual property by maintaining physical security of our premises and physical and electronic security of our information technology systems. Agreements or security measures may be breached, and we may not have adequate remedies for any breach. In addition, our trade secrets and intellectual property may otherwise become known or be independently discovered by competitors.

We cannot provide any assurances that our trade secrets and other confidential proprietary information will not be disclosed in violation of our confidentiality agreements or that competitors will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. Also, misappropriation or unauthorized and unavoidable disclosure of our trade secrets and intellectual property could impair our competitive position and may have a material adverse effect on our business. Additionally, if the steps taken to maintain our trade secrets and intellectual property are deemed inadequate, we may have insufficient recourse against third parties for misappropriating any trade secret.

We could face claims that our activities or the manufacture, use or sale of our products infringe the intellectual property rights of others, which could cause us to pay damages or licensing fees and limit our ability to sell some or all of our products and services.

Our research, development and commercialization activities may infringe or be claimed to infringe patents or other intellectual property rights owned by other parties of which we may be unaware because the relevant patent applications may have been filed but not yet published. Certain of our competitors and other companies have substantial patent portfolios and may attempt to use patent litigation as a means to obtain a competitive advantage or to extract licensing revenue. In addition to patent infringement claims, we may also be subject to other claims relating to the violation of intellectual property rights, such as claims that we have misappropriated trade secrets or infringed third party trademarks. The risks of being involved in such litigation may also increase as we gain greater visibility as a public company and as we gain commercial acceptance of our products and move into new markets and applications for our products.

Regardless of merit or outcome, our involvement in any litigation, interference or other administrative proceedings could cause us to incur substantial expense and could significantly divert the efforts of our technical and management personnel. Any public announcements related to litigation or interference proceedings initiated or threatened against us could cause our share price to decline. An adverse determination, or any actions we take or agreements we enter into in order to resolve or avoid disputes, may subject us to the loss of our proprietary position or to significant liabilities, or require us to seek licenses that may include substantial cost and ongoing royalties. Licenses may not be available from third parties or may not be obtainable on satisfactory terms. An adverse determination or a failure to obtain necessary licenses may restrict or prevent us from manufacturing and selling our products and offering our services. These outcomes could materially harm our business, financial condition and results of operations.

Our failure to secure trademark registrations could adversely affect our business and our ability to market our products.

Our trademark applications in the United States and any other jurisdictions where we may file may not be allowed for registration, and our registered trademarks may not be maintained or enforced. During trademark registration proceedings, we may receive rejections. Although we are given an opportunity to respond to those rejections, we may be unable to overcome such rejections. In addition, in the USPTO, third parties are given an opportunity to oppose pending trademark applications and to seek to cancel registered trademarks. Opposition or cancellation proceedings may be filed against our applications and/or registrations, and our applications and/or registrations may not survive such proceedings. Failure to secure such trademark registrations in the United States could adversely affect our business and our ability to market our and products.

We may be unable to adequately prevent disclosure of trade secrets and other proprietary information, or the misappropriation of the intellectual property we regard as our own.

We rely on trade secrets to protect our proprietary know how and technological advances, particularly where we do not believe patent protection is appropriate or obtainable. Nevertheless, trade secrets are difficult to protect. We rely in part on confidentiality agreements with our employees, consultants, third party contractors, third party collaborators and other advisors to protect our trade secrets and other proprietary information. These agreements generally require that the other party to the agreement keep confidential and not disclose to third parties all confidential information developed by us or made known to the other party by us during the course of the other party’s relationship with us. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. Monitoring unauthorized disclosure is difficult, and we do not know whether the steps we have taken to prevent such disclosure are, or will be, adequate. If we were to seek to pursue a claim that a third party had illegally obtained and was using our trade secrets, it would be expensive and time consuming, and the outcome would be unpredictable. Further, courts outside the United States may be less willing to protect trade secrets. In addition, others may independently discover our trade secrets and proprietary information and therefore be free to use such trade secrets and proprietary information. Costly and time consuming litigation could be necessary to enforce and determine the scope of our proprietary rights. In addition, our trade secrets and proprietary information may be misappropriated as a result of breaches of our electronic or physical security systems in which case we may have no legal recourse. Failure to obtain, or maintain, trade secret protection could enable competitors to use our proprietary information to develop products that compete with our products or cause additional, material adverse effects upon our competitive business position.

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Risks Related to Owning our Common Stock and Other Securities

We will incur significant increased costs as a result of the listing of our securities for trading on NASDAQ and our management will be required to devote substantial time to new compliance initiatives.

As a public company in the United States and listing our securities on NASDAQ, we will incur additional significant accounting, legal and other expenses that we did not incur before the offering. We also anticipate that we will incur costs associated with corporate governance requirements of the SEC and NASDAQ, as well as requirements under Section 404 and other provisions of the Sarbanes-Oxley Act. We expect these rules and regulations to increase our legal and financial compliance costs, introduce new costs such as investor relations, stock exchange listing fees and shareholder reporting, and to make some activities more time consuming and costly. The implementation and testing of such processes and systems may require us to hire outside consultants and incur other significant costs. Any future changes in the laws and regulations affecting public companies in the United States, including Section 404 and other provisions of the Sarbanes-Oxley Act, and the rules and regulations adopted by the SEC and NASDAQ, for so long as they apply to us, will result in increased costs to us as we respond to such changes. These laws, rules and regulations could make it more difficult or more costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our Board of Directors, our board committees, if any, or as executive officers.

You may experience immediate and substantial dilution in the book value per share of any common stock you receive in this offering.

The purchase price per share in this offering is substantially higher than the net tangible book value per share of our common stock, and, therefore, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. See “Dilution” on page 28 for a discussion of the dilution you may incur in connection with this offering.

Sales of our common stock in this offering will be taking place concurrently with common stock registered by selling shareholders which might affect the price, demand, and liquidity of our common stock.

We are registering shares of common stock to certain security holders (“Selling Shareholders”) concurrently with this offering. We issued to the Selling Shareholders senior convertible notes with warrants. The senior secured convertible notes are convertible into our common stock at the lower of $____ per share or a discount of ___% to the price of the stock issued in an anticipated public offering. The warrants have an exercise price equal to ___% of the price of the stock issued in this offering. The amount of common stock issued to the Selling Shareholders shall be ___% of the shares of our common stock that the Selling Shareholders are entitled to receive in connection with the conversion of the Selling Shareholders’ convertible notes when such senior convertible notes first become convertible. Sales by Selling Shareholders may reduce the price of our common stock, demand for the shares sold in the offering and, as a result, the liquidity of your investment.

Future sales and issuances of our common stock or rights to purchase common stock could result in additional dilution of the percentage ownership of our stockholders and could cause our share price to fall.

We expect that significant additional capital will be needed in the future to continue our planned operations, including expanding research and development, funding clinical trials, purchasing of capital equipment, hiring new personnel, commercializing, and continuing activities as an operating public company. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

Future sales of our common stock in the public market may cause our stock price to decline and impair our ability to raise future capital through the sale of our equity securities.

There are a substantial number of shares of our common stock held by stockholders who owned shares of our capital stock prior to this offering that may be able to sell in the public market. Sales by such stockholders of a substantial number of shares could significantly reduce the market price of our common stock.

Shares issued by us upon exercise of options granted under our equity plan will be eligible for sale in the public market. If any of these holders cause a large number of securities to be sold in the public market, the sales could reduce the trading price of our common stock. These sales also could impede our ability to raise capital in the future.

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In addition, even if we are successful in completing this offering, we may need to seek additional funds sooner than planned, through public or private equity or debt financings or other sources, such as strategic collaborations. Such financing may result in dilution to stockholders, imposition of debt covenants and repayment obligations, or other restrictions that may adversely affect our business. In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

“Penny stock” rules may make buying or selling our securities difficult, which may make our stock less liquid and make it harder for investors to buy and sell our securities.

If at any time in the future our shares of common stock are not listed for trading by NASDAQ and begin to trade on an over-the-counter market such as the Over- the-Counter Bulletin Board or any quotation system maintained by OTC Markets, Inc., trading in our securities will be subject to the SEC’s “penny stock” rules and, if we are not listing for trading by NASDAQ, it is anticipated that trading in our securities will continue to be subject to the penny stock rules for the foreseeable future. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by these requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

NASDAQ may delist our common stock from its exchange, which could limit investors’ ability to make transactions in our common stock and subject us to additional trading restrictions.

Should we fail to satisfy the continued listing requirements of the NASDAQ Capital Market, such as the corporate governance requirements or the minimum closing bid price requirement, NASDAQ may take steps to delist our common stock. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we would take actions to restore our compliance with the NASDAQ Capital Market’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the NASDAQ Capital Market’s minimum bid price requirement or prevent future non-compliance with the NASDAQ Capital Market’s listing requirements.

If the NASDAQ Capital Market does not maintain the listing of our securities for trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;
•	reduced liquidity with respect to our securities;
•

a determination that our shares of common stock are “penny stock” which will require brokers trading in our shares of common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;

•	a limited amount of news and analyst coverage for our company; and
•	decreased ability to issue additional securities or obtain additional financing in the future.

Therefore, it may be difficult for our stockholders to sell any shares if they desire or need to sell them.

Financial reporting obligations of being a public company in the United States are expensive and time consuming and may place significant demands on our management and other personnel.

The additional obligations of being a public company in the United States require significant expenditures and may place significant demands on our management and other personnel, including costs resulting from public company reporting obligations under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations regarding corporate governance practices, including those under the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the listing requirements of the NASDAQ Capital Market. The listing requirements of The NASDAQ Global Market require that we satisfy certain corporate governance requirements relating to director independence, distributing annual and interim reports, stockholder meetings, approvals and voting, soliciting proxies, conflicts of interest and a code of conduct. Our management and other personnel devote a substantial amount of time to ensure that we comply with all of these requirements. Moreover, despite recent reforms made possible by the JOBS Act (certain provisions of which we are taking advantage of), the reporting requirements, rules, and regulations will make some activities more time-consuming and costly, particularly after we are no longer an “emerging growth company.” Any changes that we make to comply with these obligations may not be sufficient to allow us to satisfy our obligations as a public company on a timely basis, or at all.

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In addition, as a public company we will be required to file accurate and timely quarterly and annual reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Any failure to report our financial results on an accurate and timely basis could result in sanctions, lawsuits, delisting of our shares from The NASDAQ Capital Market or other adverse consequences that would materially harm to our business. In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

We do not intend to pay cash dividends on our shares of common stock so any returns will be limited to the value of our shares.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the increase, if any, of our share price.

We are an “emerging growth company” and will be able to avail ourselves of reduced disclosure requirements applicable to emerging growth companies, which could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Investors may find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of an initial public offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission.

We have elected to use the extended transition periods for complying with new or revised accounting standards.

We have elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transaction period provided in Section 7(a)(2)(B). As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

Our management is required to devote substantial time to compliance initiatives.

As a public company, we incur significant legal, accounting and other expenses that we did not incur as a newly formed entity. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the Securities and Exchange Commission, and NASDAQ, have imposed various new requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Our management and other personnel devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations increase our legal and financial compliance costs and make some activities more time consuming and costly. We expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to incur substantial costs to maintain the same or similar coverage.

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USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of _________ shares of our common stock in this offering will be approximately $_________, assuming an offering price of $____ per share, which is the midpoint of the price range listed on the cover page of this prospectus, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their over-allotment option in full, we estimate that the net proceeds from this offering will be approximately $_________.

A $_____ increase or decrease in the assumed offering price of $_____ per share would increase or decrease the net proceeds from this offering by approximately $_________, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions.

We expect the net proceeds from this offering will allow us to fund our operations for up to ______, assuming no revenues from sales of our prescription drugs and minimal sales from our nutraceutical products, following the closing of the offering, including the completion of our planned expansion of the number of drugs we will offer to the public. We intend to use the net proceeds from this offering as follows:

Manufacturing and laboratory equipment purchases	$
New hires (manufacturing and product development)	$
IP prosecution and in-licensing	$
Offering expenses	$
Working Capital	$
Total	$

This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from manufacturing scale up, clinical trials and commercial acceptance of our products. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and we currently do not anticipate paying any cash dividends for the foreseeable future. Instead, we anticipate that all of our earnings on our common stock will be used to provide working capital, to support our operations, and to finance the growth and development of our business, or investment in, businesses, technologies or products that complement our existing business. Any future determination relating to dividend policy will be made at the discretion of our Board and will depend on a number of factors, including, but not limited to, our future earnings, capital requirements, financial condition, future prospects and other factors our Board might deem relevant.

26

CAPITALIZATION

The following table sets forth our consolidated capitalization, as of March 31, 2018, and on a pro forma basis giving effect to the sale of _________ shares of common stock by us in this offering at the estimated offering price of $____ per share after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

	March 31, 2018
	Actual	As Adjusted
Loan payable	$33,526	$
Notes payable	700,000
Convertible promissory notes, net of $634,550 unamortized discount	3,290,450
Derivative liability	65,961
Total current debt obligations	4,185,400

Stockholders’ equity:
Common stock: $0.001 par value; authorized 75,000,000 shares; 23,951,252 and 23,901,252 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	23,952
Additional paid-in capital	17,240,845
Stock payable	1,553,328
Accumulated deficit	(20,770,435)
Total CURE Pharmaceutical Holding Corp. stockholders’ deficit	(1,952,310)
Noncontrolling interest in subsidiary	40,209
Total stockholders’ equity (deficit)	(1,912,310)

Total debt obligations and stockholders’ equity (deficit)	(2,273,090)

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DILUTION

Purchasers of our common stock in this offering will experience an immediate and substantial dilution in the as adjusted net tangible book value of their shares of common stock. Dilution in as adjusted net tangible book value represents the difference between the public offering price per share and the as adjusted net tangible book value per share of our common stock immediately after the offering.

The historical net tangible book value of our common stock as of March 31, 2018 was $(2,808,312) or $(0.12) per share. Historical net tangible book value per share of our common stock represents our total tangible assets (total assets less intangible assets) less total liabilities divided by the number of shares of common stock outstanding as of that date. On a pro forma basis, after giving effect to the sale of _________ shares in this offering at an assumed offering price of $______ per share for net proceeds of approximately $______, as if such offering had occurred at the end of the March 31, 2018, our pro forma net tangible book value as of March 31, 2018 would have been approximately $[*], or approximately $[*] per share of our common stock. This represents an immediate increase in as adjusted pro forma, net tangible book value per share of $[*] to the existing stockholders and an immediate dilution in as adjusted pro forma net tangible book value per share of $[*] to new investors who purchase shares in the offering. The following table illustrates this per share dilution to new investors:

Assumed public offering price per share	$
Historical net tangible book value per share as of March 31, 2018	$
Pro forma net tangible book value (deficit) per share as of March 31, 2018
Increase in as adjusted pro forma net tangible book value per share attributable to the offering
Dilution in net tangible book value per share to new investors	$

If the underwriters exercise their option to purchase additional shares in full, the as adjusted net tangible book value per share after giving effect to the offering would be $______ per share. This represents an increase in as adjusted net tangible book value of $______ per share to existing stockholders and dilution in as adjusted net tangible book value of $______ per share to new investors.

A $1.00 increase in the assumed public offering price of $______ per share of common stock would increase our as adjusted net tangible book value by $______ to approximately $______ per share, and dilution per share to new investors to approximately $______ per share, assuming that the number of shares of common stock offered by us remains the same. A $1.00 decrease in in the assumed public offering price of $______ per share of common stock would decrease our as adjusted net tangible book value by $______ to approximately $______ per share and dilution per share to new investors by approximately $______ per share.

If the underwriters’ option to purchase additional shares to cover over-allotments is exercised in full, our existing stockholders would own approximately ______ % and our new investors would own approximately ______ % of the total number of shares of our common stock outstanding after this offering, and before sales of any of the shares by the Selling Shareholders.

Sales of ______ shares of common stock by the Selling Shareholders in the offering covered by a separate prospectus (calculated using the midpoint of the price range listed on the cover page of this prospectus and assuming the conversion of all the notes held the selling shareholders) will reduce the number of shares of common stock held by existing stockholders to approximately ______ % of the total shares of common stock outstanding after this offering, and will increase the shares held by new investors to approximately ______ % of the total shares of common stock outstanding after this offering.

To the extent that outstanding options or warrants are exercised and outstanding convertible notes are converted into common stock, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read together with our consolidated financial statements and related notes that are included elsewhere in this prospectus. This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the caption “Risk Factors” or in other parts of this prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”

Company History

CURE Pharmaceutical Holding Corp. (the “Company”) was incorporated in the State of Nevada on May 15, 2014. The Company was formerly named Makkanotti Group Corp. which was formed to engage in the business of manufacturing food paper bags in Nicosia, Cyprus.

On November 7, 2016, the board of directors and the majority stockholder of the then outstanding shares of the registrant’s common stock executed a written consent to change the registrant’s name to CURE Pharmaceutical Holdings Corp. from Makkanotti Group Corp. The Certificate of Amendment to Articles of Incorporation was filed with the State of Nevada on November 30, 2016.

Our wholly owned subsidiary and operating business, CURE Pharmaceutical Corporation, located in Oxnard, California was originally incorporated in July 2011.

Industry Overview and Trends

The pharmaceutical industry is facing ever-growing R&D expenditure and fewer new drug approvals as a result of increasing regulation, a failure to predict safety problems or a lack of efficacy early in a drug’s development, and high investment in new technologies to improve the speed and accuracy of drug development. In addition to these challenges to the industry’s operators, many leading drugs are coming off-patent, creating a need to fill revenue gaps. The pharmaceutical industry is also challenged by the many patients who do not adhere to a regime of prescription drugs because of side effects, difficulty in administration or the taste of a drug. According to HealthPrize and Capgemini, the loss of global revenues by drug makers due to non-adherence to medicines is $630 billion every year.

Improved formulations can address these many challenges by cutting down development costs, reducing the time to market, extending product patent protection, improving patient compliance and increasing drug efficacy. For example, reformulation can enable drug repositioning, the process of finding new uses for failed drugs, such as those abandoned for lack of efficacy after Phase II trials, or marketed drugs for which new uses will extend patent life and, therefore, profitability.

The FDA approves more reformulations than new chemical entities (NCEs) each year under Section (505)(b)(2) of the Food, Drug, and Cosmetic Act, (“505(b)(2)”) the FDA. The number of 2017 NDA approvals that used the 505(b)(2) regulatory pathway rose dramatically from 45 approvals in each of the last two years to an all-time high of 63 in 2017. Under Section (505)(b)(2), the FDA may grant market exclusivity for a term of up to three years of exclusivity following approval of a listed drug that contains previously approved active ingredients but is approved in a new dosage, dosage form, route of administration or indication for use. Taken together, the exclusivity period of a drug and the lower R&D cost for reformulating a drug, have led to pharmaceutical companies taking a keen interest in reformulating their drugs as part of their lifecycle management protocols.

We are a drug formulation and delivery technology company that researches and manufactures novel dosage forms to improve drug safety, efficacy and patient adherence. Our mission is to improve lives by redefining how medications are delivered and experienced. Our business strategy is to develop products using our proprietary technology, license the product rights to partners responsible for clinical development, regulatory approval, marketing and sales and retain exclusive manufacturing rights. We operate a 25,000 sq ft cGMP manufacturing plant in Oxnard, CA.

Technology

Our technology platform includes oral dissolving film (ODF) and transdermal formulations. We apply our technology to pharmaceutical drugs and dietary supplements.

ODF products are about the size of a postage stamp and composed of excipients such as polymers, stabilizers, lipids and surfactants which are all generally recognized as safe. They can be designed to deliver active ingredients to the gastrointestinal tract (GI) when placed on the tongue and swallowed, or directly to the blood stream when placed under the tongue (sublingual) or on the inner lining of the cheek and lip (buccal).

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Sublingual and buccal drug delivery are non-invasive routes for drug delivery that allows for absorption directly into the vascularized tissue in the mouth, avoiding degradation of the active molecule in the stomach, intestines and liver. These routes can reduce overall drug exposure and toxicities.

As an ODF, active ingredients are often pre-solubilized within the film matrix which can accelerate the onset of action, whether the GI is targeted of the systemic circulation. Active ingredients can also be encapsulated within the film matrix which can cause a sustained release profile. Combined sustain release and rapid release strategies can be achieved with ODFs.

ODFs can be designed for rapid dissolution or slower dissolution in the case of a buccal patch. In each case, ODFs must mask the taste of the active ingredient if unpalatable, throughout the dissolution process. The self dissolution nature of ODF means that no water or swallowing are required for administration, improving medication adherence - especially among the elderly, children, and in conditions where patients have difficulty in swallowing.

The CUREfilm platform is a scalable and versatile formulation and drug delivery system for both oral (ODF) and transdermal (skin) delivery. CUREfilm formulations can improve or match the pharmacokinetics of drugs depending on the desired outcome. The platform is compatible with a broad spectrum of molecules and can be applied to investigational and marketed drugs or dietary supplements.

Our CUREfilm transdermal technology has been tested at laboratory scale on a dozen different molecules.

Our CUREfilm ODF technology, which is our core focus, has been used to develop hundreds of products at laboratory scale and over 20 products at commercial scale.

Intellectual Property

The competitive advantages of the CUREfilm platform and products over other ODF technology and products are protected by issued and pending patents, as well as trade secrets such as proprietary equipment design and manufacturing processes which allow us to produce CUREfilm products at commercial scale in a cGMP environment.

	Serial No. /	Filing Date/
Title	Patent No.	Application Date	Type	Status
Method and apparatus for minimizing heat, moisture,
and shear damage to medicant	11/836,758	8/9/2007	Utility	Issued
Method and apparatus for minimizing heat, moisture,
and shear damage to medicant	14/490,959	19-Sept9/19/14	Utility	Issued
Edible films for administration of medicaments to animals	10/921,770	18-Aug-04	Utility	Issued
Methods for modulating dissolution, bioavailability,
bioequivalence	11/371,167	7-Mar-06	Utility	Issued
Pharmaceutical Composition and Method of Manufacturing	14/255,296	17-Apr-14	Utility	Issued
Pharmaceutical Composition and Method of Manufacturing	14/723,980	28-May-15	Utility	Issued
Pharmaceutical Composition and Method of Manufacturing	14/694,303	23-Apr-15	Utility	Issued
Pharmaceutical Composition and Method of Manufacturing	14/934,940	6-Nov-15	Utility	Pending
Pharmaceutical Composition with Ionically Crosslinked
Polymer Encapsulation of Active Ingredient	15/315,264	30-Nov-16	Utility	Pending
Method and Apparatus For Minimizing Heat, Moisture,
and Shear Damage To Medicants and Other Compositions
During Incorporation of Same with Edible Films	15/666,057	1-Aug-17	Utility	Pending
Thin Film with High Load of Active Ingredient	13/890,875	9-May-13	Utility	Pending
Thin Film with High Load of Active Ingredient	14/069,239	31-Oct-13	Utility	Pending
Thin Film with High Load of Active Ingredient	2.0148	9-May-13	CN	Pending
High dosage dissolvable films for oral administration	62/521,463	18-Jun-17	PRV	Pending
Dose dispensing apparatus, systems, and methods	62/574,647	19-Oct-17	PRV	Pending
Methods and Compositions For Improving Sleep	62/680,325	4-Jun-18	PRV	Pending

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Business Strategy

Our commercial strategy seeks to mitigate risk by pursuing a diversified model.

1.

Dietary supplements. We manufacture select dietary supplements that complement our portfolio and align with our mission which are white labeled and distributed by third parties. Dietary supplements are regulated under the Dietary Supplement Health and Education Act of 1994 (DSHEA) under which supplements are effectively by the FDA for Good Manufacturing Practices under 21 CFR Part 111 but do not require FDA approval. By developing, manufacturing and selling dietary supplement, we can generate modest short term revenue while and improving our production capabilities.

2.

Pharmaceuticals. We partner with companies that are responsible for clinical development, regulatory approval, marketing and sales of the products. We provide the Chemistry, Manufacturing, and Controls (CMC) documentation required for regulatory submissions and in some instances, we may conduct the preclinical testing. Deal terms may include upfront licensing fees, development costs, milestone payments, royalties and exclusive manufacturing rights. Within this category, we are further diversifying risk and return by pursuing both competitive differention of marketed drugs (product life cycle opportunities) and improved pharmacokinetics of investigational drugs. While we currently commercially manufacture dietary supplements in our facility, we are undertaking steps to scale up manufacturing of pharmaceutical drugs for clinical and commercial use.

3.

Cannabinoids. We are researching and developing drugs in the cannabinoid family of molecules. The oral bioavailability of cannabinoids is very low due to extensive gut and liver metabolism. Consequently, potency and release times are unpredictable and inconsistent. Moreover, cannabinoids don’t readily dissolve in water which adds to dosing difficulties and discrepancies. In addition to improving bioavailability, CUREfilm technology enables the loading of combinations of cannabinoids and other plant extracts that, together, provide maximum therapeutic benefit. Development and manufacturing of cannabinoid drugs are regulated by the FDA and the Drug enforcement Agency (DEA). A research license filed with the DEA in January 2018 was determined to be submitted in error given our proposed activities. As such, we have applied for a Schedule 1 manufacturer license with the DEA.

4.

Underserved patient populations. Consistent with our mission of improving the lives of all people in need, regardless of geography or economic status, we licensed our technology to our majority-owned subsidiary, Oak Therapeutics, for the development of novel drug formulations for patients in developing nations such as a rapidly dissolving film to treat tuberculosis.

Growth Strategy

We will drive growth by (1) securing additional distributors for our dietary supplements, (2) out licensing rights to our drug products in available territories; (3) in-licensing novel drug delivery technologies and cannabinoid related patents and (4) developing additional ODF drug products with biotech and pharmaceutical partners.

Product Portfolio

Our product portfolio includes dietary supplements and prescription drugs. To manufacture our products, we depend on raw material suppliers and packaging material suppliers. There are several global suppliers of packaging laminate appropriate for dietary supplements and drug product ODFs. We are currently purchasing our packaging laminate from Glenroy Inc. and Bemis Company.

CURE 3068

This is a melatonin-containing sleep aid CUREfilm ODF that is manufactured and sold as a dietary supplement. Our non-exclusive distributor is ID Life, a health and wellness company focused on customized nutrition and selling within the United States. We have an open purchase order with ID Life for 3,210,252 units of product in 2018.

CURE 5003

We are developing a sildenafil CUREfilm ODF for p.o. administration. On August 1, 2017, we entered into a development agreement with an undisclosed partner for China, Hong Kong, Japan, Korea, Singapore, Philippines, Taiwan, Vietnam and Thailand. The product which will be launched for the treatment of erectile disorder, is in late stage development. We are qualifying the API supplier and contract packaging partner.

CURE 5067

We are developing a 50,000IU, once per week, vitamin D3 CUREfilm ODF for p.o. administration. On February 18, 2017, we entered into an exclusive 5-year license and distribution agreement with Meroven Limited in the MENA region: Iraq, Saudi Arabia, Yemen, Syria, UAE, Jordan, Palestine, Lebanon, Oman, Kuwait, Qatar, Bahrain, Sudan, Egypt, Tunisia, Morocco, Algeria and Africa. The product is currently in the optimization development stage.

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CURE 5079

This is a novel sleep aid CUREfilm ODF that will be manufactured and sold as a dietary supplement. A purchase order was placed on February 22, 2018 by a distributor in the United States. In order to protect CURE’s and our partner’s competitive advantage, no further details of the product can be disclosed at this stage.

CURE 5198

We are developing a Palmitoylethanolamine (PEA) & Dronabinol (THC) CUREfilm ODF for buccal administration. On October 27, 2017, we entered into a development agreement with Therapix Biosciences for worldwide rights. The product is in formulation development for PEA. We will need our DEA license to incorporate THC into the product.

CURE 5200

We are developing a novel CUREfilm ODF substrate with an undisclosed partner. On June 4, 2018, we entered into a development agreement with an undisclosed partner for product development feasibility of CURE 5200. In order to protect CURE’s and our partner’s competitive advantage, no further details of the product can be disclosed at this stage.

CURE 5209

We are developing a CUREfilm ODF for mood enhancement as a dietary supplement. On May 30, 2018, we entered into a development agreement with an undisclosed partner for product development feasibility of CURE 5209. In order to protect CURE’s and our partner’s competitive advantage, no further details of the product can be disclosed at this stage.

Dependence on Major Customers

We currently rely on a few distributors for our dietary supplements. We also depend upon a limited number of partners to provide funding for the development of our products, to assist in obtaining regulatory approvals that are required in order to commercialize these products, and to market and sell our products.

Competition

We compete with other companies within the drug delivery industry that may have a competitive advantage over us due to their greater size, cash flows and institutional experience. Some of these drug delivery competitors include Aquestive Therapeutics Inc (formerly Monosol Rx), Tesa-Labtec GmbH, BioDelivery Sciences International, Inc., LTS Lohmann Therapy Systems Corp and IntelGenx. New entrants such as Zim Laboratories in India and CMG Pharmaceuticals in Korea are also pursuing ODF products. Some of these competitors, such as IntelGenx are also pursuing cannabinoid formulations.

Our cannabinoid product candidates may compete with medical and recreational marijuana, in markets where the recreational and/or medical use of marijuana is legal. There is support in the United States for further legalization of marijuana. In markets where recreational and/or medical marijuana is not legal, our product candidates may compete with marijuana purchased in the illegal drug market. We cannot assess the extent to which patients may utilize marijuana obtained illegally for the treatment of the indications for which we are developing our product candidates.

Government Regulations

In the U.S., the FDA regulates drug products under the Federal Food, Drug and Cosmetic Act (the “FDCA”), and other laws within the Public Health Service Act. Failure to comply with applicable U.S. requirements, both before and after approval, may subject us to administrative and judicial sanctions, such as a delay in approving or refusal by the FDA to approve pending applications, warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, and/or criminal prosecutions. Before our drug products are marketed they must be approved by the FDA. The steps required before a novel drug product is approved by the FDA include: (1) pre-clinical laboratory, animal, and formulation tests; (2) submission to the FDA of an Investigational New Drug Application (“IND”) for human clinical testing, which must become effective before human clinical trials may begin; (3) adequate and well-controlled clinical trials to establish the safety and effectiveness of the product for each indication for which approval is sought; (4) submission to the FDA of a New Drug Application (“NDA”) or an ANDA, for generic drugs. In certain cases, an application for marketing approval may include information regarding safety and efficacy of a proposed drug that comes from studies not conducted by or for the applicant. Such applications, known as a 505(b)(2) NDA, are permitted for new drug products that incorporate previously approved active ingredients, even if the proposed new drug incorporates an approved active ingredient in a novel formulation or for a new indication; (5) satisfactory completion of an FDA inspection of the manufacturing facility or facilities at which the drug product is produced to assess compliance with cGMP and FDA review; and finally (6) approval of an NDA or ANDA.

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The cost of complying with the foregoing requirements, including preparing and submitting an NDA or ANDA, may be substantial. Accordingly, we typically rely upon our partners in the pharmaceutical industry to spearhead and bear the costs of the FDA approval process. We also seek to mitigate regulatory costs by focusing on 505(b)(2) NDA opportunities. By applying our drug delivery technology to existing drugs, we seek to develop products with lower research & development expenses and shorter time-to-market timelines as compared to regular NDA products.

In addition, our facility will require licensed by the U.S. Drug Enforcement Administration to produce scheduled controlled substances, such as cannabinoids.

Research and Development Expense

Our R&D expenses, net of R&D tax credits, for the year ended December 31, 2017 increased by $673,972 to $1,427,341, compared with $753,369 for the year ended December 31, 2016. The increase in R&D expenditure is explained in the section of this report entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

Environmental Compliance

Our research and development activities involve the controlled use of hazardous materials and chemicals. We are subject to federal, state and local laws and regulations governing the use, storage, handling and disposal of these materials and specific waste products. We are also subject to numerous environmental, health and workplace safety laws and regulations, including those governing laboratory procedures, exposure to blood-borne pathogens and the handling of bio-hazardous materials. The cost of compliance with these laws and regulations could be significant and may adversely affect capital expenditures to the extent we are required to procure expensive capital equipment to meet regulatory requirements. At this time, we believe that we are in compliance with environmental regulations applicable to our research and development and manufacturing facility located in Oxnard, California.

Employees

As of the date of this filing, we have 15 full-time and 2 part-time employees. None of our employees are covered by collective bargaining agreements. We consider our relations with our employees to be good.

RESULTS OF OPERATIONS

Comparison of the Three Months Ended March 31, 2018 and 2017

	For the Three Months Ended March 31, 2018	For the Three Months Ended March 31, 2017
Revenues	105,014	31,945
Cost of goods sold	59,086	35,550
Gross profit (loss)	45,928	(3,605)

Research and development expenses	426,529	219,620
Selling, general and administrative expenses	1,018,510	2,402,547
Total costs and expenses	1,445,039	2,622,167
Net loss from operations	(1,399,111)	(2,625,772)

Other income (expense):
Change in derivative liability	24,777	-
Other income / (expense)	(100,348)	7,581
Interest expense	(433,830)	(2,151)
Other income (expense)	(509,401)	5,430
Net loss before noncontrolling interest	(1,908,512)	-
Noncontrolling interest	(6,676)	-
Net loss attributed to stockholders	$(1,901,836)	$(2,620,342)

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Revenue

Revenues for the three months ended March 31, 2018 were $105,014 as compared to $31,945 for the three months ended March 31, 2017. The increase was principally due to the Company increased orders from ID Life, LLC for Sleep Strips. Revenues earned from ID Life have increased by 152% for the three months ended March 31, 2018 compared to the same period in 2017. In addition, the Company completed phases I and II of our research and development agreement with Aveneon Technology Ltd. for the development of a Sildenafil ODF during the three months ended March 31, 2018. The Company did not generate this type of revenue in the three months ended March 31, 2017.

Cost of Goods Sold

Cost of goods sold was $59,086 in the three months ended March 31, 2018 compared to $35,550 in the three months ended March 31, 2017. Cost of goods sold increased by $23,536 in the three months ended March 31, 2018 compared to the three months ended March 31, 2017, which was primarily due to the increased sales to ID Life for Sleep Strips. In addition, the Company generated revenue from ID Life on higher margin products in the three months ended March 31, 2018 compared to the same period in 2017.

Research and Development Expenses

For the three months ended March 31, 2018, research and development expenses increased to $426,529 compared to the three months ended March 31, 2017 of $219,620. As the Company was able to raise funds during 2017 and the first quarter of 2018 by issuing convertible promissory notes, we were able to continue to focus on advancing product development and securing new intellectual property in partnership with pharmaceutical, bioscience and other companies. This is evidenced by work performed under development and/or supply agreements for Sildenafil CUREfilm, PEA and Dronabinol CUREfilm, Vitamin D3 CUREfilm and b Caryophylene-based sleep aid CUREfilm. Furthermore, we incurred expenses funding preclinical cannabinoid research at the Technion – Israel Institute of Technology, where the laboratory of Dr. Dedi Meiri is identifying specific combinations of cannabinoids with anti-tumor effects.

Selling, General and Administrative Expenses

Selling, general and administrative expenses for the three months ended March 31, 2018 amounted to $1,018,510, and for the three months ended March 31, 2017 amounted to $2,402,547. For the three months ended March 31, 2018 and 2017, selling, general and administrative expenses were mainly comprised of amortization, commission, insurance, payroll, consulting, investor relation services, PR services and rent expenses. The decrease in the three months ended March 31, 2018 compared to the three months ended March 31, 2017 was mainly due to the decrease in noncash transactions of $1.6 million relating to common stock issued for consulting services and recording the fair value of warrants issued for services recorded in the three months ended March 31, 2017 compared to the same period in 2018. However, the decrease was offset by the increases in payroll, legal, accounting, investor relations, and PR services.

Other Income/Expenses

Other expenses for the three months ended March 31, 2018 amounted to $509,401 and other income for the three months ended March 31, 2017 amounted to $5,430. The increase in other expenses is due to the company recording interest expense of $433,830 relating to the amortization of beneficial conversion features and fair value of warrants issued.

Comparison of the Years Ended December 31, 2016 and 2017

	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016
Revenues	180,404	84,165
Cost of goods sold	180,629	153,330
Gross loss	(225)	(69,165)

Research and development expenses	1,427,341	753,369
Selling, general and administrative expenses	5,914,541	3,103,710
Total costs and expenses	7,341,882	3,857,079
Net loss from operations	(7,342,107)	(3,926,244)

Other income (expense):
Change in derivative liability	742,109	-
Other income / (expense)	18,487	(109,664)
Interest expense	(1,582,184)	(121,572)
Other income (expense)	(821,588)	(231,236)
Net loss before noncontrolling interest	(8,163,695)	-
Noncontrolling interest	(13,810)	-
Net loss attributed to stockholders	$(8,149,885)	$(4.157,480)

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Revenues

Revenues for the year ended December 31, 2017 were $180,404, an increase from $84,165 generated in the year ended December 31, 2016. Revenues have increased by $96,239 in the year ended December 31, 2017 compared to the year ended December 31, 2016. The increase was due to the increase in sales to one customer for our Sleep ODF product and we expect to see a larger increase in 2018 as well. In addition, the Company completed two research and development deals with two customers during the year ended December 31, 2017. The Company did not generate this type of revenue in the year ended December 31, 2016.

Cost of Goods Sold

Cost of goods sold was $180,629 in the year ended December 31, 2017 compared to $153,330 in the year ended December 31, 2016. Cost of goods sold increased by $27,299 in the year ended December 31, 2017 compared to the year ended December 31, 2016. During the year ended December 31, 2017, the Company incurred higher sales in both compared to the year ended December 31, 2016 resulting in higher cost of goods sold for the year ended December 31, 2017 compared to the same period in 2016.

Selling, General and Administrative Expenses

Selling, general and administrative expenses for the year ended December 31, 2017 amounted to $5,914,514, and for year ended December 31, 2016 amounted to $3,103,710. For the year ended December 31, 2017 and 2016, selling, general and administrative expenses were mainly comprised of amortization, commission, insurance, payroll, consulting, marketing, public company expenses, legal, accounting, facility rent and travel expenses. The increase in the selling, general and administrative expenses during the year ended December 31, 2017 compared to the year ended December 31, 2016 was due to the increase in payroll as well as noncash transactions relating to amortization of common stock issued for consulting services, commissions and recording the fair value of warrants issued for services totaling $3,143,805. In addition, the Company increased our marketing expenses during the year-ended December 31, 2017 compared to the same period in 2016 as we began to rebrand the Company

Research and Development Expenses

For the year ended December 31, 2017, research and development expenses increased to $1,427,341 compared to the year ended December 31, 2016 of $753,369. As the Company was able to raise funds during 2016 and 2017 by issuing convertible promissory notes, we were able to continue to focus on advancing product development and securing new intellectual property in partnership with pharmaceutical, bioscience and other companies. This is evidenced by work performed under development and/or supply agreements for Sildenafil CUREfilm, PEA and Dronabinol CUREfilm, Vitamin D3 CUREfilm and b Caryophylene-based sleep aid CUREfilm. Furthermore, we incurred expenses funding preclinical cannabinoid research at the Technion – Israel Institute of Technology, where the laboratory of Dr. Dedi Meiri is identifying specific combinations of cannabinoids with anti-tumor effects. In addition, our subsidiary Oak Therapeutics, Inc. completed a Phase I Small Business Innovative Research Contract (“SBIR”) from the National Institutes of Health to develop a formulation for 300mg of Isoniazid in a rapidly dissolving film for the treatment of tuberculosis.

Other Income/Expenses

Other income/expenses for the years ended December 31, 2017 and 2016 amounted to $821,588 and $231,236, respectively. The increase of $590,352 is mainly due to the company recording the change in derivative liability of $742,109 offset by the increase in interest expense of $1,460,612 due to the Company recording the amortization of beneficial conversion features and fair value of warrants issued.

LIQUIDITY AND CAPITAL RESOURCES

For the Three Months ended March 31, 2018

As of March 31, 2018, our total assets were $3,877,124 comprised of cash of $840,577, accounts receivable of $39,907, inventory of $69,987, prepaid expenses and other assets of $1,592,719, net property and equipment of $328,855, net intangibles of $896,211, and other assets of $108,868. Our total liabilities were $5,789,225 comprised of accounts payable of $559,205, accrued expenses of $183,599, current portion of loan and note payables of $733,526, convertible promissory notes of 3,290,450, derivative liability of 65,961, deferred revenue of $396,484 and license fees of $560,000.

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Cash flows used in operating activities

For the three months ended March 31, 2018, operating activities consumed $1,153,586 of cash. This was primarily the result of a net loss of $1,908,512, offset by depreciation and amortization of $34,954, amortization of stock based compensation – prepaid expenses of $237,689, amortization of loan discounts of $360,089 as well as the changes in accounts receivable of $35,543, inventory of $24,991, prepaid expenses of $58,813, accounts payable of $14,225, accrued expenses of $53,621 and deferred revenue of $35,022.

Cash flows used in investing activities

Investment activities used an additional $22,187 of cash during the three months ended March 31, 2018, primarily as a result of payments for patents and costs associated in the development and improvement of our intellectual property of $6,638 and acquisition of property and equipment of $15,549.

Cash flows provided by financing activities

Financing activities used $1,908,101 of cash for the three months ended March 31, 2018, primarily as the result of proceeds from the issuance of convertible promissory notes of $2,025,000 and repayments of convertible promissory note and loan payables of $116,899.

For the Year ended December 31, 2017

As of December 31, 2017, our total assets were $2,099,885 comprised of cash of $108,249, accounts receivable of $4,364, inventory of $44,996, prepaid expenses and other assets of $586,888, net property equipment of $337,361, net intangibles of $900,472 and other assets of $117,555. Our total liabilities were $4,089,071 comprised of accounts payable of $544,980, accrued expenses of $129,978, current portion of loan and note payables of $850,425, current portion of convertible promissory notes of $1,551,488, derivative liability of $90,738, deferred revenue of $361,462, and license fees of $560,000.

As of December 31, 2016, our total assets were $2,835,092 comprised of cash of $1,106,142, accounts receivable of $7,049, inventory of $81,285, prepaid expenses and other assets of $223,879, net property equipment of $370,648, net intangibles of $894,510, and other assets of $151,579. Our total liabilities were $1,118,039 comprised of accounts payable of $265,386, accrued expenses of $26,305, current portion of loan and note payables of $83,277, current portion of capital lease payable of $9,453, deferred revenue of $173,618, and license fees of $560,000.

Cash flows used in operating activities

For the year ended December 31, 2017, operating activities consumed $3,555,668 of cash. This was primarily the result of a net loss of $8,149,885, offset by depreciation and amortization of $164,596, amortization of warrants granted for discount of convertible promissory notes of $535,195, warrants granted for commission expense $832,000, amortization of prepaid stock-based compensation of $2,311,805, amortization of loan discounts of $953,179 and the change in derivative liability of $742,109 as well as the changes in prepaid expenses and other assets of $104,091, accounts payable of $279,594, accrued expenses of $102,882 and deferred revenue of $187,844.

For the year ended December 31, 2016, operating activities consumed $3,516,430 of cash. This was primarily the result of a net loss of $4,157,480, offset by depreciation and amortization of $172,608 and warrants granted for services of $607,906 as well as the changes in inventory of $110,180, prepaid expenses and other assets of $185,757, and accounts payable of $298,204.

Cash flows used in investing activities

Investment activities used an additional $88,920 of cash during the year ended December 31, 2017, primarily due to cash from the acquisition of Oak Therapeutics of $65,702, payments for patents and costs associated in the development and improvement of our intellectual property of $49,480, investment in joint venture of $5,000 and acquisition of property and equipment of $100,142.

Investment activities used an additional $206,767 of cash during the year ended December 31, 2016, primarily due to payments for patents and costs associated in the development and improvement of our intellectual property of $45,930, payment for a note receivable of $18,290, investment in joint venture of $20,421 and acquisition of property and equipment of $122,126.

Cash flows provided by financing activities

Financing activities provided $2,646,695 of cash for the year ended December 31, 2017, primarily as the result of proceeds from the issuance of convertible promissory notes of $2,855,549 and repayments of convertible promissory note and loan payables of $199,401 and capital lease payments of $9,453.

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Financing activities provided $4,815,987 of cash for the year ended December 31, 2016, primarily as the result of proceeds from the issuance of convertible promissory notes of $5,855,575 and repayments of convertible promissory note and loan payables of $1,039,588.

The financial statements in this Form 10-K are presented on the basis that the Company is a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a year from the date of the financial statements.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CRITICAL ESTIMATES AND JUDGMENTS

The preparation of the Company’s financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management evaluates its estimates and judgments, including those related to receivables and accrued expenses. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable based on the circumstances. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of the Company’s financial statements include estimates as to the appropriate carrying value of the Company’s intangible assets, the amount of stock compensation, and the amount of accrued liabilities that are not readily attainable from other sources. These accounting policies are described at relevant sections in this discussion and analysis and in the notes to the consolidated financial statements.

CRITICAL ACCOUNTING POLICIES

The preparation of financial statements in conformity with generally accepted accounting principles of the United States (“U.S. GAAP”) requires estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities in the financial statements and accompanying notes. The SEC has defined a company’s critical accounting policies as the ones that are most important to the portrayal of the company’s financial condition and results of operations, and which require the company to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, we have identified the critical accounting policies and judgments addressed below. We also have other key accounting policies, which involve the use of estimates, judgments, and assumptions that are significant to understanding our results. For additional information, see Note 2 – “Summary of Significant Accounting Policies”. Although we believe that our estimates, assumptions, and judgments are reasonable, they are based upon information presently available. Actual results may differ significantly from these estimates under different assumptions, judgments, or conditions.

Impairment of Long-Lived Assets

Long-lived assets include equipment and intangible assets other than those with indefinite lives. We assess the carrying value of our long-lived asset groups when indicators of impairment exist and recognize an impairment loss when the carrying amount of a long-lived asset is not recoverable when compared to undiscounted cash flows expected to result from the use and eventual disposition of the asset.

Indicators of impairment include significant underperformance relative to historical or projected future operating results, significant changes in our use of the assets or in our business strategy, loss of or changes in customer relationships and significant negative industry or economic trends. When indications of impairment arise for a particular asset or group of assets, we assess the future recoverability of the carrying value of the asset (or asset group) based on an undiscounted cash flow analysis. If carrying value exceeds projected, net, undiscounted cash flows, an additional analysis is performed to determine the fair value of the asset (or asset group), typically a discounted cash flow analysis, and an impairment charge is recorded for the excess of carrying value over fair value. The Company did not write off any patents during the year ended December 31, 2017. The Company wrote off $58,522 of patents during the year ended December 31, 2016.

Going Concern

The Company has an accumulated deficit balance as of December 31, 2017 and net loss during the year ended December 31, 2017; the Company’s financial statements are prepared using U.S. GAAP applicable to a going concern for the next twelve months from the date of this filing, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it establishes a revenue stream and becomes profitable. The Company is continually analyzing its current costs and is attempting to make additional cost reductions where possible. We expect that we will continue to generate losses from operations throughout 2018.

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In order to continue as a going concern and to develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through borrowing and/or sales of equity and debt securities. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

Specifically, management has identified that a minimum of $4,000,000 of capital is needed over the next 12 months in order sustain operations. These capital needs take into account, among other things, management’s plans to advance intellectual property, maintenance of patents, upgrades for manufacturing and to hire personnel for business development. Management has outlined a plan to raise $8,000,000 to $10,000,000 in capital over the next 12 months through either the issuance of shares of the Company’s common stock to accredited investors or issuance of convertible promissory notes to accredited investors. Management believes that the capital raised through these methods will be sufficient to sustain operations for the next 12 months. However, the outcome of these matters cannot be predicted with certainty at this time.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary if the Company is unable to continue as a going concern.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2017 and 2016. The respective carrying value of certain on-balance-sheet financial instruments, approximate their fair values. These financial instruments include cash, accounts receivable, accounts payable, accrued expenses and notes payable. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

The Company uses fair value measurements under the three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure for fair value measures. The three levels are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
•

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

Recent Accounting Pronouncements

In January 2016, the FASB issued an accounting standard update which requires, among other things, that entities measure equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) at fair value, with changes in fair value recognized in earnings. Under the standard, entities will no longer be able to recognize unrealized holding gains and losses on equity securities classified today as available for sale as a component of other comprehensive income. For equity investments without readily determinable fair values the cost method of accounting is also eliminated, however subject to certain exceptions, entities will be able to elect to record equity investments without readily determinable fair values at cost, less impairment and plus or minus adjustments for observable price changes, with all such changes recognized in earnings. This new standard does not change the guidance for classifying and measuring investments in debt securities and loans. The standard is effective for us on July 1, 2018 (the first quarter of our 2019 fiscal year). The Company is currently evaluating the anticipated impact of this standard on our consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Topic 842 affects any entity that enters into a lease, with some specified scope exemptions. The guidance in this Update supersedes Topic 840, Leases. The core principle of Topic 842 is that a lessee should recognize the assets and liabilities that arise from leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For public companies, the amendments in this Update are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. We are currently evaluating the impact of adopting ASU No. 2016-02 on our consolidated financial statements.

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In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net) that clarifies how to apply revenue recognition guidance related to whether an entity is a principal or an agent. ASU 2016-08 clarifies that the analysis must focus on whether the entity has control of the goods or services before they are transferred to the customer and provides additional guidance about how to apply the control principle when services are provided and when goods or services are combined with other goods or services. The effective date for ASU 2016-08 is the same as the effective date of ASU 2014-09 as amended by ASU 2015-14, for annual reporting periods beginning after December 15, 2017, including interim periods within those years. The adoption of ASU 2016-08 did not have an impact on the Company’s condensed consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-09, Compensation – Stock Compensation, or ASU No. 2016-09. The areas for simplification in this Update involve several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. For public entities, the amendments in this Update are effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted in any interim or annual period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. An entity that elects early adoption must adopt all of the amendments in the same period. Amendments related to the timing of when excess tax benefits are recognized, minimum statutory withholding requirements, forfeitures, and intrinsic value should be applied using a modified retrospective transition method by means of a cumulative-effect adjustment to equity as of the beginning of the period in which the guidance is adopted. Amendments related to the presentation of employee taxes paid on the statement of cash flows when an employer withholds shares to meet the minimum statutory withholding requirement should be applied retrospectively. Amendments requiring recognition of excess tax benefits and tax deficiencies in the income statement and the practical expedient for estimating expected term should be applied prospectively. An entity may elect to apply the amendments related to the presentation of excess tax benefits on the statement of cash flows using either a prospective transition method or a retrospective transition method. We are currently evaluating the impact of adopting ASU No. 2016-09 on our consolidated financial statements.

In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, which provides further guidance on identifying performance obligations and improves the operability and understandability of licensing implementation guidance. The effective date for ASU 2016-10 is the same as the effective date of ASU 2014-09 as amended by ASU 2015-14, for annual reporting periods beginning after December 15, 2017, including interim periods within those years. The adoption of ASU 2016-10 did not have an impact on the Company’s condensed consolidated financial statements.

FASB ASU 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients” was issued in June 2016 and clarifies the objective of the collectability criterion, presentation of taxes collected from customers, non-cash consideration, contract modifications at transition, completed contracts at transition and how guidance in Topic 606 is retrospectively applied. The amendments do not change the core principle of the guidance in Topic 606. The effective dates are the same as those for Topic 606.

FASB ASU 2014-12, “Compensation - Stock Compensation (Topic 718), Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period” was issued June 2014. This guidance was issued to resolve diversity in accounting for performance targets. A performance target in a share-based payment that affects vesting and that could be achieved after the requisite service period should be accounted for as a performance condition and should not be reflected in the award’s grant date fair value. Compensation cost should be recognized over the required service period, if it is probable that the performance condition will be achieved. The guidance is effective for annual periods beginning after December 15, 2015 and interim periods within those annual periods. This update did not have a significant impact upon early adoption.

FASB ASU 2014-15, “Presentation of Financial Statements-Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” was issued September 2014. This provides guidance on determining when and how to disclose going-concern uncertainties in the financial statements. The new standard requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued. An entity must provide certain disclosures if conditions or events raise substantial doubt about the entity’s ability to continue as a going concern. The ASU applies to all entities and is effective for annual periods ending after December 15, 2016, and interim periods thereafter, with early adoption permitted. The adoption of ASU 2014-15 did not have an impact on the Company’s condensed consolidated financial statements.

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FASB ASU 2015-11, “Simplifying the Measurement of Inventory” was issued in July 2015. This requires entities to measure most inventory “at the lower of cost and net realizable value,” thereby simplifying the current guidance under which an entity must measure inventory at the lower of cost or market. The ASU will not apply to inventories that are measured by using either the last-in, first-out method or the retail inventory method. For public business entities, the ASU is effective prospectively for annual periods beginning after December 15, 2016, and interim periods therein. Upon transition, entities must disclose the nature of and reason for the accounting change. The adoption of ASU 2015-11 did not have an impact on the Company’s condensed consolidated financial statements.

FASB ASU No. 2015-15, Interest—Imputation of Interest: Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements” was issued in August 2015 which permits an entity to report deferred debt issuance costs associated with a line-of-credit arrangement as an asset and to amortize such costs over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings under the credit line. The ASU applies to all entities and is effective for public business entities for annual periods beginning after December 15, 2015, and interim periods thereafter, with early adoption permitted. The guidance should be applied on a retrospective basis. The Company does not anticipate a significant impact upon adoption.

FASB ASU 2015-17, “Income Taxes Balance Sheet Classification of Deferred Taxes” was issued in November 2015. This requires entities to classify deferred tax liabilities and assets as noncurrent in a classified statement of financial position and applies to all entities that present a classified statement of financial position. For public entities, this update is effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The adoption of ASU 2015-17 did not have an impact on the Company’s condensed consolidated financial statements.

FASB ASU 2016-13, “Financial Instruments - Credit Losses (Topic 326)” was issued in June 2016. This ASU amends the Board’s guidance on the impairment of financial instruments. Under the new guidance, an entity recognizes as an allowance its estimate of expected credit losses, which the FASB believes will result in more timely recognition of such losses. This ASU is effective for fiscal years beginning after December 15, 2019. Early adoption will be permitted. The Company does not anticipate a significant impact upon adoption.

ECONOMY AND INFLATION

Except as disclosed herein, we have not experienced any significant cancellation of orders due to the downturn in the economy and only a small number of customers requested delays in delivery or production of orders in process. Our management believes that inflation has not had a material effect on our results of operations.

Recent Developments

On April 2, 2018 (the “Effective Date”), the Company entered into a patent purchase agreement (“Agreement”) with an individual (“Assignor”) who is the owner of all rights, title and interest in and to certain Assigned Patents to purchase the rights to the Assigned Patents. As consideration for the assignment of the Assigned Patents and other rights under the Agreement, the Company shall issue to Assignor shares of its Common Stock (“Shares”) as follows, provided, that the maximum number of Shares issuable hereunder shall not exceed Two Hundred Thousand (200,000): (a) 50,000 Shares will be issued on the Effective Date; (b) 10,000 Shares will be issued for each Abandoned Application the prosecution of which is revived by the United States Patent and Trademark Office (“USPTO”); and (c) 50,000 Shares will be issued upon issuance by the USPTO of each patent that includes at least one specific claim in a patent application that recites subject matter to be defined by Assignee in its sole discretion (“Target Claim”). As of the date of the Company’s filing of its Form 10-Q for the quarterly period ended March 31, 2018, the Company has not yet issued these Shares.

The Company has previously adopted and maintains the CURE Pharmaceutical Holding Corp. 2017 Equity Incentive Plan (the “Plan”), pursuant to which an aggregate of 5,000,000 shares of the common stock of the Company remain available for grant as of March 31, 2018. The Board of Directors have determined that it is in the best interests of the Company and its stockholders to provide an additional incentive for certain employees, including executive officers, and non-employee members of the Board of Directors of the Company by granting to them awards with respect to the common stock of the Company pursuant to the Plan. On April 6, 2018, the Company awarded 500,000 Restricted Common Stock (“RCS”), 1,251,700 Nonstatutory Stock Options (“NSO”) and 804,000 Incentive Stock Options (“ISO”) to employees, including executive officers, non-employee members of the Board of Directors of the Company, members of the Advisory Board Committee and consultants at a $0.74 price per share. Vesting period for the awarded RCS, NSO and ISO’s range from immediate to quarterly over a four year period. For NSO’s and ISO awarded, the term to exercise their NSO or ISO is 10 years.

On April 15, 2018, the Company amended six convertible promissory notes totaling $1,100,000 to extend the maturity dates to May 31, 2018. For extending the maturity date, the Company granted an additional 275,000 warrants to purchase common stock of the Company at a strike price of $1.00 per share. In addition, the Company extended the term of the warrant agreements for one additional year for each of the convertible promissory notes. On April 23, 2018, the Company repaid two of these convertible promissory notes totaling $250,000.

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On April 24, 2018, the Company received in total $500,000 (“Investment Amount”) by issuing a convertible promissory note (“Convertible Note”) to a Company, Therapix Biosciences Ltd., (“Investor”) that is due April 30, 2019 (“Maturity Date”). The Convertible Note shall accrue interest at 9% per annum and is unsecured. Unless earlier converted, at the election of the Investor, the entire then outstanding Investment Amount shall be converted into that number of shares of the most senior class of shares of the Company existing at the time of such conversion, at a price per share (the “ Voluntary Conversion PPS “) equal to 75% of the average of the closing prices of the Company’s Common Stock on the OTC Market (or any other market on which the common stock of the Company is then listed for trading) over the thirty (30) consecutive trading days prior to the delivery of the notice of conversion by the Investor to the Company, or, if at the time of such conversion the shares of the Company’s Common Stock are not listed for trading, then the entire then outstanding Investment Amount shall be converted into that number of shares of the most senior class of shares of the Company existing at the time of such conversion, at a price per share equal to 75% of the fair market value of such Common Stock as shall be determined by the Board of Directors based on, among others, a valuation prepared by an independent third party and which shall have been submitted to the Company not more than 90 days prior to the date of such determination by the Board of Directors. In the event of the consummation by the Company, on or before the Maturity Date, of a transaction or series of related transactions in which the Company issues equity securities of the Company in consideration of at least US$4,000,000 (a “ Financing “), the then outstanding Investment Amount not previously converted hereunder shall be automatically converted, immediately prior to (but conditioned upon) the consummation of such Financing, into such number of shares (or a sub-class thereof) issued by the Company in the Financing, equal to the outstanding Investment Amount divided by a price per share equal to 75% of the lowest price per share paid to the Company in the Financing. In the event the Financing is not consummated by the Maturity Date, then the outstanding Investment Amount as of the Maturity Date not previously converted hereunder shall be automatically converted, on the Maturity Date, into such number of shares (or a sub-class thereof) issued by the Company in the Financing, equal to the outstanding Investment Amount divided by the Voluntary Conversion PPS.

On April 30, 2018, the Company paid $10,000 for a Convertible Promissory Note (“Note”) from Oak Therapeutics, Inc. (“Oak”), a subsidiary of the Company, that is due April 30, 2019. The Note shall accrue interest at 9% per annum and is unsecured. The entire outstanding Note balance and any unpaid accrued interest can be converted into common stock shares of Oak at price per share of $0.52.

On May 15, 2018, the Company issued a $260,000 convertible promissory note with an investor (“Investor”) due December 31, 2018. The notes bear interest at 9% per year and are convertible into common stock at either a price per share equal to the average closing price of the Company’s Common Stock on the OTC Markets for the five consecutive trading days prior to the delivery of a Notice of Conversion (“Optional Conversion”) or price per share equal to 75% of the price of the Company’s next bona fide sale of its preferred stock or Common Stock in excess of $4,000,000 in gross proceeds, in one transaction or a series of related transactions, which offering definitively sets a price per share of the Company’s Common Stock or preferred stock and enables the Company to list its common stock on a national securities exchange. The Investors in this offering also received warrants (the “Warrants”) for the option to purchase equal to 50% of the shares of Common Stock that the Investor is entitled to receive in connection with the conversion of the Investor’s Note. The Warrants’ price per share shall equal the lower of (a) $2.00 or (b) 125% of the price per share of the Qualified Offering. If the Qualified Offering has not occurred, then the Exercise Price shall be $2.00. The Warrants will have a three-year term and shall be exercisable in cash.

From May 18, 2018 to June 29, 2018, the Company issued a total of $250,000 convertible promissory notes (“Convertible Notes”) with an investor (“Investor”) due December 31, 2018. The Convertible Notes are secured by all of the assets of the Company and Subsidiaries, including ownership of the Subsidiaries The notes bear interest at 9% per year and are convertible into common stock at either a price per share equal to the average closing price of the Company’s Common Stock on the OTC Markets for the five consecutive trading days prior to the delivery of a Notice of Conversion (“Optional Conversion”) or price per share equal to 75% of the price of the Company’s next bona fide sale of its preferred stock or Common Stock in excess of $4,000,000 in gross proceeds, in one transaction or a series of related transactions, which offering definitively sets a price per share of the Company’s Common Stock or preferred stock and enables the Company to list its common stock on a national securities exchange. The Investors in this offering also received warrants (the “Warrants”) for the option to purchase equal to 50% of the shares of Common Stock that the Investor is entitled to receive in connection with the conversion of the Investor’s Note. The Warrants’ price per share shall equal the lower of (a) $2.00 or (b) 125% of the price per share of the Qualified Offering. If the Qualified Offering has not occurred, then the Exercise Price shall be $2.00. The Warrants will have a three-year term and shall be exercisable in cash.

Quantitative and Qualitative Disclosures about Market Risk

Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. We do not issue financial instruments for trading purposes. As discussed above, however, the embedded conversion feature of our convertible notes and our related warrants are derivatives, but have been deemed to be non-beneficial.

Our cash and cash equivalents are also exposed to market risk. However, because of the short-term maturities of our cash and cash equivalents, we do not believe that an increase in market rates would have any significant impact on the realized value of our cash and cash equivalent investments. We currently do not hedge interest rate exposure and are not exposed to the impact of foreign currency fluctuations.

MANAGEMENT

Executive Officers and Directors

Our executive officers, directors and significant employees and their ages and their respective positions as of July 1, 2018 were as follows:

Name	Age	Position
Robert Davidson	51	Chairman of the Board, Chief Executive Officer
Jessica Rousset (1)	41	Chief Operating Officer
Mark Udell	41	Chief Financial Officer, Treasurer and Secretary
William Yuan	57	Director
Charles Berman	74	Director
Alan Einstein	53	Director

1.	Jessica Rousset was appointed the Company’s Chief Operating Officer effective January 22, 2018 replacing Wayne Nasby.

Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), at our annual meeting, to hold such office until an officer’s successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board.

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Background of Executive Officers and Directors

The following is a brief account of the education and business experience of the incoming directors and executive officers during at least the past five years, indicating the person’s principal occupation during the period, and the name and principal business of the organization by which he or she was employed.

Robert Davidson, Chairman of the Board and Chief Executive Officer

Robert Davidson has served as the Chairman of the Board and Chief Executive Officer of CURE Pharmaceutical since July 2011. Prior to his role at CURE Pharmaceutical, Mr. Davidson served as President and Chief Executive Officer of InnoZen Inc., Chief Executive Officer of Gel Tech LLC, Chief Executive Officer of Bio delivery Technologies Inc., and Director of HealthSport Inc. Mr. Davidson was responsible for the development of several drug delivery technologies and commercial brand extensions. He has worked with brands such as Chloraseptic™, Suppress™, as well as Pediastrip™, a private label electrolyte oral thin film sold in major drug store chains. Mr. Davidson is also considered an industry expert leader in ODF technology. Mr. Davidson received his B.S. degree with a concentration in Biological Life Sciences from the University of the State of New York, Excelsior College. He has a Masters Certificate in Applied Project Management from Villanova University, Masters of Public Health from American Military University, Virginia and a Masters in Health and Wellness from Liberty University, Virginia. Mr. Davidson is also a Certified Performance Enhancement Specialist and Fitness Nutrition Specialist through the National Academy of Sports Medicine and attended Post-Graduate Studies at the University of Cambridge. Mr. Davidson’s experience as our Chief Executive Officer and Chairman, and his extensive knowledge of ODF and drug delivery technologies qualifies him to serve on our Board.

Jessica Rousset – Chief Operating Officer

Jessica Rousset has served as the Company’s Chief Operating Officer since January 22, 2018. She previously served with since March 15, 2017 as the Company’s Chief Business Officer, overseeing operations and drives corporate strategy and growth. Mrs. Rousset was also appointed as. Mrs. Rousset previously served as Head of Innovation at Children’s Hospital Los Angeles, where over a ten year period from 2011 to November 2016, she helped launch both therapeutic and medical device companies and founded and operated a national pediatric technology accelerator. Prior to that, Mrs. Rousset held positions at The Scripps Research Institute and GlaxoSmithKline Biologicals in laboratory, clinical research and business development roles. She is a seasoned business development and commercialization leader, expert in bridging corporate, academic and governmental interests toward the common goal of improving patient’s lives. She brings more than fifteen years of experience fostering innovation in large organizations and advising start-ups to bring novel healthcare solutions to market and into clinical use. She trained as a biochemical engineer at the Institut National des Sciences Appliquées in Lyon, France.

Mark Udell, CPA – Chief Financial Officer and Treasurer

Mark Udell has served as the Chief Financial Officer, Treasurer and Secretary of CURE Pharmaceutical since July 2011. He is a Certified Public Accountant with over 17 years of experience in finance and accounting. Prior to joining the Company in 2011, Mr. Udell served as InnoZen, Inc.’s Chief Accounting Officer and Controller and was responsible for establishing, monitoring and enforcing policies and procedures for the company as well as conducting audits and working with external auditors. While working at CURE and InnoZen, Inc., Mr. Udell gained valuable knowledge in the drug delivery industry and is a key contributor in the development and commercialization of various drug delivery technologies. He has also held the position as Auditing Manager at Green Hasson & Janks, LLP in Los Angeles. Mr. Udell received his B.A. in Business Economics with a concentration in accounting from the University of California, Santa Barbara.

William Yuan – Director

William Yuan has served as a director of the Company since November 7, 2016. Mr. Yuan was most recently Chairman and CEO of Fortress Hill Holdings, an Asian-based investment banking firm. With 23 years in global finance experience, he has served as a key strategist and advisor to international institutions. U.S. companies advised by Mr. Yuan include Amgen Corp., Biogen, GE Capital, Warner Brothers Studios, and Fox News. He has also guided such leading Asian institutions as Sina.com, Shanghai Petrochemicals, Jinlia Pharmaceutical and Tsingtao Beer Corp. In 1995, Mr. Yuan led Merrill Lynch Asset Management Asia, and managed one of the largest pension/retirement funds in the world, with a $488 billion portfolio under his leadership. Simultaneously, he was chairman and portfolio manager of the $1.2 billion AmerAsia Hedge Fund. In 1993, he was the founder and managing director of the Corporate Institutional Services Group at Merrill Lynch Asset Management. Prior to that, Mr. Yuan served as a senior-vice president and co-manager at Morgan Stanley Smith Barney’s Portfolio Management Corporation with dual functions as co-head of the Capital Markets Derivative team, and Chairman of the Technology Investment Management and Executive Policy Committee. He began his finance career at Goldman Sachs in 1983 as an investment banker in Mergers & Acquisitions. Mr. Yuan is a member of the International Who’s Who of Finance, Technology, Media and Telecom. Mr. Yuan holds a Bachelor of Science degree in Economics from Cornell University and attended Harvard University’s John F. Kennedy School as a Mason Fellow. Mr. Yuan’s extensive finance, investment banking and corporate strategy background as well as his experience advising large pharmaceutical companies such as Amgen, Biogen and Jinlia Pharmaceutical qualify him to serve on our Board. Mr. Yuan serves on our Audit and Compensation Committees.

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Charles Berman - Director

Charles Berman has served as a director of the Company since November 7, 2016. Mr. Berman was a former shareholder of the international law firm of Greenberg Traurig from early 2003 to February 2016. Since February 2016, Mr. Berman has been Of Counsel to Bugnion, SPA, an international firm that protects intellectual property rights. Mr. Berman has also worked with Hemopet, a non-profit organization and has served as General Counsel since 2016. Charles Berman has focused his practice in patent work for more than 40 years. His clients included both major corporations and smaller companies, which he represents within the U.S. and internationally. He has a degree in electrical engineering and a law degree from the University of Witwatersrand in Johannesburg, where he also started his legal career, concentrating in patent work. In 1978 Berman joined Lyon & Lyon’s Los Angeles office as an associate, and then was a partner in other national law firms including Merchant & Gould of Minnesota. He is admitted to practice before the US Patent and Trademark Office, the U.S. District Court, Central District of California and the US Supreme Court. From 1996-2000, he served as president, secretary and treasurer of the Los Angeles Intellectual Property Law Association (“LAIPLA”), and has represented LAIPLA and the California State Bar Intellectual Property Section before the U.S. Bar/European Patent Office- Liaison Council and the U.S. Bar/Japanese Patent Office- Liaison Council since 1990. Berman also has been a member of the Editorial Board of Managing Intellectual Property magazine since 1992. A board member of the American Intellectual Property Association from 1995 to 1998, he was a founding fellow of the AIPLA and served as Chair of the Fellows. Mr. Berman’s extensive work experience as a patent attorney providing legal services to major corporations and smaller companies, both within the U.S. and internationally, qualifies him to serve on our Board. Mr. Berman serves on our Audit and Compensation Committees.

Alan Einstein - Director

Dr. Alan Einstein, grandson to famed Albert Einstein, has served as a director of the Company since February 28, 2017. Dr. Einstein been practicing medicine since 1996. His educational history includes a Bachelors of Science undergraduate degree in Physical Chemistry from The University of Florida. Subsequently, he earned his medical degree from The College of Osteopathic Medicine and Surgery in Des Moines, Iowa, in 1992. Subsequently, Dr. Einstein completed his Internship and Residency training at The Johns Hopkins University School of Medicine/Sinai Hospital program in Internal Medicine, in Baltimore, MD in 1995, where he was recognized as, “The Outstanding Senior Resident of the Year.” Dr. Einstein is also involved in medical research utilizing Umbilical Cord Blood stem cells, with a particular interest in Parkinson’s disease. Dr. Einstein also assisted Senator David Shafer in the writing and passage of Georgia’s first and only Cord Blood stem cell bill. Furthermore, in July 2006, Georgia’s Governor Sonny Perdue appointed Dr. Einstein to the, “Commission for Newborn Umbilical Cord Blood Research and Medical Treatment.” He emphasizes health and preventative care to allow individuals to achieve their maximum potential. He has numerous areas of medical expertise including cardiovascular diseases, diabetes, thyroid and hormone metabolism disorders. He emphasizes returning adults to a normal hormonal state, yet via a more natural route. Furthermore, Dr. Einstein is a thought leader in the area of metabolic syndrome and its role in weight gain and overall health and longevity. He has presented to his medical peers at numerous medical institutions and conferences around the country, and has been featured on Video Health Magazine and Diabetes News Stand. Dr. Einstein prides himself in individualized and unrushed medical care. He takes detailed histories and performs thorough physical examinations while paying attention to detail. Dr. Einstein’s extensive medical and scientific knowledge together with his thought leadership in the Company’s industry qualifies him to serve on our Board.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual meeting of our shareholders or until removed from office in accordance with our bylaws.

Our executive officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Board Leadership Structure

Our amended and restated bylaws and Corporate Governance Principles provide our board of directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure is in the best interests of our company. Our board of directors has appointed Robert Davidson to serve as Chairman of the Board and Bill Yuan, to serve as Lead Independent Director. As Chairman of the Board and our Chief Executive Officer, Mr. Davidson facilitates communications between members of our board of directors and works with management in the preparation of the agenda for each board meeting. All of our directors are encouraged to make suggestions for board agenda items or pre-meeting materials. Mr. Yuan presides over the executive sessions of the board of directors in which Mr. Davidson does not participate and services as a liaison to Mr. Davidson and management on behalf of the independent members of the board of directors.

Our board of directors has concluded that our current leadership structure is appropriate at this time. However, the board of directors periodically reviews our leadership structure and may make such changes in the future as it deems appropriate.

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Role of Board in Risk Oversight Process

Our board of directors’ role in risk oversight includes receiving reports from members of management regarding material risks faced by us and applicable mitigation strategies and activities, at least on a quarterly basis. The reports cover the critical areas of operations, sales and marketing, technology, and legal and financial affairs. Our board of directors and its committees consider these reports, discuss matters with management and identify and evaluate strategic or operational risks, and determine appropriate initiatives to address those risks.

Director Independence

Under the listing requirements and rules of the NASDAQ Stock Market, independent directors must comprise a majority of a listed company’s board of directors within a specified period of the completion of this offering.

Our board of directors has undertaken a review of the composition of our board of directors and each of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that Bill Yuan, Charles Berman and Alan Einstein, representing three of our four directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the Securities and Exchange Commission and the listing requirements and rules of NASDAQ. In making this determination, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present director, person nominated to become director, executive officer, or control person: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee

Our audit committee consists of two directors, Messrs. Berman and Yuan. Our board of directors has determined that each of Messrs. Berman and Yuan satisfies the independence requirements for audit committee members under the listing standards of NASDAQ and Rule 10A-3 of the Exchange Act. Each member of our audit committee meets the financial literacy requirements of the listing standards of NASDAQ. Mr. Yuan is the chairman of the audit committee and our board of directors has determined that Mr. Yuan is an audit committee “financial expert” as defined by Item 407(d) of Regulation S-K under the Securities Act. The principal duties and responsibilities of our audit committee include, among other things:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;
•	helping to ensure the independence and performance of the independent registered public accounting firm;
•	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;
•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviewing our policies on risk assessment and risk management;
•	reviewing related party transactions;
•	obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal control procedures, any material weaknesses with such procedures, and any steps taken to deal with such material weaknesses when required by applicable law; and
•	approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

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Compensation Committee

Our compensation committee consists of three directors, Messrs. Berman and Yuan. Our board of directors has determined that each of Messrs. Berman and Yuan satisfies the independence requirements for compensation committee members under the listing standards of NASDAQ, is a non-employee director as defined in Rule 16b-3 under the Exchange Act and is an independent director as determined under the listing standards of NASDAQ. Mr. Berman is the chairman of the compensation committee. The composition of our compensation committee meets the requirements for independence under current listing standards of NASDAQ and current SEC rules and regulations. The principal duties and responsibilities of our compensation committee include, among other things:

•	reviewing and recommending to our board of directors the compensation of our directors;
•	administering our stock and equity incentive plans;
•	reviewing and approving incentive compensation and equity plans; and
•	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Nominating and Corporate Governance Committee

We plan to create a nominating and corporate governance committee. The nominating and corporate governance committee’s responsibilities shall include, among other things:

•	identifying, evaluating and selecting, or recommending that our board of directors approve, nominees for election to our board of directors and its committees;
•	evaluating the performance of our board of directors and of individual directors;
•	considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;
•	reviewing developments in corporate governance practices;
•	evaluating the adequacy of our corporate governance practices and reporting;
•	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters; and
•	overseeing an annual evaluation of the board’s performance.

Code of Ethics Disclosure

We adopted a Code of Ethics. The code of ethics is available on our website at www.curepharma.com. We intend to post amendments to this code, or any waivers of its requirements, on our website within four business days, as permitted under Securities and Exchange Commission rules and regulations

Conflicts of Interests

On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire that requires disclosure of any transactions with our company, including related person transactions reportable under SEC rules, in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. Under our company’s standards of conduct for employees, all employees, including the executive officers, are expected to avoid conflicts of interest. Pursuant to our code of ethics for the chief executive officer and senior finance officers (as discussed below), such officers are prohibited from engaging in any conflict of interest unless a specific exception has been granted by the board. All of our directors are subject to general fiduciary standards to act in the best interests of our company and our shareholders. Conflicts of interest involving an executive officer or a director are generally resolved by the board.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee is or has at any time during the past year been one of our officers or employees. None of our executive officers currently serves or in the past year has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. Since none of our securities were registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934 until March 31, 2018, our officers and directors and persons who own more than 10% of our common stock are not required to file Section 16(a) beneficial ownership reports in 2017.

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EXECUTIVE COMPENSATION

The following executive compensation disclosure reflects all compensation for the periods ended December 31, 2017 and 2016, received by our principal executive officer, principal financial officer, and most highly compensated executive officers.

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year Ended December 31,	Salary ($)	Bonus ($)	Total ($)

Robert Davidson (1)	2017	155,000	-	155,000
Chief Executive Officer and Chairman	2016	118,333	-	118,333

Wayne Nasby (1) (2)	2017	129,783	-	129,783
Chief Operating Officer	2016	104,792	-	104,792

Mark Udell	2017	115,000	-	115,000
Chief Financial Officer, Treasurer and Secretary	2016	102,305	-	102,305

Jessica Rousset (3)	2017	127,953	-	127,953

Michael Hlavsa (4)	2016	-	-	-

Anna Ioannou (5)	2016	-	-	-

____________

(1)

This does not include convertible promissory notes issued to such executive in connection with accrued payroll as described in “Certain Relationships and Related Transactions” under Item 2.01 “Completion of Acquisition or Disposition of Assets” in the Form 8-K filed December 13, 2016.

(2)	Wayne Nasby entered into a separation agreement that was effective January 21, 2018
(3)	Jessica Rousset was appointed to Chief Operating Officer effective January 22, 2018
(4)	Michael Hlavsa resigned as the Company’s president, chief executive and treasurer on November 7, 2016.
(5)	Anna Ioannou resigned as the Company’s president, chief executive and treasurer on June 28, 2016.

Director Compensation

The table below summarizes all compensation earned by each of our directors for services performed during our fiscal year ended December 31, 2017 and 2016.

Name	Fiscal Year Ended	Salary ($)	Stock Awards ($)	Total ($)
Robert Davidson	2017	-	-	-
	2016	-	-	-

William Yuan	2017	-	-	-
	2016	-	-	-

Charles Berman	2017	-	-	-
	2016	-	-	-

Alan Einstein	2017
	2016

Anna Ioannou (1)	2016	-	-	-

Michael Hlavsa (2)	2016	-	-	-

_______________

(1)	Anna Ioannou resigned as the Company’s director on June 28, 2016.
(2)	Michael Hlavsa resigned as the Company’s director on November 7, 2016.

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Employment Agreements

On March 15, 2017 (the “Effective Date”), the Company entered into an employment agreement with Jessica Rousset (“Executive”) to serve as the Company’s Chief Business Officer with such customary responsibilities, duties and authority normally associated with such position. In the performance of such duties, the Executive shall report to the Board of Directors and shall receive a base salary at a rate of $145,000 per annum (such annual base salary, as it may be adjusted from time to time, the “Annual Base Salary”). The Annual Base Salary shall be paid in equal installments in accordance with the customary payroll practices of the Company, but no less frequently than monthly. The Company’s Board shall review the Executive’s salary at least once a year and shall increase her salary if, in the sole discretion of the Board, an increase is warranted. The term of employment under the employment agreement (the “Term”) shall commence on the Effective Date and continue for a period of one year, unless terminated in accordance with Section 3 of the employment agreement. Following the expiration of the initial Term, the Term shall be extended by one year unless terminated by either the Executive or the Company.

Potential Payments Upon Termination or Change-in-Control

The Company and Wayne Nasby entered into a Separation Agreement which granted Mr. Nasby a separation payment totaling $65,000 which is equivalent to six months of his base salary, less standard payroll deductions and withholdings, in six monthly payments beginning January 31, 2018. Additionally, the Company will pay Mr. Nasby’s COBRA premiums for six months following the Separation Date, totaling approximately $35,000.

We currently have no other contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to a named executive officer at, following, or in connection with any termination, including without limitation resignation, severance, retirement or a constructive termination of a named executive officer, or a change in control of the registrant or a change in the named executive officer’s responsibilities, with respect to each named executive officer.

Other Compensation

We do not have any non-qualified deferred compensation plan.

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PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of June 30, 2018 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Beneficial ownership before offering of the common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes any shares of common stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days of the date of this prospectus. Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of common stock held by them. Applicable percentage ownership in the following table is based on 23,951,252 shares of common stock plus, for each individual, any securities that individual has the right to acquire within 60 days of June 30, 2018.

To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Title of Class: Common Stock - Before Offering

Executives Officers and Directors (1)	Number of Shares Beneficially Owned (2)	Percent of Class (3)

Robert Davidson	535,469	2.24%
Edward Maliski	471,131	1.97%
Mark Udell	442,632	1.85%
Jessica Rousset	-	-
William Yuan	-	-
Charles Berman	-	-
Alan Einstein	-	-

All Executive Officers and Directors as a group (7 person)	1,449,232	6.06%

5% Shareholders
The Branstetter Group (4)	2,754,626	11.53%
Climate Change Investigation, Innovation and Investment Company, LLC (5)	3,000,000	12.55%

________________

(1)	Unless otherwise noted, the address for each of the named beneficial owners is: 1620 Beacon Place, Oxnard, California 93033.
(2)

Beneficial ownership is determined in accordance with the rules of the Commission generally includes voting or investment power with respect to securities. Under the rules of the Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares a power to vote or to direct the voting of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. In accordance with Commission rules, shares of Common Stock that may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, we believe the persons or entities named in the table above have sole voting and investment power with respect to all shares of the Common Stock indicated as beneficially owned by them.

(3)

In determining percentage of outstanding, we included shares issued and outstanding, shares obligated to be issued and the securities identified (if consisting of derivative securities) as if issued. As of June 30, 2018, we had 23,901,252 shares of common stock.

(4)	The address for this shareholder is 271 North Sepulveda, California 90266.
(5)	The address for this shareholder is 12 San Rafael Avenue, Belvedere, California 94920.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of March 31, 2016 our sole officer and director advanced us $4,032, which is not a part of a Loan Agreement. Anna Ioannou verbally agreed to loan this amount to the Company. The loan is not interest bearing, without any profit and has no set maturity date, and the Company intends to repay the loan as cash flow becomes available. Ms. Ioannou was not repaid from the proceeds of the offering in 2016. There is no due date for the repayment of the funds advanced by Ms. Ioannou. Ms. Ioannou will be repaid from revenues of operations if and when we generate significant revenues to pay the obligation.

On various dates from October 31, 2014 to February 2, 2015, CURE Pharmaceutical issued convertible promissory notes to Ronick, Inc., (“Ronick”) totaling $89,000 that were due on February 25, 2016, but Ronick has agreed to extend the due date to August 31, 2016. Robert Davidson, our Chief Executive Officer and director, is a shareholder of Ronick. Interest is payable at 3% per annum and is secured by technology and patent rights. Principal and accrued interest is convertible into common stock at $4.00 per share. This conversion is subject to an adjustment if CURE Pharmaceutical sells stock or grants conversion rates at a lower price; however, Ronick has subsequently agreed to waive these conversion rights and will convert at $4.00 per share. As of October 6, 2016, Ronick has converted $35,260 of principal and unpaid accrued interest into 8,815 of common stock shares of CURE Pharmaceutical. As of October 6, 2016, Ronick converted $35,290 of principal and unpaid accrued interest into 8,822 of common stock shares of CURE Pharmaceutical.

On December 31, 2015, CURE Pharmaceutical converted $100,150 of accrued payroll for Robert Davidson into a convertible promissory note. As of October 6, 2016, Robert Davidson has converted $38,415 of principal and unpaid accrued interest into 9,604 of common stock shares of CURE Pharmaceutical. On October 17, 2016, Robert Davidson transferred his convertible promissory note to Ronick. On that same date, Ronick converted $38,449 of principal and unpaid accrued interest into 9,612 of common stock shares of CURE Pharmaceutical.

On December 31, 2015, CURE Pharmaceutical converted $94,312 of accrued payroll for Wayne Nasby, our Chief Operating Officer, into a convertible promissory note. As of October 6, 2016, Wayne Nasby has converted $48,241 of principal and unpaid accrued interest into 12,060 of common stock shares of the CURE Pharmaceutical. As of October 17, 2016, Wayne Nasby converted $48,284 of principal and unpaid accrued interest into 12,071 of common stock shares of CURE Pharmaceutical.

On December 31, 2015, CURE Pharmaceutical converted $77,250 of accrued payroll for Edward Maliski, our former President and Chief Science Officer, into a convertible promissory note. As of October 6, 2016, Edward Maliski has converted $39,514 of principal and unpaid accrued interest into 9,878 of common stock shares of CURE Pharmaceutical. As of October 17, 2016, Edward Maliski converted $39,549 of principal and unpaid accrued interest into 9,887 of common stock shares of CURE Pharmaceutical.

On December 31, 2015, CURE Pharmaceutical converted $51,500 of accrued payroll for Jonathan Turman into a convertible promissory note. As of October 6, 2016, Jonathan Turman has converted $26,343 of principal and unpaid accrued interest into 6,586 of common stock shares of CURE Pharmaceutical. As of October 17, 2016, Jonathan Turman converted $26,366 of principal and unpaid accrued interest into 6,591 of common stock shares of CURE Pharmaceutical.

At December 31, 2017, two of our executive officers, Robert Davidson and Mark Udell, had $7,931 and $13,716, respectively, due to them and are included in accounts payable. At December 31, 2016, one of our executive officers, Robert Davidson, had $10,992 due to him and is included in accounts payable.

At March 31, 2018, two of our executive officers, Robert Davidson and Mark Udell, had $9,144 and $2,269, respectively due to them and are included in accounts payable.

DESCRIPTION OF OUR CAPITAL STOCK

Our authorized capital stock presently consists of _________ shares of common stock, par value $0.001 per share. As of March 31, 2018, we had 23,951,252 shares of common stock outstanding and 97 holders of our common stock. The following is a summary of the terms of our capital stock.

Common Stock

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of the shareholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably any dividends, as may be declared by the Board of Directors out of funds legally available therefor, subject to the rights of the holders of preferred stock. Upon the liquidation, dissolution or winding up of our company, the holders of common stock are entitled to receive ratably our net assets available after the payment of our debts and other liabilities. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and nonassessable.

Shares Eligible for Future Sale

Warrants

As of June 30, 2018, there were warrants outstanding for the purchase of 5,082,107 shares of common stock, of which warrants for the purchase of 3,546,107 shares of common stock were immediately exercisable, while warrants to purchase 1,536,000 shares of common stock remained subject to vesting. If we issue any shares of our common stock at a price per share less than the exercise price of our warrants then in effect or without consideration, then the exercise price shall be adjusted using a weighted average formula.

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Convertible Notes

As of June 30, 2018, the Company had the following convertible notes outstanding:

Convertible promissory notes totaling $1,400,000 due between November 11, 2017 and May 8, 2018, interest payable at 8% per annum; unsecured; principal and accrued interest convertible into common stock at the lower of $7.00 per share or the price per share of the latest closing of a debt or equity offering by the Company greater than $3,000,000.

Convertible promissory notes totaling $2,025,000 due November 30, 2018, interest payable at 9% per annum; unsecured; principal and accrued interest convertible into common stock at either the price per share equal to the average closing price of the Company’s Common Stock on the OTC Markets for the five consecutive trading days prior to the delivery of a Notice of Conversion (“Optional Conversion”) or price per share equal to 75% of the price of the Company’s next bona fide sale of its preferred stock or Common Stock in excess of $4,000,000 in gross proceeds, in one transaction or a series of related transactions, which offering definitively sets a price per share of the Company’s Common Stock or preferred stock and enables the Company to list its common stock on a national securities exchange; accrued interest to be paid quarterly beginning June 30, 2018.

Convertible promissory note (“Convertible Note”) totaling $500,000 (“Investment Amount”) issued to a Company, Therapix Biosciences Ltd., (“Investor”) that is due April 30, 2019 (“Maturity Date”). The Convertible Note shall accrue interest at 9% per annum and is unsecured. Unless earlier converted, at the election of the Investor, the entire then outstanding Investment Amount shall be converted into that number of shares of the most senior class of shares of the Company existing at the time of such conversion, at a price per share (the “ Voluntary Conversion PPS ”) equal to 75% of the average of the closing prices of the Company’s Common Stock on the OTC Market (or any other market on which the common stock of the Company is then listed for trading) over the thirty (30) consecutive trading days prior to the delivery of the notice of conversion by the Investor to the Company, or, if at the time of such conversion the shares of the Company’s Common Stock are not listed for trading, then the entire then outstanding Investment Amount shall be converted into that number of shares of the most senior class of shares of the Company existing at the time of such conversion, at a price per share equal to 75% of the fair market value of such Common Stock as shall be determined by the Board of Directors based on, among others, a valuation prepared by an independent third party and which shall have been submitted to the Company not more than 90 days prior to the date of such determination by the Board of Directors. In the event of the consummation by the Company, on or before the Maturity Date, of a transaction or series of related transactions in which the Company issues equity securities of the Company in consideration of at least US$4,000,000 (a “ Financing ”), the then outstanding Investment Amount not previously converted hereunder shall be automatically converted, immediately prior to (but conditioned upon) the consummation of such Financing, into such number of shares (or a sub-class thereof) issued by the Company in the Financing, equal to the outstanding Investment Amount divided by a price per share equal to 75% of the lowest price per share paid to the Company in the Financing. In the event the Financing is not consummated by the Maturity Date, then the outstanding Investment Amount as of the Maturity Date not previously converted hereunder shall be automatically converted, on the Maturity Date, into such number of shares (or a sub-class thereof) issued by the Company in the Financing, equal to the outstanding Investment Amount divided by the Voluntary Conversion PPS.

Convertible promissory note totaling $260,000 due December 31, 2018, interest payable at 9% per annum; unsecured; principal and accrued interest convertible into common stock at either the price per share equal to the average closing price of the Company’s Common Stock on the OTC Markets for the five consecutive trading days prior to the delivery of a Notice of Conversion (“Optional Conversion”) or price per share equal to 75% of the price of the Company’s next bona fide sale of its preferred stock or Common Stock in excess of $4,000,000 in gross proceeds, in one transaction or a series of related transactions, which offering definitively sets a price per share of the Company’s Common Stock or preferred stock and enables the Company to list its common stock on a national securities exchange; accrued interest to be paid quarterly beginning September 30, 2018.

Convertible promissory notes totaling $250,000 due December 31, 2018, interest payable at 9% per annum; secured by all of the assets of the Company and Subsidiaries, including ownership of the Subsidiaries; principal and accrued interest convertible into common stock at either the price per share equal to the average closing price of the Company’s Common Stock on the OTC Markets for the five consecutive trading days prior to the delivery of a Notice of Conversion (“Optional Conversion”) or price per share equal to 75% of the price of the Company’s next bona fide sale of its preferred stock or Common Stock in excess of $4,000,000 in gross proceeds, in one transaction or a series of related transactions, which offering definitively sets a price per share of the Company’s Common Stock or preferred stock and enables the Company to list its common stock on a national securities exchange; accrued interest to be paid quarterly beginning September 30, 2018.

Equity Compensation Plans

On December 27, 2017, the Company held a special meeting of stockholders (the “Meeting”) at the Company’s corporate office located at 1620 Beacon Place, Oxnard, California 93033. At the Meeting, the stockholders voted on the various proposals, including the Company’s 2017 Equity incentive plan, described in detail in the Company’s definitive proxy statement for the Meeting filed with the Securities and Exchange Commission on December 13, 2017. The Company’s 2017 Equity Incentive Plan was approved and the voting results are disclosed in the Company’s Form 8-K filing with the Securities and Exchange Commission on December 29, 2017.

The Company does not have any individual compensation arrangements with respect to its common or preferred stock. The issuance of any of our common or preferred stock is within the discretion of our Board of Directors, which has the power to issue any or all of our authorized but unissued shares without stockholder approval.

Transfer Agent and Registrar

Our transfer agent and registrar is VStock Transfer Company, Inc. Its telephone number is 1-212-828-436.

Listing

We intend to have our common stock listed on the NASDAQ Capital Market under the symbol “CURR.” There can be no assurance that our application to list our shares will be approved by the NASDAQ Capital Market.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our amended and restated articles of incorporation provide for limitation of liability of our directors and for indemnification of our directors and officers to the fullest extent permitted under Utah law. Our directors and officers may be liable for a breach or failure to perform their duties in accordance with Utah law only if their breach or failure to perform constitutes gross negligence, willful misconduct or intentional harm on our company or our shareholders. Our directors may not be personally liable for monetary damages for action taken or failure to take action as a director except in specific instances established by Utah law.

In accordance with Utah law, we may generally indemnify a director or officer against liability incurred in a proceeding if he or she acted in good faith, and believed that his or her conduct was in our best interest and that he or she had no reason to believe his or her conduct was unlawful. We may not indemnify a director or officer if the person was adjudged liable to us or in the event it is adjudicated that the director or officer received an improper personal benefit.

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Under Utah law, we will indemnify a director or officer who is successful on the merits or otherwise in defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he or she was a party because he or she is or was a director or an officer, as the case may be, against reasonable expenses incurred by him or her in connection with the proceeding or claim with respect to which he or she has been successful.

We maintain a directors’ and officers’ liability insurance policy which, subject to the limitations and exclusions stated therein, covers our directors and officers for certain actions or inactions they may take or omit to take in their capacities as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

UNDERWRITING

[*] is acting as the book running manager of the offering, and we have entered into an underwriting agreement on the date of this prospectus, with them as underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters and the underwriters have agreed to purchase from us, at the public offering price per share less the underwriting discounts set forth on the cover page of this prospectus.

The underwriters are committed to purchase all the shares of common stock offered by us other than those covered by the option to purchase additional shares described below, if they purchase any shares. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of [*] additional shares (15% of the shares sold in this offering) from us to cover over-allotments, if any. If the underwriters exercise all or part of this option, it will purchase shares covered by the option at the public offering price per share that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total offering price to the public will be $[*] and the total net proceeds, before expenses, to us will be $[*].

Discount

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Share	Total Without Over-Allotment Option	Total With Over-Allotment Option
Public offering price	$	$	$
Underwriting discount (9%)	$	$	$
Proceeds, before expenses, to us	$	$	$

The underwriters propose to offer the shares offered by us to the public at the public offering price per share set forth on the cover of this prospectus. In addition, the underwriters may offer some of the shares to other securities dealers at such price less a concession of $[*] per share. If all of the shares offered by us are not sold at the public offering price per share, the underwriters may change the offering price per share and other selling terms by means of a supplement to this prospectus.

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We will pay the out-of-pocket accountable expenses of the underwriters in connection with this offering. The underwriting agreement, however, provides that in the event the offering is terminated, any advance expense deposits paid to the underwriters will be returned to the extent that offering expenses are not actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

We have agreed to pay the underwriters’ non-accountable expenses allowance equal to 1% of the public offering price of the shares (excluding shares that we may sell to the underwriters to cover over-allotments). We have also agreed to pay the underwriters’ expenses relating to the offering, including (a) all filing fees incurred in clearing this offering with FINRA; (b) up to $15,000 of fees, expenses and disbursements relating to background checks of our officers and directors; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the underwriters; (d) stock transfer and/or stamp taxes, if any, payable upon the transfer of shares of our common stock to the underwriters; (e) up to $2,500 for the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones; (f) up to $25,000 of the underwriters’ actual accountable road show expenses for the offering; (g) the $25,000 cost associated with the underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for the offering, and (h) up to $60,000 for the fees of the underwriters’ counsel; provided, the maximum amount we have agreed to pay the underwriters for items (b), (e), (f), (g) and (h) above is $127,500.

We have granted to the underwriters the right of first negotiation to co-manage any public underwriting or private placement of debt or equity securities (excluding (i) shares issued under any compensation or stock option plan approved by the shareholders of the Company, (ii) shares issued in payment of the consideration for an acquisition or as part of strategic partnerships and transactions and (iii) conventional banking arrangements and commercial debt financing) of the Company or any subsidiary or successor of the Company, with the underwriters receiving the right to underwrite or place a number of the securities to be sold therein having an aggregate purchase price therein equal to a minimum of the aggregate purchase price of the shares offered by us in this offering (excluding any shares that we may sell to the underwriters to cover overallotments), until twelve (12) months after completion of this offering.

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $_______.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, we, our executive officers, directors and holders of substantially all of our common stock and securities exercisable for or convertible into our common stock outstanding immediately upon the closing of this offering, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the underwriters, for a period of 180 days from the date of effectiveness of the offering.

The lock-up period described in the preceding paragraph will be automatically extended if: (1) during the last 17 days of the restricted period, we issue an earnings release or announce material news or a material event; or (2) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the date of the earnings release, unless the underwriters waive this extension in writing; provided, however, that this lock-up period extension shall not apply to the extent that FINRA has amended or repealed NASD Rule 2711(f)(4), or has otherwise provided written interpretive guidance regarding such rule, in each case, so as to eliminate the prohibition of any broker, dealer, or member of a national securities association from publishing or distributing any research report, with respect to the securities of an emerging growth company (as defined in the JOBS Act) prior to or after the expiration of any agreement between the broker, dealer, or member of a national securities association and the emerging growth company or its stockholders that restricts or prohibits the sale of securities held by the emerging growth company or its stockholders after an initial public offering date.

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Underwriter Warrants

We have agreed to issue to the underwriters warrants to purchase up to a total of ___% of the shares of common stock sold in this offering (excluding the shares sold through the exercise of the over-allotment option). The warrants are exercisable at $[*] per share (___% of the public offering price) commencing on a date which is one year from the effective date of the offering under this prospectus supplement and expiring on a date which is no more than five (5) years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G). The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The underwriters (or their permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from effectiveness. In addition, the warrants provide for registration rights upon request, in certain cases. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters, if any, participating in this offering and the underwriters participating in this offering may distribute prospectuses electronically. The underwriters may agree to allocate a number of shares for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

•

Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

•

Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

•

Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over- allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

•

Penalty bids permits the underwriters to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

53

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of our shares of common stock. As a result, the price of our common stock or warrants in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on The NASDAQ Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our common stock on The NASDAQ Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

The underwriters and their respective affiliates may, in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees. However, except as disclosed in this prospectus, we have no present arrangements with the underwriters for any further services.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

EXPERTS

RBSM LLP, an independent registered public accounting firm, has audited our consolidated financial statements for the years ended December 31, 2017 and 2016 as set forth in their report dated March 23, 2018 which is included in this prospectus. Our financial statements are included herein in reliance on RBSM LLP and its respective report, given its authority as an expert in accounting and auditing matters.

LEGAL MATTERS AND INTERESTS OF NAMED EXPERTS

The validity of the securities being offered by this prospectus will be passed upon for us by Carmel, Milazzo & DiChiara LLP, New York, New York. ___________________ is acting as counsel to the underwriters.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1, together with any amendments and related exhibits, under the Securities Act, with respect to our shares of common stock offered by this prospectus. The registration statement contains additional information about us and our shares of common stock that we are offering in this prospectus. We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports and other information with the SEC. You can read our filings over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C., 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility. In addition, you can find more information about us on our website at http://curepharmaceutical.com.

54

CURE PHARMACEUTICAL HOLDING CORP.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Cure Pharmaceutical Holding Corp. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Cure Pharmaceutical Holding Corp. and subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of operations, statement of stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2017, and the related notes (collectively referred to as the notes to consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the consolidated results of its operations and its cash flows for the years ended December 31, 2017 and 2016, in conformity with accounting principles generally accepted in the United States of America.

The Company's Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has an accumulated deficit, recurring losses, and expects continuing future losses, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management's evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditor since 2015.

Henderson, NV

March 23, 2018

F-2

CURE Pharmaceutical Holding Corp

Consolidated Balance Sheets

	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash	$108,249	$1,106,142
Accounts receivable	4,364	7,049
Inventory	44,996	81,285
Prepaid expenses and other assets	586,888	223,879
Total current assets	744,497	1,418,355
Property and equipment, net	337,361	370,648
Intellectual property and patents, net	900,472	894,510
Other assets	117,555	151,579
Total assets	$2,099,885	$2,835,092

Liabilities and Equity (Deficit)
Current liabilities:
Accounts payable	$544,980	$265,386
Accrued expenses	129,978	26,305
Loan payable	50,425	33,277
Notes payable	800,000	50,000
Capital lease payable	-	9,453
Convertible promissory notes	1,551,488	-
Derivative liability	90,738	-
Deferred revenue	361,462	173,618
Total current liabilities	3,529,071	558,039
License fees	560,000	560,000
Total liabilities	4,089,071	1,118,039

Equity (deficit):
Common stock: $0.001 par value; authorized 75,000,000 shares; 23,901,252 and 23,336,673 shares issued and outstanding as of December 31, 2017 and 2016, respectively	23,902	23,337
Additional paid-in capital	16,483,632	12,412,430
Stock payable	324,995	-
Accumulated deficit	(18,868,599)	(10,718,714)
Total CURE Pharmaceutical Holding Corp stockholders’ equity	(2,036,070)	1,717,053
Noncontrolling interest in subsidiary	46,884	-
Total equity (deficit)	(1,989,186)	1,717,053
Total liabilities and equity (deficit)	$2,099,885	$2,835,092

The accompanying notes are an integral part of these consolidated financial statements

F-3

CURE Pharmaceutical Holding Corp

Consolidated Statements of Operations

	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016
Revenue
Net product sales	$148,886	$73,347
Consulting research & development income	9,696	3,356
Shipping and other sales	21,822	7,462
Total revenues	180,404	84,165

Cost of goods sold	180,629	153,330
Gross loss	(225)	(69,165)
Research and development expenses	1,427,341	753,369
Selling, general and administrative expenses	5,914,541	3,103,710
Total costs and expenses	7,341,882	3,857,079
Net loss from operations	(7,342,107)	(3,926,244)
Other income (expense):
Interest income	6	436
Other income	34,412	38,460
Loss on disposal of PP&E	(12,351)	(3,323)
Change in derivative liability	742,109	-
Other expense	(3,580)	(145,237)
Interest expense	(1,582,184)	(121,572)
Other income (expense)	(821,588)	(231,236)
Net loss before income taxes	(8,163,695)	(4,157,480)
Provision for income taxes	-	-
Net loss before noncontrolling interest	(8,163,695)	-
Noncontrolling interest	(13,810)	-
Net loss attributed to stockholders	$(8,149,885)	$(4,157,480)

Net loss attributed to stockholders per share, basic and diluted	$(0.34)	$(0.46)

Weighted average shares outstanding, basic and diluted	23,649,432	9,097,973

The accompanying notes are an integral part of these consolidated financial statements

F-4

CURE Pharmaceutical Holding Corp

Consolidated Statement of Stockholders’ Equity (Deficit)

			Additional
	Common Stock		Paid-in	Stock	Accumulated	Noncontrolling
	Shares	Par	Capital	Payable	Deficit	Interest	Total
Balance, December 31, 2015	6,629,260	$6,629	$2,721,102	$-	$(6,561,234)	$-	$(3,833,503)
Issuance of common stock for conversion of convertible promissory notes	2,380,740	2,381	2,870,626	-	-	-	2,873,007
Recapitalization of the Company	8,150,210	8,150	(8,150)	-	-	-	-
Issuance of common stock for conversion of convertible promissory notes	6,106,463	6,107	6,100,356	-	-	-	6,106,463
Issuance of common stock for professional services	70,000	70	69,930	-	-	-	70,000
Warrants granted	-	-	658,566	-		-	658,566
Net loss	-	-	-	-	(4,157,480)	-	(4,157,480)
Balance, December 31, 2016	23,336,673	$23,337	$12,412,430	$-	$(10,718,714)	$-	$1,717,053
Issuance of common stock for professional services	564,579	565	2,204,435	-	-	-	2,205,000
Warrants granted for commissions earned	-	-	832,000	-	-	-	832,000
Warrants granted for services	-	-	349,057	-	-	-	349,057
Common stock owed but not yet issued	-	-	(828)	324,995	-	-	324,167
Loan discounts	-	-	686,538	-	-	-	686,538
Noncontrolling interest of Oak Therapeutics, Inc.	-	-	-	-	-	46,884	46,884
Net loss	-	-	-	-	(8,149,885)	-	(8,149,885)
Balance, December 31, 2017	23,901,252	$23,902	$16,483,632	$324,995	$(18,868,599)	$46,884	$(1,989,186)

The accompanying notes are an integral part of these consolidated financial statements

F-5

CURE Pharmaceutical Holding Corp

Consolidated Statements of Cash Flows

	For the Year Ended	For the Year Ended
	December 31, 2017	December 31, 2016
Cash flows from operating activities
Net loss	$(8,149,885)	$(4,157,480)
Adjustment to reconcile net loss to net cash used in operating activities:
Common stock issued for services	-	70,000
Stock based compensation – prepaid expenses	2,311,805	607,906
Depreciation and amortization	164,596	172,608
Amortization of loan discounts	953,179	-
Bad debt expense	-	36,238
Change in derivative liability	(742,109)	-
Loss from joint venture	(2,475)	(4,334)
Noncontrolling interest	(13,810)	-
Write off of intangible assets	-	58,522
Loss on disposal of PP&E	12,351	3,323
Amortization of warrants granted for discount of convertible notes	535,195	-
Warrants granted for commission expense	832,000	-
Change in other assets and liabilities:
Restricted cash	-	49,980
Accounts receivable	2,685	(5,142)
Inventory	36,289	110,180
Prepaid expenses and other assets	(104,091)	(185,757)
Other assets	38,282	50,996
Accounts payable	279,594	(298,204)
Accrued expenses	102,882	16,635
Deferred revenue	187,844	(41,901)
Net cash used in operating activities	(3,555,668)	(3,516,430)

Cash flows from investing activities
Cash from acquisition of company	65,702	-
Advance of note receivable	-	(18,290)
Purchase in intangible assets	(49,480)	(45,930)
Payment to investment	(5,000)	(20,421)
Acquisition of property and equipment, net	(100,142)	(122,126)
Net cash used in investing activities	(88,920)	(206,767)

Cash flows from financing activities
Proceeds from loan	2,855,549	5,855,575
Loan repayments	(199,401)	(1,028,226)
Capital lease payments	(9,453)	(11,362)
Net cash provided by financing activities	2,646,695	4,815,987

Net increase (decrease) in cash and cash equivalents	(997,893)	1,092,790
Cash and cash equivalents, beginning of period	1,106,142	13,352
Cash and cash equivalents, end of period	$108,249	$1,106,142

Supplemental cash flow information
Cash paid for interest and income taxes:
Interest	$36,249	$93,001
Income taxes	$-	$-
Non-cash financing activities:
Common stock related to prepaid expenses	$258,918	$-
Loan discount related to convertible promissory notes	$832,846	$-
Liabilities assumed from acquisition	$1,791	$-
Convertible promissory notes and accrued interest converted to common stock	$-	$8,979,470
Warrants granted as payment for accounts payable	$-	$50,660

The accompanying notes are an integral part of these consolidated financial statements

F-6

CURE PHARMACEUTICAL HOLDING CORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – NATURE OF BUSINESS

CURE Pharmaceutical Holding Corp (the “Company”), formerly known as Makkanotti Group Corp, was incorporated in the State of Nevada on May 15, 2014. The Company was originally formed to engage in the business of manufacturing food paper bags in Nicosia, Cyprus. On November 7, 2016, the Company changed its name to CURE Pharmaceutical Holding Corp.

On November 7, 2016, the Company, in a reverse take-over transaction, acquired CURE Pharmaceutical Corporation (“CURE Pharmaceutical”), a specialty pharmaceutical and bioscience company based in California that specializes in drug delivery technologies, by executing a Share Exchange Agreement and Conversion Agreement (“Exchange Agreement”) by and among the Company and a holder of a majority of the issued and outstanding capital stock of the registrant prior to the closing (the “Majority Stockholder”), on the one hand, and CURE Pharmaceutical a California corporation, all of the shareholders of CURE Pharmaceutical’s issued and outstanding share capital (the “CURE Pharm Shareholders”) and the holders of certain convertible promissory notes of CURE Pharmaceutical (“CURE Pharm Noteholders”), on the other hand. Hereinafter, this share exchange transaction is described as the “Share Exchange.” As a result of the Share Exchange, CURE Pharmaceutical became a wholly owned subsidiary of the Company, and the CURE Pharm Shareholders and CURE Pharm Noteholders became the controlling shareholders of the Company.

For accounting purposes, CURE Pharmaceutical shall be the surviving entity. The transaction is accounted for using the reverse acquisition method of accounting. As a result of the recapitalization and change in control, CURE Pharmaceutical is the acquiring entity in accordance with ASC 805, Business Combinations.

CURE Pharmaceutical Holding Corp is a specialty pharmaceutical and bioscience company with a focus in drug delivery technologies. CURE leverages novel drug delivery technologies to develop and commercialize new applications of proven therapeutics through Oral Thin Film (“OTF”) via our proprietary patented CUREFilm™ Technology as well as through transdermal applications. Our micro encapsulation of drug actives in our CUREFilm™ Technology allows for a higher volume of an active and if required, multiple actives to be produced on a single oral thin film strip.

The Company is focused on partnering with pharmaceutical and biotech companies seeking to deliver drug actives utilizing and benefitting from our proprietary OTF and transdermal applications and when preferable to take our own products from clinical process to commercialization. We are focused on both the human and veterinary prescription, OTC and nutraceutical markets. CURE represents the complete solution for OTF drug delivery therapeutics from inception to finished product utilizing our CGMP/FDA registered manufacturing facility and processes.

In July 2017, the Company, Therapix Biosciences Ltd. (“Therapix”), a specialty clinical-stage pharmaceutical company dedicated to the development of cannabinoid-based drugs headquartered in Israel, and Assuta Medical Centers, Ltd., a medical services center located in Israel, entered into a nonbinding memorandum of understanding to collaborate to advance, research, develop and commercialize potential therapeutic products in the fields of personalized medicine and cannabinoids. On October 27, 2017, the Company entered into a development agreement with Therapix where the Company will formulate and develop pharmaceutical products using Therapix’s proprietary compounds while utilizing the Company’s proprietary OTF technology.

Consistent with our mission of improving the lives of all people in need, regardless of geography or economic status, we have made our technology available to a private company, Oak Therapeutics (“Oak”), that is developing novel drug formulations for patients in developing nations (“Territory”). On November 10, 2017, we received 269,000 shares of Oak as consideration for an exclusive license to our patents rights in the Territory, along with a royalty-free non-exclusive license to any improvements made by Oak. As a result of this transaction, we own approximately 63% of Oak’s outstanding shares and have consolidated Oak’s financial statements as of the fourth quarter 2017. Oak has completed a Phase I Small Business Innovative Research Contract (“SBIR”) from the National Institutes of Health to develop a formulation for 300mg of Isoniazid in a rapidly dissolving film as an anti-tuberculosis treatment option. Oak is currently in the application process for Phase II of the SBIR program to continue its research and development and focus on manufacturing scale up, clinical trials and commercialization.

F-7

CURE PHARMACEUTICAL HOLDING CORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation and basis of presentation

The consolidated financial statements include the accounts of CURE Pharmaceutical Holding Corp (“CPHC”), its wholly-owned subsidiary, CURE Pharmaceutical Corporation (“CURE”) and its majority owned subsidiary Oak Therapeutics, Inc. (“OAK”), collectively referred to as (“CURE”, “we”, “us”, “our” or the “Company” All significant inter-company balances and transactions have been eliminated in consolidation. The Company’s film strip product represents the principal operations of the Company.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. At December 31, 2017 and 2016 included in these estimates are assumptions about collection of accounts receivable, and useful life of fixed and intangible assets, tax valuation analysis, and warrant fair values.

Cash and Cash Equivalents

The Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents. As of December 31, 2017 and 2016 the Company had no cash equivalents. At December 31, 2017 and 2016, the Company maintains its cash and cash equivalents in banks insured by the Federal Deposit Insurance Corporation (“FDIC”) in accounts that at times may be in excess of the federally insured limit of $250,000 per bank. The Company minimizes this risk by placing its cash deposits with major financial institutions.

Investment in Associates

An associate is an entity over which the Company has significant influence through a joint venture. Significant influence is the power to participate in the financial and operating policy decisions of the investee but not control or have joint control over those policies.

The results of assets and liabilities of associates are incorporated in the consolidated financial statements using the equity method of accounting. Under the equity method, investments in associates are carried in the consolidated balance sheet at cost as adjusted for post-acquisition changes in the Company’s share of the net assets of the associate, less any impairment in the value of the investment. Losses of an associate in excess of the Company’s interest in that associate are not recognized. Additional losses are provided for, and a liability is recognized, only to the extent that the Company has incurred legal or constructive obligations or made payments on behalf of the associate.

Any excess of the cost of acquisition over the Company’s share of the net fair value of the identifiable assets, liabilities and contingent liabilities of the associate recognized at the date of acquisition is recognized as goodwill. The goodwill is included within the carrying amount of the investment.

On January 8, 2016, the Company received 50% ownership in CURE Innovations, Inc (“CI”). CI was created in 2015 by IncuBrands Studio, Inc (“IncuBrands”). The Company and IncuBrands each own 50% of the common stock of CI. The Company and IncuBrands entered into a Joint Venture agreement in 2013 to distribute several OTF products utilizing IncuBrands marketing and contacts in various industries as well as utilize the Company’s technology and capabilities of manufacturing OTF’s.

On December 6, 2016, the Company entered into a Joint Venture Agreement (“Joint Venture”) with Pace Wellness, Inc. (“Pace”) to jointly develop three Active Pharmaceutical Ingredients (“API”) within the nonprescription and/or Over-the-Counter (OTC) medicines specifically utilizing the Company’s patented and proprietary CUREFilm™ Technology. The three API’s to be jointly developed are Diphenhydramine HCL, Omeprazole and a third API to be determined at a later date (“Products”). Pace shall be the exclusive global distributor of the Products under the Solves Strips® branding or other private or branded labels. All benefits, advantages, and liabilities derived from, or incurred in respect of the Joint Venture shall be borne by the parties in proportion of their respective participating interests of 50/50 equal interest. As of December 31, 2017, the Company has contributed $5,000 to the Joint Venture.

On June 30, 2015, our subsidiary, Oak Therapeutics, Inc. (“Oak”), issued 25,000 shares of its common stock in exchange for $10,000 and 181,251 common stock shares of Pace Wellness, Inc. (“Pace”) at a value of $1.00 per share, which represents 1.8% interest in Pace. Oak has fully written off the investment as of the acquisition date, November 10, 2017.

F-8

CURE PHARMACEUTICAL HOLDING CORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Acquisitions

On November 10, 2017, we received 269,000 shares of Oak as consideration for an exclusive license to our patents rights in developing nations, along with a royalty-free non-exclusive license to any improvements made by Oak. As a result of this transaction, we own approximately 63% of Oak’s outstanding shares and have consolidated Oak’s financial statements as of the fourth quarter 2017. The following summarizes the consideration paid for Oak and the amounts of the assets and liabilities assumed recognized at the acquisition date, as well as the fair value at the acquisition date of the noncontrolling interest in Oak.

As of November 10, 2017
Consideration
License of CURE’s intellectual property	$139,000
Fair value of total consideration transferred	$139,000

Recognized amounts of identifiable assets acquired and liabilities assumed
Cash	$65,702
Intangible asset	139,000
Accrued expenses	(791)
Loans from shareholder	(4,217)
Total identifiable net assets	199,694
Noncontrolling interest in Oak	(60,694)
CURE’s interest in Oak	$139,000

Unaudited pro forma results of operations for the year ended December 31, 2017, as if the Company and Oak had been combined as of the beginning of the period, follows. The pro forma results include estimates and assumptions which management believes are reasonable. However, pro forma results are not necessarily indicative of the results that would have occurred if the business combination had been in effect on the dates indicated, or which may result in the future.

December 31, 2017
Net revenues	$363,434
Net loss	(8,099,441)

Net loss per share, basic and diluted	$(0.34)

Property and Equipment

The Company capitalizes expenditures related to property and equipment, subject to a minimum rule, that have a useful life greater than one year for: (1) assets purchased; (2) existing assets that are replaced, improved or the useful lives have been extended; or (3) all land, regardless of cost. Acquisitions of new assets, additions, replacements and improvements (other than land) costing less than the minimum rule in addition to maintenance and repair costs, including any planned major maintenance activities, are expensed as incurred. Depreciation has been provided using the straight-line method on the following estimated useful lives:

Manufacturing equipment	5-7 Years
Computer and other equipment	3-7 Years
Leasehold Improvements	Lesser of useful life or the term of the lease

Revenue Recognition

The Company recognizes revenue in accordance with the FASB ASC 605, Revenue Recognition. ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred and/or service has been performed; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. The Company believes that these criteria are satisfied upon shipment from our facility. Freight billed to customers is presented as revenues, and the related freight costs are presented as cost of goods sold. Deferred revenue is recognized when earned and all significant obligations have been satisfied.

F-9

CURE PHARMACEUTICAL HOLDING CORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Accounts receivable

Accounts receivable are generally unsecured. The Company establishes an allowance for doubtful accounts receivable based on the age of outstanding invoices and management’s evaluation of collectability. Accounts are written off after all reasonable collection efforts have been exhausted and management concludes that likelihood of collection is remote. Any future recoveries are applied against the allowance for doubtful accounts.

Inventory

Inventory is stated at the lower of cost or net realizable value. The Company determines the cost of its inventory, which includes amounts related to materials, direct labor, and manufacturing overhead, on a first-in, first-out basis. The Company performs an assessment of the recoverability of capitalized inventory during each reporting period, and writes down any excess and obsolete inventories to their realizable value in the period in which the impairment is first identified.

Advertising Expense

The Company expenses marketing, promotions and advertising costs as incurred. Such costs are included in general and administrative expense in the accompanying statements of operations. The Company recorded advertising costs of $13,062 and $12,000 for the years ended December 31, 2017 and 2016, respectively.

Research and Development

Costs incurred in connection with the development of new products and processes are charged to research and development expenses as incurred. The Company recorded research and development expenses of $1,427,341 and $753,369 for the year ended December 31, 2017 and 2016, respectively.

Income Taxes

The Company utilizes FASB ASC 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

The Company generated a deferred tax asset through net operating loss carry-forward. However, a valuation allowance of 100% has been established due to the uncertainty of the Company’s realization of the net operating loss carry forward prior to its expiration.

Stock-Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

F-10

CURE PHARMACEUTICAL HOLDING CORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Convertible Debentures

Beneficial Conversion Feature

If the conversion features of conventional convertible debt provide for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-20 “Debt with Conversion and Other Options.” In those circumstances, the convertible debt is recorded net of the discount related to the BCF and the Company amortizes the discount to interest expense over the life of the debt using the effective interest method.

Derivative Liabilities

ASC 815-40 (formerly SFAS No. 133 “Accounting for derivative instruments and hedging activities”), requires that embedded derivative instruments be bifurcated and assessed, along with free-standing derivative instruments such as warrants, on their issuance date and in accordance with ASC 815-40-15 (formerly EITF 00-19 “Accounting for derivative financial instruments indexed to, and potentially settled in, a company’s own stock”) to determine whether they should be considered a derivative liability and measured at their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes option pricing formula and present value pricing. At December 31, 2017 and 2016, the Company adjusted its derivative liability to its fair value, and reflected the change in fair value, in its consolidated statement of operations and comprehensive loss.

Basic and diluted loss per share

Basic loss per share is computed by dividing the net loss to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted loss per share is computed by dividing the net loss for the period by the weighted average number of common and dilutive common equivalent shares outstanding during the period. Common equivalent shares, which consist of stock options and warrants, have been excluded from the diluted loss per share calculation because their effect is anti-dilutive.

December 31, 2017

Number of common stock shares issued and outstanding	23,901,252
Number of common stock shares from conversion of convertible notes	307,904
Number of common stock shares from exercise of warrants	360,000
Total fully-diluted common stock shares	24,569,156

Going Concern

The Company’s financial statements are prepared using U.S. GAAP applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company had an accumulated deficit at December 31, 2017 of $18,868,599. The Company had a working deficit of $2,784,574 as of December 31, 2017. These factors raise substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of the financial statements. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it establishes a revenue stream and becomes profitable. The Company is continually analyzing its current costs and is attempting to make additional cost reductions where possible. We expect that we will continue to generate losses from operations throughout 2018.

Historically, the Company has had operating losses and negative cash flows from operations which cast significant doubt upon the Company’s ability to continue as a going concern. The Company will need to raise capital in order to fund its operations. This need may be adversely impacted by uncertain market conditions and changes in the regulatory environment. To address its financing requirements, the Company intends to seek financing through debt and equity issuances to existing stockholders.

Specifically, management has identified that a minimum of $4,000,000 of capital is needed over the next 12 months in order sustain operations. These capital needs take into account, among other things, management’s plans to advance intellectual property, maintenance of patents, upgrades for manufacturing and to hire personnel for business development. Management has outlined a plan to raise between $8,000,000 to $10,000,000 in capital over the next 12 months through the issuance of shares of the Company’s common stock to accredited investors. Management believes that the capital raised through these methods will be sufficient to sustain operations for the next 12 months. However, the outcome of these matters cannot be predicted with certainty at this time.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of the financial statements. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary if the Company is unable to continue as a going concern.

F-11

CURE PHARMACEUTICAL HOLDING CORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The Company has assets or liabilities valued at fair value on a recurring basis for the years ended December 31, 2017 and 2016.

Long-lived Assets

Long-lived assets include equipment and intangible assets other than those with indefinite lives. We assess the carrying value of our long-lived asset groups when indicators of impairment exist and recognize an impairment loss when the carrying amount of a long-lived asset is not recoverable when compared to undiscounted cash flows expected to result from the use and eventual disposition of the asset.

Indicators of impairment include significant underperformance relative to historical or projected future operating results, significant changes in our use of the assets or in our business strategy, loss of or changes in customer relationships and significant negative industry or economic trends. When indications of impairment arise for a particular asset or group of assets, we assess the future recoverability of the carrying value of the asset (or asset group) based on an undiscounted cash flow analysis. If carrying value exceeds projected, net, undiscounted cash flows, an additional analysis is performed to determine the fair value of the asset (or asset group), typically a discounted cash flow analysis, and an impairment charge is recorded for the excess of carrying value over fair value. As of December 31, 2017 and 2016, our qualitative analysis of long-lived assets did not indicate any impairment.

Concentrations of Credit Risk

In the normal course of business, the Company provided credit terms to its customers; however, collateral was not required. Accordingly, the Company performed credit evaluations of its customers and maintained allowances for possible losses which, when realized, were within the range of management’s expectations. From time to time, a higher concentration of credit risk existed on outstanding accounts receivable for a select number of customers due to individual buying patterns.

Cost of Sales

Cost of sales includes the purchase cost of products sold and all costs associated with getting the products to our customers, including transportation costs.

Shipping Costs

Shipping and handling costs billed to customers are recorded in sales. Shipping costs incurred by the company are recorded in selling, general and administrative expenses.

F-12

CURE PHARMACEUTICAL HOLDING CORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Related parties

Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. All transactions with related parties shall be recorded at fair value of the goods or services exchanged.

Recently Issued Standards

In January 2016, the FASB issued ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities. The purpose is to enhance the reporting model for financial instruments to provide users of financial statements with more decision-useful information. This ASU is effective for the Company in the first quarter of 2018. Early adoption is not permitted except for limited provisions. The Company does not expect the adoption of this amendment to have a material effect on its financial condition and results of operations.

In January 2016, the FASB issued an accounting standard update which requires, among other things, that entities measure equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) at fair value, with changes in fair value recognized in earnings. Under the standard, entities will no longer be able to recognize unrealized holding gains and losses on equity securities classified today as available for sale as a component of other comprehensive income. For equity investments without readily determinable fair values the cost method of accounting is also eliminated, however subject to certain exceptions, entities will be able to elect to record equity investments without readily determinable fair values at cost, less impairment and plus or minus adjustments for observable price changes, with all such changes recognized in earnings. This new standard does not change the guidance for classifying and measuring investments in debt securities and loans. The standard is effective for us on July 1, 2018 (the first quarter of our 2019 fiscal year). The Company is currently evaluating the anticipated impact of this standard on our consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02—Leases (Topic 842), requiring lessees to recognize a right-of-use asset and a lease liability on the balance sheet for all leases with the exception of short-term leases. For lessees, leases will continue to be classified as either operating or finance leases in the income statement. The effective date of the new standard for public companies is for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years. Early adoption is permitted. The new standard must be adopted using a modified retrospective transition and requires application of the new guidance at the beginning of the earliest comparative period presented. The Company is evaluating the effect that the updated standard will have on its consolidated financial statements and related disclosures.

In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net) that clarifies how to apply revenue recognition guidance related to whether an entity is a principal or an agent. ASU 2016-08 clarifies that the analysis must focus on whether the entity has control of the goods or services before they are transferred to the customer and provides additional guidance about how to apply the control principle when services are provided and when goods or services are combined with other goods or services. The effective date for ASU 2016-08 is the same as the effective date of ASU 2014-09 as amended by ASU 2015-14, for annual reporting periods beginning after December 15, 2017, including interim periods within those years. The Company does not anticipate a significant impact upon adoption.

In March 2016, the FASB issued ASU No. 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The new standard requires recognition of the income tax effects of vested or settled awards in the income statement and involves several other aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities and classification on the statement of cash flows. This new standard became effective for the Company on January 1, 2017. The adoption of this standard did not have a material impact on its financial position, results of operations or statements of cash flows upon adoption.

In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, which provides further guidance on identifying performance obligations and improves the operability and understandability of licensing implementation guidance. The effective date for ASU 2016-10 is the same as the effective date of ASU 2014-09 as amended by ASU 2015-14, for annual reporting periods beginning after December 15, 2017, including interim periods within those years. The Company does not anticipate a significant impact upon adoption.

F-13

CURE PHARMACEUTICAL HOLDING CORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In May 2016, the FASB issued ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients”, to clarify certain core recognition principles including collectability, sales tax presentation, noncash consideration, contract modifications and completed contracts at transition and disclosures no longer required if the full retrospective transition method is adopted. The effective date and transition requirements for these amendments are annual reporting periods beginning after December 15, 2017, including interim reporting periods therein, and that would also permit public entities to elect to adopt the amendments as of the original effective date as applicable to reporting periods beginning after December 15, 2016. The new guidance allows for the amendment to be applied either retrospectively to each prior reporting period presented or retrospectively as a cumulative-effect adjustment as of the date of adoption. The Company does not anticipate a significant impact upon adoption.

In August, 2016, the FASB issued Accounting Standards Update No. 2016-15, Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force) (“ASU 2016-15”). The amendments in ASU 2016-15 address eight specific cash flow issues and apply to all entities that are required to present a statement of cash flows under ASC Topic 230, Statement of Cash Flows. The amendments in ASU 2016-15 are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption during an interim period. The Company does not anticipate a significant impact upon adoption.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. This new standard clarifies the definition of a business and provides a screen to determine when an integrated set of assets and activities is not a business. The screen requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This new standard will be effective for the Company on January 1, 2018; however, early adoption is permitted with prospective application to any business development transaction.

In May 2017, the FASB issued ASU No. 2017-09, Compensation-Stock Compensation: Scope of Modification Accounting, which provides clarification on when modification accounting should be used for changes to the terms or conditions of a share-based payment award. This ASU does not change the accounting for modifications but clarifies that modification accounting guidance should only be applied if there is a change to the value, vesting conditions or award classification and would not be required if the changes are considered non-substantive. The amendments of this ASU are effective for the Company in the first quarter of 2018, with early adoption permitted. The adoption of ASU 2017-09 is not expected to have an impact on the Company’s consolidated financial statements.

There are various other updates recently issued, however, they are not expected to a have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

NOTE 3 – ACCOUNTS RECEIVABLE

Accounts receivable, net of allowances for sales returns and doubtful accounts, consisted of the following:

	December 31, 2017	December 31, 2016

Trade accounts receivable	$4,364	$7,049
Less allowances	-	-
Total accounts receivable, net	$4,364	$7,049

NOTE 4 – PREPAID EXPENSES AND OTHER ASSETS

As of December 31, 2017 and December 31, 2016, prepaid expenses and other assets consisted of the following:

	December 31, 2017	December 31, 2016

Prepaid consulting services – stock-based compensation	$258,918	$150,168
Prepaid consulting services	116,167	-
Prepaid clinical study	110,538	-
Prepaid insurance	60,180	42,785
Other Receivables	5,858	10,948
Prepaid inventory	12,182	13,178
Prepaid expenses	23,045	6,800
Prepaid expenses and other assets	$586,888	$223,879

F-14

CURE PHARMACEUTICAL HOLDING CORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - INVENTORY

Inventory consists of raw materials, packaging components, work-in-process and finished goods. The Company’s inventory is stated at the lower of cost (FIFO cost basis) or net realizable value.

The carrying value of inventory consisted of the following:

	December 31, 2017	December 31, 2016

Raw Materials	$67,664	$68,047
Packaging Components	17,546	84,927
Work-In-Process	829	17,406
Finished Goods	-	-
	86,039	170,380
Reserve for Obsolescence	(41,043)	(89,095)
Total inventory	$44,996	$81,285

NOTE 6 – PROPERTY AND EQUIPMENT AND INTANGIBLE ASSETS

As of December 31, 2017 and 2016, property and equipment and intangible assets consisted of the following:

	December 31, 2017	December 31, 2016

Manufacturing equipment	$797,513	$769,074
Computer and other equipment	169,499	116,747
Leasehold improvements	42,666	36,066
Less accumulated depreciation	(672,317)	(551,239)
Property and Equipment, net	$337,361	$370,648

Depreciation expense for the years ended December 31, 2017 and 2016 was $121,078 and $129,985 respectively, which includes depreciation of $8,640 for capitalized leased assets for the years ended December 31, 2017 and 2016. Accumulated depreciation for property held under capital leases were $37,177 and $28,537 as December 31, 2017 and 2016, respectively.

	December 31, 2017	December 31, 2016

Intellectual Property	$814,582	$814,582
Patents	224,527	175,047
Less accumulated amortization	(138,637)	(95,119)
Intangible assets, net	$900,472	$894,510

The Company incurred $49,480 and $45,930 of legal patent costs that were capitalized during the years ended December 31, 2017 and 2016, respectively. The Company wrote off $58,522 of intangibles during the year ended December 31, 2016. Amortization expense for the years ended December 31, 2017 and 2016 was $43,518 and $42,663, respectively.

The estimated aggregate amortization expense over each of the next five years is as follows:

2018	$43,518
2019	43,518
2020	43,518
2021	43,518
2022	43,518
Thereafter	513,785
Total Amortization	$731,375

F-15

CURE PHARMACEUTICAL HOLDING CORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 – NOTE RECEIVABLE

Note receivable consists of the following at December 31, 2017 and 2016:

	2017	2016

The note receivable is a promissory note with a company bearing an interest rate of 8% per annum, principal and accrued and unpaid interest is payable on demand of the Company any time before November 11, 2016 or by November 11, 2016 if no demand is made prior to such date. This note has been written off in 2016.	$-	$17,948
The note receivable is a promissory note with a company bearing an interest rate of 8% per annum, principal and accrued and unpaid interest is payable on demand of the Company any time before March 29, 2017 or by March 29, 2017 if no demand is made prior to such date. This note has been written off in 2016.	-	18,290
	-	36,238
Less allowances	-	(36,238)
Current portion of note receivable	-	-
Note receivable, less current portion	$-	$-

NOTE 8 – LOAN PAYABLE

Loan payable consists of the following at December 31, 2017 and 2016:

	2017	2016
Notes to a company due August 29, 2018 and September 21, 2018, including interest at 7.55% and 7.05%, respectively per annum; unsecured; interest due monthly	$50,425	$-
Note to a company due September 29, 2017 including interest at 13,25% per annum; unsecured; interest due monthly	-	33,277
	$50,425	$33,277

Interest expense for the year ended December 31, 2017 and 2016 was $2,011 and $930, respectively.

NOTE 9 – NOTES PAYABLE

Notes payable consist of the following at December 31, 2017 and 2016:

	December 31, 2017	December 31, 2016

Note to a company amended on August 27, 2017 and due on or before one month from the amended date and the maturity date shall be extended for one month periods as long as the Company is not in default, interest shall accrue at 10% per annum, secured by the Company’s intellectual property	$650,000	$-
Note to a company of $100,000 due January 31, 2018 including interest of $3,000 per month, unsecured, principal and interest due at maturity, principal and interest repaid on January 23, 2018	100,000	-
Note to an individual, non-interest bearing, unsecured and has no fixed terms of repayment	50,000	50,000

	$800,000	$50,000

During the year ended December 31, 2017 and 2016, the Company incurred $10,000 and $0, respectively, amortization of discount. Interest expense for the year ended December 31, 2017 and 2016 was $30,226 and $0, respectively.

F-16

CURE PHARMACEUTICAL HOLDING CORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – CONVERTIBLE PROMISSORY NOTES

Convertible promissory notes consist of the following at December 31, 2017 and 2016:

	2017	2016

Convertible promissory notes totaling $1,900,000 due between November 11, 2017 and May 8, 2018, interest payable at 8% per annum; unsecured; principal and accrued interest convertible into common stock at the lower of $7.00 per share or the price per share of the latest closing of a debt or equity offering by the Company greater than $3,000,000; accrued interest due between November 11, 2017 and May 8, 2018; convertible promissory notes totaling $1,300,000 were amended to extend the maturity date to March 31, 2018	$1,900,000	$-

	1,900,000	-
Unamortized discount	(348,512)	-
Convertible promissory notes	$1,551,488	$-

During the year ended December 31, 2017 and 2016, the Company incurred $1,170,873 and $0, respectively, amortization of discount. Interest expense for the year ended December 31, 2017 and 2016 was $84,161 and $0, respectively.

NOTE 11 – DERIVATIVE LIABILITY

The following table summarizes fair value measurements by level at December 31, 2017 for assets and liabilities measured at fair value on a recurring basis:

	Level I	Level II	Level III	Total

Derivative liability	$—	$—	$(90,738)	$(90,738)

No financial assets or liabilities were measured on a recurring basis as of December 31, 2016.

The Company has issued convertible promissory notes during 2017. The convertible notes require us to record the value of the conversion feature as a liability, at fair value, pursuant to ASC 815, including provisions in the notes that protect the holders from declines in the Company’s stock price, which is considered outside the control of the Company. The derivative liabilities are marked-to-market each reporting period and changes in fair value are recorded as a non-operating gain or loss in our statement of operations, until they are completely settled. The fair value of the conversion feature is determined each reporting period using the Black-Scholes option pricing model, and is affected by changes in inputs to that model including our stock price, expected stock price volatility, interest rates and expected term. The assumptions used in valuing the derivative liability during 2017 were as follows:

December 31, 2017
Significant assumptions (weighted-average):
Risk-free interest rate at grant date	2.20%
Expected stock price volatility	75.43%
Expected dividend payout	-
Expected option life (in years)	1
Expected forfeiture rate	0%

The following is a reconciliation of the derivative liability for 2017:

December 31, 2017
Value at December 31, 2016	$-
Initial value at the debt issuance	832,846
Decrease in value	(742,108)
Value at December 31, 2017	$90,738

F-17

CURE PHARMACEUTICAL HOLDING CORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  NOTE 12 – WARRANT AGREEMENTS

On January 3, 2017, the Company issued 1,300,000 warrants in connection with commissions earned in relation to the Company’s Private Label Exclusive Distribution and License agreement with Red Barn Pet Products, LLC.

From May 11, 2017 to December 31, 2017, the Company issued 360,000 warrants in connection with the issuance of $1,800,000 convertible promissory notes. The warrants have an exercise price of the lower of $7.00 per share or the price per share in the Company’s latest debt or equity financing greater than $3,000,000 and a term of 3 years.

Warrants that vest at the end of a one-year period are amortized over the vesting period using the straight-line method.

The Company’s warrant activity was as follows:

	Warrants	Weighted Average Exercise Price	Weighted Average Contractual Remaining Life
Outstanding, December 31, 2016	4,392,107	1.97	6.17
Granted	1,660,000	3.08	2.62
Exercised	(1,300,000)	(3.94)	-
Forfeited/Expired	-	-	-
Outstanding, December 31, 2017	4,752,107	2.90	4.98
Exercisable at December 31, 2017	3,101,026	3.40	3.93

The change in warrant value for the year ended December 31, 2017 and 2016 was $1,181,057 and $607,906, respectively.

Range of Exercise Price	Number of Warrants	Weighted Average Remaining Contractual Life (years)	Weighted Average Exercise Price	Number of Warrants Exercisable	Weighted Average Exercise Price
$1.00 - $7.00	4,752,107	4.98	$2.90	3,101,026	$3.40
	4,752,107	4.98	$2.90	3,101,026	$3.40

The weighted-average fair value of warrants granted to during the year ended December 31, 2017 and year ended December 31, 2016, and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes-Merton (“Black-Scholes”) option pricing model are as follows:

	December 31, 2017	December 31, 2016
Significant assumptions (weighted-average):
Risk-free interest rate at grant date	1.92%	1.83%
Expected stock price volatility	84.43%	84.42%
Expected dividend payout	-	-
Expected option life (in years)	3	3
Expected forfeiture rate	0%	0%

F-18

CURE PHARMACEUTICAL HOLDING CORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  NOTE 13 – STOCKHOLDERS’ EQUITY

Authorized Stock

The Company has authorized to issue is 75,000,000 common shares with a par value of $0.001 per share.

As of December 31, 2017 and December 31, 2016, there were 23,901,252 and 23,336,673 shares of the Company’s common stock issued and outstanding, respectively.

Common Share Issuances

On April 7, 2017, the Company issued 14,579 common stock shares at $6.86 per share for consulting services to be performed over a one year period. The total value of this issuance was $100,000 and as of December 31, 2017, $26,575 is included in prepaid expenses and other assets.

On April 24, 2017, the Company issued 100,000 common stock shares at $7.00 per share for consulting services to be performed over a six month period. The total value of this issuance was $700,000.

On May 18, 2017, the Company issued 300,000 common stock shares at $2.10 per share for consulting services to be performed over a one year period. The total value of this issuance was $630,000 and as of December 31, 2017, $39,699 is included in prepaid expenses and other assets.

On August 21, 2017, the Company issued 100,000 common stock shares at $5.30 per share for consulting services to be performed over a four month period. The total value of this issuance was $530,000.

On October 15, 2017, the Company issued 50,000 common stock shares at $4.90 per share for consulting services to be performed over a one year period. The total value of this issuance was $245,000 and as of December 31, 2017, $192,644 is included in prepaid expenses and other assets.

Stock Payable

On December 14, 2017, the Company issued a $100,000 convertible promissory note to a company due June 14, 2018. In connection with issuance of this convertible promissory note, the Company is to issue 150,000 common stock shares at $2.05 per share per the terms of the convertible promissory note. As of December 31, 2017, the Company has not yet issued these common stock shares and thus the Company recorded a stock payable for $307,500.

On October 15, 2017, the Company entered into a Consulting Agreement (“Agreement”) with an individual (“Consultant”) to provide business development advisory services. In consideration for the Consultant’s services provided, the Company shall grant 100,000 common stock shares, where 50,000 common stock shares shall be issued on October 15, 2017 and the remaining 50,000 common stock shares shall be granted to the Consultant within 90 days of execution of the Agreement. The Company issued 50,000 common stock shares at $4.90 per share for consulting services to be performed over a one year period on October 15, 2017. As the Company did not issue the remaining 50,000 common stock shares before the year ended December 31, 2017, the Company recorded a stock payable of $16,667, which is included in consulting expenses.

NOTE 14 - COMMITMENTS AND CONTINGENCIES

Litigation

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. The only significant matter of which the Company is aware of is discussed below.

On May 22, 2017, Sandy Sierra Garate (“Applicant”), who remains an employee of the Company, filed an application for benefits due to alleged serious and willful misconduct of the Company pursuant to labor code section 4553 with the State of California Workers’ Compensation Appeals Board (WCAB Case No: ADJ 10686812) resulting in injury arising out of and in the course of the Applicant’s employment on August 5, 2016. The Applicant is requesting relief in this matter for a one half increase in all compensation recoverable in connection with the injury of August 5, 2016, for the allowance of costs and expenses in an amount to be determined and for such further relief as is deemed appropriate. The Company is currently unable to determine what the additional expenses will be incurred in order to defend this matter. As such, the Company cannot determine whether there is a reasonable possibility that a loss will be incurred nor can it estimate the range of any such potential loss. Accordingly, the Company has not accrued an amount for any potential loss associated with this action.

F-19

CURE PHARMACEUTICAL HOLDING CORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Operating leases

The Company maintains its corporate offices and manufacturing facility at 1620 Beacon Place, Oxnard, CA 93033, which contains approximately 25,000 square feet. The Company is currently on a month-to-month lease, with a lease payment of $19,997 per month.

The Company also leases additional office and warehouse space at 1610 and 1612 Fiske Place, Oxnard, CA 93033, which contains approximately 6,547 square feet. The Company is currently on a month-to-month lease, with a lease payment of $4,763 per month.

The Company also leases additional research and development space at 2029 Becker Drive, Lawrence, KS 66047, which contains approximately 1,350 square feet. The Company is currently on a month-to-month lease, with a lease payment of $1,000 per month.

Total rent expense for the years ended December 31, 2017 and 2016 was $294,646 and $286,539, respectively.

NOTE 15 - RELATED PARTY TRANSACTIONS

On various dates from October 31, 2014 to February 2, 2015, CURE Pharmaceutical issued convertible promissory notes to Ronick, Inc., (“Ronick”) totaling $89,000 that were due on February 25, 2016, but Ronick has agreed to extend the due date to August 31, 2016. Robert Davidson, our Chief Executive Officer and director, is a shareholder of Ronick. Interest is payable at 3% per annum and is secured by technology and patent rights. Principal and accrued interest is convertible into common stock at $4.00 per share. This conversion is subject to an adjustment if CURE Pharmaceutical sells stock or grants conversion rates at a lower price; however, Ronick has subsequently agreed to waive these conversion rights and will convert at $4.00 per share. As of October 6, 2016, Ronick has converted $35,260 of principal and unpaid accrued interest into 8,815 of common stock shares of CURE Pharmaceutical. As of October 6, 2016, Ronick converted $35,290 of principal and unpaid accrued interest into 8,822 of common stock shares of CURE Pharmaceutical.

On December 31, 2015, CURE Pharmaceutical converted $100,150 of accrued payroll for Robert Davidson into a convertible promissory note. As of October 6, 2016, Robert Davidson has converted $38,415 of principal and unpaid accrued interest into 9,604 of common stock shares of CURE Pharmaceutical. On October 17, 2016, Robert Davidson transferred his convertible promissory note to Ronick. On that same date, Ronick converted $38,449 of principal and unpaid accrued interest into 9,612 of common stock shares of CURE Pharmaceutical.

On December 31, 2015, CURE Pharmaceutical converted $94,312 of accrued payroll for Wayne Nasby, our Chief Operating Officer, into a convertible promissory note. As of October 6, 2016, Wayne Nasby has converted $48,241 of principal and unpaid accrued interest into 12,060 of common stock shares of the CURE Pharmaceutical. As of October 17, 2016, Wayne Nasby converted $48,284 of principal and unpaid accrued interest into 12,071 of common stock shares of CURE Pharmaceutical.

On December 31, 2015, CURE Pharmaceutical converted $77,250 of accrued payroll for Edward Maliski, our President and Chief Science Officer, into a convertible promissory note. As of October 6, 2016, Edward Maliski has converted $39,514 of principal and unpaid accrued interest into 9,878 of common stock shares of CURE Pharmaceutical. As of October 17, 2016, Edward Maliski converted $39,549 of principal and unpaid accrued interest into 9,887 of common stock shares of CURE Pharmaceutical.

On December 31, 2015, CURE Pharmaceutical converted $51,500 of accrued payroll for Jonathan Turman into a convertible promissory note. As of October 6, 2016, Jonathan Turman has converted $26,343 of principal and unpaid accrued interest into 6,586 of common stock shares of CURE Pharmaceutical. As of October 17, 2016, Jonathan Turman converted $26,366 of principal and unpaid accrued interest into 6,591 of common stock shares of CURE Pharmaceutical.

At December 31, 2017, two of our executive officers, Robert Davidson and Mark Udell, had $7,931 and $13,716, respectively, due to them and are included in accounts payable. At December 31, 2016, one of our executive officers, Robert Davidson, had $10,992 due to him and is included in accounts payable.

F-20

CURE PHARMACEUTICAL HOLDING CORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  NOTE 16 – INCOME TAXES

The Company utilizes FASB ASC740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

The tax reform bill that Congress voted to approve December 20, 2017, also known as the “Tax Cuts and Jobs Act”, made sweeping modifications to the Internal Revenue Code, including a much lower corporate tax rate, changes to credits and deductions, and a move to a territorial system for corporations that have overseas earnings.

The act replaced the prior-law graduated corporate tax rate, which taxed income over $10 million at 35%, with a flat rate of 21%.

The Company generated a deferred tax asset through net operating loss carry-forwards. Management of the Company’s analysis indicates the net operating losses would be subject to significant limitations pursuant to Internal Revenue Code Section 382. The Company has not completed its IRC Section 382 Valuation, as required and the NOL’s because of potential Change of Ownerships might limit the usage or render the NOL’s completely worthless. Therefore, Management of the Company based upon Management’s evaluation has recorded a Full Valuation Reserve (100%), since it is more likely than not that no benefit will be realized for the Deferred Tax Assets.

Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or noncurrent depending on the periods in which the temporary differences are expected to reverse. The Company does not have any uncertain tax positions.

The total deferred tax asset is calculated by multiplying a domestic (US) 21 percent marginal tax rate by the cumulative Net Operating Loss Carryforwards (“NOL”). The Company currently has net operating loss carryforwards of approximately $17,385,131, which expire through 2037. The deferred tax asset related to the NOL carryforwards Management has determined based on all the available information that a 100% Valuation reserve is required.

The provision for incomes taxes for the years ending December 31 is as follows:

	2017	2016
Current expense
Federal	$-	$-
State	-	-

Deferred expense
Federal	$-	$-
State	-	-
Total income tax expense	$-	$-

F-21

CURE PHARMACEUTICAL HOLDING CORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Deferred income tax (liabilities) assets at December 31 are as follows:

	2017	2016
Deferred income tax assets
Net operating loss carryforward	$5,585,508	$4,622,321
Deferred revenue	107,860	74,378
Allowance for doubtful accounts	1,306	15,524
Accrued expenses	11,346	8,699
Total deferred tax assets	5,706,020	4,720,922

Deferred income tax liabilities
State income taxes	(353,750)	(329,222)
Depreciation and amortization	(16,065)	(23,120)
Valuation allowance	(5,336,205)	(4,368,580)
Total deferred tax liabilities	(5,706,020)	(4,720,922)

Deferred income tax, net	$-	$-

NOTE 17 – SUBSEQUENT EVENTS

In connection with a Consulting Agreement with an individual, the Company issued the remaining 50,000 common stock shares at $1.48 per share on January 24, 2018 for consulting services to be performed over a one year period.

On January 30, 2018, the Company received in total $1,000,000 by issuing a convertible promissory note (“Convertible Note”) to an individual (“Holder”) that is due November 30, 2018 (“Maturity Date”). The Convertible Note shall accrue interest at 9% per annum, to be paid quarterly in cash on the last trading day of each fiscal quarter staring with June 30, 2018 and is unsecured. At any time after June 30, 2018 until the Maturity Date, the outstanding principal amount of this Note (the “Principal Amount”), plus all accrued but unpaid interest shall be convertible at the option of the Holder, in whole or in part, into shares of Common Stock, at any time and from time to time (the “Optional Conversion”), at a price per share equal to the average closing price of the Company’s Common Stock on the OTC Markets for the five consecutive trading days prior to the delivery of the Notice of Conversion, (the “Optional Conversion Price”). If on or prior to the Maturity Date, the Company consummates its next bona fide sale of its preferred stock or Common Stock in excess of $4,000,000 in gross proceeds, in one transaction or a series of related transactions, which offering definitively sets a price per share of Common Stock or preferred stock and enables the Company to list its Common Stock on a national securities exchange (“Qualified Offering”), the entire Principal Amount of this Note shall be automatically converted into shares of Common Stock (the “Mandatory Conversion” and together with the Optional Conversion, the “Conversion”) at a price per share equal to 75% of the price of the Qualified Offering (the “Mandatory Conversion Price” together with Optional Conversion Price, the “Conversion Price”).

F-22

CURE PHARMACEUTICAL HOLDING CORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On February 20, 2018, (the “Effective Date”) the Company entered into a Consulting Agreement (“Agreement”) with an individual (“Consultant”) to perform strategic marketing and development services. The term of the Agreement is for one year from the Effective Date and the Company shall compensate the Consultant’s services by issuing 250,000 restricted common stock shares of the Company. As of the date of the Company’s filing of its Form 10-K for the fiscal year ended December 31, 2017, the Company has not yet issued these restricted common stock shares.

On February 23, 2018, (the “Effective Date”) the Company entered into a Consulting Agreement (“Agreement”) with Liviakis Financial Communications, Inc. (“Consultant”) to perform services in investors’ communication and public relations with existing and prospective shareholders, brokers, dealers and other investment professionals with respect to the Company’s current and proposed activities. The term of the Agreement is for 30 months from the Effective Date and the Company shall compensate the Consultant’s services by issuing 1,000,000 restricted common stock shares of the Company. As of the date of the Company’s filing of its Form 10-K for the fiscal year ended December 31, 2017, the Company has not yet issued these restricted common stock shares.

The Company has previously adopted and maintains the CURE Pharmaceutical Holding Corp. 2017 Equity Incentive Plan (the “Plan”), pursuant to which an aggregate of 5,000,000 shares of the common stock of the Company remain available for grant as of the Company’s filing of its Form 10-K for the fiscal year ended December 31, 2017. The Board of Directors have determined that it is in the best interests of the Company and its stockholders to provide an additional incentive for certain employees, including executive officers, and non-employee members of the Board of Directors of the Company by granting to them awards with respect to the common stock of the Company pursuant to the Plan. No awards have been granted as of the date of the Company’s filing of its Form 10-K for the fiscal year ended December 31, 2017.

On March 20, 2018, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with investors (the “Investors”) for the sale of up to $5,000,000 of convertible promissory notes (“Convertible Notes”) that are due November 30, 2018 (“Maturity Date”). The Convertible Notes shall accrue interest at 9% per annum, to be paid quarterly in cash on the last trading day of each fiscal quarter beginning on June 30, 2018 and are unsecured. At any time after June 30, 2018 until the Maturity Date, the outstanding principal amounts of these Notes (the “Principal Amounts”), plus all accrued but unpaid interest shall be convertible at the option of the Holders, in whole or in part, into shares of the Company’s Common Stock, at any time and from time to time, at a price per share equal to the average closing price of the Company’s Common Stock on the OTC Markets for the five consecutive trading days prior to the delivery of the notice of conversion, . If on or prior to the Maturity Date, the Company consummates its next bona fide sale of its preferred stock or Common Stock in excess of $4,000,000 in gross proceeds, in one transaction or a series of related transactions, which offering definitively sets a price per share of Common Stock or preferred stock and enables the Company to list its Common Stock on a national securities exchange (“Qualified Offering”), the entire Principal Amounts of these Notes shall be automatically converted into shares of Common Stock at a price per share equal to 75% of the price of the Qualified Offering. The Investors in this offering also received warrants (the “Warrants”) for the option to purchase equal to 50% of the shares of Common Stock that the Investor is entitled to receive in connection with the conversion of the Investor’s Note. The Warrants’ price per share shall equal the lower of (a) $2.00 or (b) 125% of the price per share of the Qualified Offering. The Warrants will have a three year term and shall be exercisable in cash.

F-23

CURE PHARMACEUTICAL HOLDING CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

For the Three Months Ended March 31, 2018 and the Year Ended December 31, 2017 (Unaudited)

	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash	$840,577	$108,249
Accounts receivable	39,907	4,364
Inventory	69,987	44,996
Prepaid expenses and other assets	986,589	586,888
Total current assets	1,937,060	744,497
Property and equipment, net	328,855	337,361
Intellectual property and patents, net	896,211	900,472
Prepaid expenses and other assets	606,130	-
Other assets	108,868	117,555
Total assets	$3,877,124	$2,099,885

Liabilities and Deficit
Current liabilities:
Accounts payable	$559,205	$544,980
Accrued expenses	183,599	129,978
Loan payable	33,526	50,425
Notes payable	700,000	800,000
Convertible promissory notes, net of unamortized discount	3,290,450	1,551,488
Derivative liability	65,961	90,738
Deferred revenue	396,484	361,462
Total current liabilities	5,229,225	3,529,071
License fees	560,000	560,000
Total liabilities	5,789,225	4,089,071

Deficit:
Common stock: $0.001 par value; authorized 75,000,000 shares; 23,951,252 and 23,901,252 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	23,952	23,902
Additional paid-in capital	17,240,845	16,483,632
Stock payable	1,553,328	324,995
Accumulated deficit	(20,770,435)	(18,868,599)
Total CURE Pharmaceutical Holding Corp stockholders’ deficit	(1,952,310)	(2,036,070)
Noncontrolling interest in subsidiary	40,209	46,884
Total deficit	(1,912,101)	(1,989,186)
Total liabilities and deficit	$3,877,124	$2,099,885

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-24

CURE PHARMACEUTICAL HOLDING CORP.

Condensed Consolidated Statements of Operations (Unaudited)

For the Three Months Ended March 31, 2018 and 2017

	For the Three Months Ended March 31, 2018	For the Three Months Ended March 31, 2017
Revenue
Net product sales	$69,322	$27,497
Consulting research & development income	35,692	4,448
Total revenues	105,014	31,945

Cost of goods sold	59,086	35,550
Gross profit (loss)	45,928	(3,605)
Research and development expenses	426,529	219,620
Selling, general and administrative expenses	1,018,510	2,402,547
Total costs and expenses	1,445,039	2,622,167
Net loss from operations	(1,399,111)	(2,625,772)
Other income (expense):
Interest income	-	4
Other income	7,533	8,571
Change in derivative liability	24,777	-
Other expense	(107,881)	(994)
Interest expense	(433,830)	(2,151)
Other income (expense)	(509,401)	5,430
Net loss before income taxes	(1,908,512)	(2,620,342)
Provision for income taxes	-	-
Net loss before noncontrolling interest	(1,908,512)	-
Noncontrolling interest	(6,676)	-
Net loss attributed to stockholders	$(1,901,836)	$(2,620,342)

Net loss attributed to stockholders per share, basic and diluted	$(0.08)	$(0.11)

Weighted average shares outstanding, basic and diluted	23,937,919	23,336,673

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-25

CURE PHARMACEUTICAL HOLDING CORP.

Condensed Consolidated Statements of Cash Flows (Unaudited)

For the Three Months Ended March 31, 2018 and 2017

	For the Three Months Ended	For the Three Months Ended
	March 31, 2018	March 31, 2017

Cash flows from operating activities
Net loss	$(1,908,512)	$(2,620,342)
Adjustment to reconcile net loss to net cash used in operating activities:
Amortization of stock based compensation – prepaid expenses	237,689	115,644
Depreciation and amortization	34,954	48,258
Amortization of loan discounts	360,089	-
Change in derivative liability	(24,777)	-
Warrants granted for commission expense	37,137	-
Warrants granted for services	-	1,801,993
Change in other assets and liabilities:
Accounts receivable	(35,543)	(31,089)
Inventory	(24,991)	1,927
Prepaid expenses and other assets	58,813	35,894
Other assets	8,687	9,050
Accounts payable	14,225	28,595
Accrued expenses	53,621	3,616
Deferred revenue	35,022	10,320
Net cash used in operating activities	(1,153,586)	(596,134)

Cash flows from investing activities
Purchase in intangible assets	(6,638)	(11,000)
Payment to joint venture	-	(5,000)
Acquisition of property and equipment, net	(15,549)	(19,314)
Net cash used in investing activities	(22,187)	(35,314)

Cash flows from financing activities
Proceeds from convertible promissory notes	2,025,000	-
Loan repayments	(116,899)	(10,729)
Capital lease payments	-	(3,063)
Net cash provided (used) by financing activities	1,908,101	(13,792)

Net increase (decrease) in cash and cash equivalents	732,328	(645,240)
Cash and cash equivalents, beginning of period	108,249	1,106,142
Cash and cash equivalents, end of period	$840,577	$460,902

Supplemental cash flow information

Cash paid for interest and income taxes:
Interest	$19,973	$2,151
Income taxes	$-	$-

Non-cash financing activities:
Common stock related to prepaid expenses	$1,323,562	$514,356
Warrants granted for discount on convertible promissory notes	$646,127	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-26

CURE PHARMACEUTICAL HOLDING CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2018

(UNAUDITED)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Cure Pharmaceutical Holding Corp (the “Company”), formerly known as Makkanotti Group Corp, was incorporated in the State of Nevada on May 15, 2014. The Company was formed to engage in the business of manufacturing food paper bags in Nicosia, Cyprus. On November 7, 2016, the Company changed its name to Cure Pharmaceutical Holding Corp.

On November 7, 2016, the Company, in a reverse take-over transaction, acquired Cure Pharmaceutical Corporation (“Cure Pharmaceutical”), a specialty pharmaceutical and bioscience company based in California that specializes in drug delivery technologies, by executing a Share Exchange Agreement and Conversion Agreement (“Exchange Agreement”) by and among the Company and a holder of a majority of the issued and outstanding capital stock of the registrant prior to the closing (the “Majority Stockholder”), on the one hand, and Cure Pharmaceutical, a California corporation, all of the shareholders of Cure Pharmaceutical’s issued and outstanding share capital (the “Cure Pharm Shareholders”) and the holders of certain convertible promissory notes of Cure Pharmaceutical (“Cure Pharm Noteholders”), on the other hand. Hereinafter, this share exchange transaction is described as the “Share Exchange.” As a result of the Share Exchange, Cure Pharmaceutical became a wholly owned subsidiary of the Company, and the Cure Pharm Shareholders and Cure Pharm Noteholders became the controlling shareholders of the Company.

For accounting purposes, Cure Pharmaceutical shall be the surviving entity. The transaction is accounted for using the reverse acquisition method of accounting. As a result of the recapitalization and change in control, Cure Pharmaceutical is the acquiring entity in accordance with ASC 805, Business Combinations.

Cure Pharmaceutical Corporation is a specialty pharmaceutical and bioscience company with a focus in drug delivery technologies. Cure leverages novel drug delivery technologies to develop and commercialize new applications of proven therapeutics through Oral Thin Film (“OTF”) via our proprietary patented CureFilm™ Technology as well as through transdermal applications. Our micro encapsulation of drug actives in our CureFilm™ Technology allows for a higher volume of an active and if required, multiple actives to be produced on a single oral thin film strip.

The Company is focused on partnering with pharmaceutical and biotech companies seeking to deliver drug actives utilizing and benefitting from our proprietary OTF and transdermal applications and when preferable to take our own products from clinical process to commercialization. We are focused on both the human and veterinary prescription, OTC and nutraceutical markets. Cure represents the complete solution for OTF drug delivery therapeutics from inception to finished product utilizing our CGMP/FDA registered manufacturing facility and processes.

In July 2017, the Company, Therapix Biosciences Ltd. (“Therapix”), a specialty clinical-stage pharmaceutical company dedicated to the development of cannabinoid-based drugs headquartered in Israel, and Assuta Medical Centers, Ltd., a medical services center located in Israel, entered into a nonbinding memorandum of understanding to collaborate to advance, research, develop and commercialize potential therapeutic products in the fields of personalized medicine and cannabinoids. On October 27, 2017, the Company entered into a development agreement with Therapix where the Company will formulate and develop pharmaceutical products using Therapix’s proprietary compounds while utilizing the Company’s proprietary OTF technology.

Consistent with our mission of improving the lives of all people in need, regardless of geography or economic status, we have made our technology available to a private company, Oak Therapeutics (“Oak”), that is developing novel drug formulations for patients in developing nations (“Territory”). On November 10, 2017, we received 269,000 shares of Oak as consideration for an exclusive license to our patents rights in the Territory, along with a royalty-free non-exclusive license to any improvements made by Oak. As a result of this transaction, we own approximately 63% of Oak’s outstanding shares and have consolidated Oak’s financial statements as of the fourth quarter 2017. Oak has completed a Phase I Small Business Innovative Research Contract (“SBIR”) from the National Institutes of Health to develop a formulation for 300mg of Isoniazid in a rapidly dissolving film as an anti-tuberculosis treatment option. Oak is currently in the application process for Phase II of the SBIR program to continue its research and development and focus on manufacturing scale up, clinical trials and commercialization.

F-27

CURE PHARMACEUTICAL HOLDING CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2018

(UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principal of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of CURE Pharmaceutical Holding Corp (“CPHC”), its wholly-owned subsidiary, CURE Pharmaceutical Corporation (“CURE”) and its majority owned subsidiary Oak Therapeutics, Inc. (“OAK”), collectively referred to as (“CURE”, “we”, “us”, “our” or the “Company” All significant inter-company balances and transactions have been eliminated in consolidation. The Company’s film strip product represents the principal operations of the Company.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and with the instructions to Form 10-Q and Article 8 of Regulation S-X of the United States Securities and Exchange Commission (“SEC”). Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of the Company’s management, the accompanying unaudited condensed consolidated financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as of March 31, 2018, and the results of operations and cash flows for the periods presented. The results of operations for the three months ended March 31, 2018 and 2017, are not necessarily indicative of the operating results for the full fiscal year or any future period. These unaudited condensed consolidated financial statements should be read in conjunction with the financial statements and related notes thereto included in Form 10-K for the fiscal period ended December 31, 2017 filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2018.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. These estimates and assumptions also affect the reported amounts of revenues, costs and expenses during the reporting period. Management evaluates these estimates and assumptions on a regular basis. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents. As of March 31, 2018 and December 31, 2017, the Company had no cash equivalents. At March 31, 2018 and December 31, 2017, the Company maintains its cash and cash equivalents in banks insured by the Federal Deposit Insurance Corporation (“FDIC”) in accounts that at times may be in excess of the federally insured limit of $250,000 per bank. The Company minimizes this risk by placing its cash deposits with major financial institutions.

Investment in Associates

An associate is an entity over which the Company has significant influence through a joint venture. Significant influence is the power to participate in the financial and operating policy decisions of the investee but not control or joint control over those policies.

The results of assets and liabilities of associates are incorporated in the condensed consolidated financial statements using the equity method of accounting. Under the equity method, investments in associates are carried in the consolidated balance sheet at cost as adjusted for post-acquisition changes in the Company’s share of the net assets of the associate, less any impairment in the value of the investment. Losses of an associate in excess of the Company’s interest in that associate are not recognized. Additional losses are provided for, and a liability is recognized, only to the extent that the Company has incurred legal or constructive obligations or made payments on behalf of the associate.

Any excess of the cost of acquisition over the Company’s share of the net fair value of the identifiable assets, liabilities and contingent liabilities of the associate recognized at the date of acquisition is recognized as goodwill. The goodwill is included within the carrying amount of the investment.

On January 8, 2016, the Company received 50% ownership in Cure Innovations, Inc (“CI”). CI was created in 2015 by IncuBrands Studio, Inc (“IncuBrands”). The Company and IncuBrands each own 50% of the common stock of CI. The Company and IncuBrands entered into a Joint Venture agreement in 2013 to distribute several OTF products utilizing IncuBrands marketing and contacts in various industries as well as utilize the Company’s technology and capabilities of manufacturing OTF’s.

F-28

CURE PHARMACEUTICAL HOLDING CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2018

(UNAUDITED)

On December 6, 2016, the Company entered into a Joint Venture Agreement (“Joint Venture”) with Pace Wellness, Inc. (“Pace”) to jointly develop three Active Pharmaceutical Ingredients (“API”) within the nonprescription and/or Over-the-Counter (OTC) medicines specifically utilizing the Company’s patented and proprietary CUREFilm™ Technology. The three API’s to be jointly developed are Diphenhydramine HCL, Omeprazole and a third API to be determined at a later date (“Products”). Pace shall be the exclusive global distributor of the Products under the Solves Strips® branding or other private or branded labels. All benefits, advantages, and liabilities derived from, or incurred in respect of the Joint Venture shall be borne by the parties in proportion of their respective participating interests of 50/50 equal interest. As of March 31, 2018, the Company has only contributed $5,000 to the Joint Venture.

Property and Equipment

The Company capitalizes expenditures related to property and equipment, subject to a minimum rule, that have a useful life greater than one year for: (1) assets purchased; (2) existing assets that are replaced, improved or the useful lives have been extended; or (3) all land, regardless of cost. Acquisitions of new assets, additions, replacements and improvements (other than land) costing less than the minimum rule in addition to maintenance and repair costs, including any planned major maintenance activities, are expensed as incurred. Depreciation has been provided using the straight-line method on the following estimated useful lives:

Manufacturing equipment	5-7 Years
Computer and other equipment	3-7 Years
Leasehold Improvements	Lesser of useful life or the term of the lease

Accounts Receivable

Accounts receivable are generally unsecured. The Company establishes an allowance for doubtful accounts receivable based on the age of outstanding invoices and management’s evaluation of collectability. Accounts are written off after all reasonable collection efforts have been exhausted and management concludes that likelihood of collection is remote. Any future recoveries are applied against the allowance for doubtful accounts.

Impairment of Long-Lived Assets

Long-lived assets include equipment and intangible assets other than those with indefinite lives. We assess the carrying value of our long-lived asset groups when indicators of impairment exist and recognize an impairment loss when the carrying amount of a long-lived asset is not recoverable when compared to undiscounted cash flows expected to result from the use and eventual disposition of the asset.

Indicators of impairment include significant underperformance relative to historical or projected future operating results, significant changes in our use of the assets or in our business strategy, loss of or changes in customer relationships and significant negative industry or economic trends. When indications of impairment arise for a particular asset or group of assets, we assess the future recoverability of the carrying value of the asset (or asset group) based on an undiscounted cash flow analysis. If carrying value exceeds projected, net, undiscounted cash flows, an additional analysis is performed to determine the fair value of the asset (or asset group), typically a discounted cash flow analysis, and an impairment charge is recorded for the excess of carrying value over fair value. There was no impairment on our long-lived assets during the three months ended March 31, 2018 and for the year ended December 31, 2017.

Revenue Recognition

We recognize revenue in accordance with Accounting Standards Codification (“ASC”) 606, “Revenue Recognition,” when there is persuasive evidence that an arrangement exists, title and risk of loss have passed, delivery has occurred, or the services have been rendered, the sales price is fixed or determinable and collection of the related receivable is reasonably assured. Title and risk of loss generally pass to our customers upon shipment. In limited circumstances where either title or risk of loss pass upon destination or acceptance or when collection is not reasonably assured, we defer revenue recognition until such events occur. We derive revenues from two primary sources: products and services. Product revenue includes the shipment of product according to the agreement with our customers. Services include research and development contracts for the development of OTF products utilizing our CureFilm™ Technology or our other proprietary technologies. Rarely, contracts with customers contain multiple performance obligations. For these contracts, the Company accounts for individual performance obligations separately if they are distinct. The transaction price is allocated to the separate performance obligations on a relative standalone selling price basis. Standalone selling prices are typically estimated based on observable transactions when these services are sold on a standalone basis.

F-29

CURE PHARMACEUTICAL HOLDING CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2018

(UNAUDITED)

The Company’s consulting research and development income include services for the development of OTF products utilizing our CureFilm™ Technology. Most of our development contracts have four phases. Revenue is recognized based on progress toward completion of the performance obligation in each phase. The method to measure progress toward completion requires judgment and is based on the nature of the products or services to be provided. The Company generally uses the input method to measure progress for its contracts because it best depicts the transfer of assets to the customer, which occurs as the Company incurs costs for the contracts. Under the cost-to-cost measure of progress, the progress toward completion is measured based on the ratio of costs incurred to date to the total estimated costs at completion of the performance obligation. Revenue is recorded proportionally as costs are incurred. Costs to fulfill these obligations mainly include materials, labor, supplies and consultants.

Deferred revenue is shown separately in the condensed consolidated balance sheets. At March 31, 2018 we had deferred revenue of $396,484. At December 31, 2017, we had deferred revenue of $361,462.

Advertising Expense

The Company expenses marketing, promotions and advertising costs as incurred. Such costs are included in general and administrative expense in the accompanying statements of operations. The Company did not incur advertising costs for the three months period ended March 31, 2018. The Company recorded advertising costs of $1,876 for the three month period ended March 31, 2017.

Research and Development

Costs incurred in connection with the development of new products and processes are charged to research and development expenses as incurred. The Company recorded research and development expenses of $426,529 and $219,620 for the three month periods ended March 31, 2018 and 2017, respectively.

Income Taxes

The Company utilizes FASB ASC 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

The Company generated a deferred tax asset through net operating loss carry-forward. However, a valuation allowance of 100% has been established due to the uncertainty of the Company’s realization of the net operating loss carry forward prior to its expiration.

Stock-Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

F-30

CURE PHARMACEUTICAL HOLDING CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2018

(UNAUDITED)

Convertible Debentures

Beneficial Conversion Feature

If the conversion features of conventional convertible debt provide for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-20 ““Debt with Conversion and Other Options.” In those circumstances, the convertible debt is recorded net of the discount related to the BCF and the Company amortizes the discount to interest expense over the life of the debt using the effective interest method.

Derivative Liabilities

ASC 815-40 (formerly SFAS No. 133 “Accounting for derivative instruments and hedging activities”), requires that embedded derivative instruments be bifurcated and assessed, along with free-standing derivative instruments such as warrants, on their issuance date and in accordance with ASC 815-40-15 (formerly EITF 00-19 “Accounting for derivative financial instruments indexed to, and potentially settled in, a company’s own stock”) to determine whether they should be considered a derivative liability and measured at their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes option pricing formula and present value pricing. At March 31, 2018 and December 31, 2017, the Company adjusted its derivative liability to its fair value, and reflected the change in fair value, in its consolidated statement of operations and comprehensive loss.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The Company has no assets or liabilities valued at fair value on a recurring basis.

Basic and diluted loss per share

Basic loss per share is computed by dividing the net loss to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted loss per share is computed by dividing the net loss for the period by the weighted average number of common and dilutive common equivalent shares outstanding during the period. Common equivalent shares, which consist of stock options and warrants, have been excluded from the diluted loss per share calculation because their effect is anti-dilutive.

March 31, 2018

Number of common stock shares issued and outstanding	23,951,252
Number of common stock shares from conversion of convertible notes	307,904
Number of common stock shares from exercise of warrants	1,695,000
Total fully-diluted common stock shares	25,954,156

F-31

CURE PHARMACEUTICAL HOLDING CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2018

(UNAUDITED)

Going Concern

The Company’s financial statements are prepared using U.S. GAAP applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company had an accumulated deficit at March 31, 2018 of $20,770,435. The Company had a working deficit of $3,292,165 as of March 31, 2018. These factors raise substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of the financial statements. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it establishes a revenue stream and becomes profitable. The Company is continually analyzing its current costs and is attempting to make additional cost reductions where possible. We expect that we will continue to generate losses from operations throughout 2018.

Historically, the Company has had operating losses and negative cash flows from operations which cast significant doubt upon the Company’s ability to continue as a going concern. The Company will need to raise capital in order to fund its operations. This need may be adversely impacted by uncertain market conditions and changes in the regulatory environment. To address its financing requirements, the Company intends to seek financing through debt and equity issuances to existing stockholders.

Specifically, management has identified that a minimum of $4,000,000 of capital is needed over the next 12 months in order sustain operations. These capital needs take into account, among other things, management’s plans to advance intellectual property, maintenance of patents, upgrades for manufacturing and to hire personnel for business development. Management has outlined a plan to raise between $6,000,000 to $8,000,000 in capital over the next 12 months through the issuance of shares of the Company’s common stock to accredited investors. Management believes that the capital raised through these methods will be sufficient to sustain operations for the next 12 months. However, the outcome of these matters cannot be predicted with certainty at this time.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of the financial statements. The accompanying condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary if the Company is unable to continue as a going concern.

Recently Issued Standards

In January 2016, the FASB issued ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities. The purpose is to enhance the reporting model for financial instruments to provide users of financial statements with more decision-useful information. This ASU is effective for the Company in the first quarter of 2018. Early adoption is not permitted except for limited provisions. The Company does not expect the adoption of this amendment to have a material effect on its financial condition and results of operations.

In February 2016, the FASB issued ASU 2016-02—Leases (Topic 842), requiring lessees to recognize a right-of-use asset and a lease liability on the balance sheet for all leases with the exception of short-term leases. For lessees, leases will continue to be classified as either operating or finance leases in the income statement. The effective date of the new standard for public companies is for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years. Early adoption is permitted. The new standard must be adopted using a modified retrospective transition and requires application of the new guidance at the beginning of the earliest comparative period presented. The Company is evaluating the effect that the updated standard will have on its financial statements and related disclosures.

In March 2016, the FASB issued ASU No. 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The new standard requires recognition of the income tax effects of vested or settled awards in the income statement and involves several other aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities and classification on the statement of cash flows. This new standard became effective for the Company on January 1, 2017. The adoption of this standard did not have a material impact on its financial position, results of operations or statements of cash flows upon adoption.

In May 2016, the FASB issued ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients”, to clarify certain core recognition principles including collectability, sales tax presentation, noncash consideration, contract modifications and completed contracts at transition and disclosures no longer required if the full retrospective transition method is adopted. The effective date and transition requirements for these amendments are annual reporting periods beginning after December 15, 2017, including interim reporting periods therein, and that would also permit public entities to elect to adopt the amendments as of the original effective date as applicable to reporting periods beginning after December 15, 2016. The new guidance allows for the amendment to be applied either retrospectively to each prior reporting period presented or retrospectively as a cumulative-effect adjustment as of the date of adoption. The adoption of ASU 2016-12 did not have an impact on the Company’s condensed consolidated financial statements.

F-32

CURE PHARMACEUTICAL HOLDING CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2018

(UNAUDITED)

In August, 2016, the FASB issued Accounting Standards Update No. 2016-15, Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force) (“ASU 2016-15”). The amendments in ASU 2016-15 address eight specific cash flow issues and apply to all entities that are required to present a statement of cash flows under ASC Topic 230, Statement of Cash Flows. The amendments in ASU 2016-15 are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption during an interim period. The adoption of ASU 2016-15 did not have an impact on the Company’s condensed consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. This new standard clarifies the definition of a business and provides a screen to determine when an integrated set of assets and activities is not a business. The screen requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This new standard will be effective for the Company on January 1, 2018; however, early adoption is permitted with prospective application to any business development transaction. There are various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s financial position, results of operations or cash flows.

In May 2017, the FASB issued ASU No. 2017-09, Compensation-Stock Compensation: Scope of Modification Accounting, which provides clarification on when modification accounting should be used for changes to the terms or conditions of a share-based payment award. This ASU does not change the accounting for modifications but clarifies that modification accounting guidance should only be applied if there is a change to the value, vesting conditions or award classification and would not be required if the changes are considered non-substantive. The amendments of this ASU are effective for the Company in the first quarter of 2018, with early adoption permitted. The adoption of ASU 2017-09 did not have an impact on the Company’s condensed consolidated financial statements.

There are various other updates recently issued, however, they are not expected to a have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

NOTE 3 - INVENTORY

Inventory consists of raw materials, packaging components, work-in-process and finished goods. The Company’s inventory is stated at the lower of cost (FIFO cost basis) or market. The carrying value of inventory consisted of the following at March 31, 2018 and December 31, 2017:

	March 31, 2018	December 31, 2017
Raw materials	$68,722	$67,664
Packaging components	18,454	17,546
Work-in-process	23,920	829
	111,096	86,039
Reserve for obsolescence	(41,109)	(41,043)
Total inventory	$69,987	$44,996

F-33

CURE PHARMACEUTICAL HOLDING CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2018

(UNAUDITED)

NOTE 4 - PREPAID EXPENSES AND OTHER ASSETS

As of March 31, 2018 and December 31, 2017, prepaid expenses and other assets consisted of the following:

	March 31, 2018	December 31, 2017

Prepaid consulting services– stock-based compensation	$1,323,562	$258,918
Prepaid consulting services	152,640	116,167
Prepaid clinical study	-	110,538
Prepaid insurance	43,767	60,180
Other receivables	5,858	5,858
Prepaid inventory	30,744	12,182
Prepaid expenses	36,148	23,045
Prepaid expenses and other assets	$1,592,719	$586,888
Current portion of prepaid expenses and other assets	(986,589)	-
Prepaid expenses and other assets less current portion	606,130	586,888

NOTE 5 - PROPERTY AND EQUIPMENT AND INTANGIBLE ASSETS

As of March 31, 2018 and December 31, 2017, property and equipment and intangible assets consisted of the following:

	March 31, 2018	December 31, 2017

Manufacturing equipment	$797,513	$797,513
Computer and other equipment	185,048	169,499
Leasehold improvements	42,666	42,666
Less accumulated depreciation	(696,372)	(672,317)
Property and Equipment, net	$328,855	$337,361

Depreciation expense for the three months ended March 31, 2018 and 2017 was $24,055 and $37,437, respectively.

	March 31, 2018	December 31, 2017

Intellectual Property	$814,582	$814,582
Patents	231,165	224,527
Less accumulated amortization	(149,535)	(138,637)
Intangible assets, net	$896,211	$900,472

The Company incurred $6,638 and $49,480 of legal patent costs that were capitalized during the three months period ended March 31, 2018 and for the year ended December 31, 2017, respectively. Amortization expense for the three months period ended March 31, 2018 and March 31, 2017 was $10,899 and $10,821, respectively.

The estimated aggregate amortization expense over each of the next five years is as follows:

2018	$32,696
2019	43,596
2020	43,596
2021	43,596
2022	43,596
Thereafter	513,396
Total Amortization	$720,476

F-34

CURE PHARMACEUTICAL HOLDING CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2018

(UNAUDITED)

NOTE 6 – LOAN PAYABLE

Loan payable consists of the following at March 31, 2018 and December 31, 2017:

	March 31, 2018	December 31, 2017
Notes to a company due August 29, 2018 and September 21, 2018, including interest at 7.55% and 7.05%, respectively per annum; unsecured; interest due monthly	$33,526	$50,425
Current portion of loan payable	(33,526)	(50,425)
Loan payable, less current portion	$-	$-

Interest expense for the three months ended March 31, 2018 and 2017 was $800 and $1,012, respectively.

NOTE 7 – NOTES PAYABLE

Notes payable consist of the following at March 31, 2018 and December 31, 2017:

	March 31, 2018	December 31, 2017

Note to a company amended on August 27, 2017 and due on or before one month from the amended date and the maturity date shall be extended for one month periods as long as the Company is not in default, interest shall accrue at 10% per annum, secured by the Company’s intellectual property	$650,000	$650,000
Note to a company of $100,000 due January 31, 2018 including interest of $3,000 per month, unsecured, principal and interest due at maturity, principal and interest repaid on January 23, 2018	-	100,000
Note to an individual, non-interest bearing, unsecured and has no fixed terms of repayment	50,000	50,000
	700,000	800,000

Current portion of loan payable	(700,000)	(800,000)
Loan payable, less current portion	$-	$-

Interest expense for the three ended March 31, 2018 and 2017 was $19,027 and $0, respectively

F-35

CURE PHARMACEUTICAL HOLDING CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2018

(UNAUDITED)

NOTE 8 – CONVERTIBLE PROMISSORY NOTES

Convertible promissory notes consist of the following at March 31, 2018 and December 31, 2017:

	March 31, 2018	December 31, 2017

Convertible promissory notes totaling $1,900,000 due between November 11, 2017 and May 8, 2018, interest payable at 8% per annum; unsecured; principal and accrued interest convertible into common stock at the lower of $7.00 per share or the price per share of the latest closing of a debt or equity offering by the Company greater than $3,000,000; accrued interest due between November 11, 2017 and May 8, 2018	$1,900,000	$1,900,000

Convertible promissory notes totaling $2,025,000 due November 30, 2018, interest payable at 9% per annum; unsecured; principal and accrued interest convertible into common stock at either the price per share equal to the average closing price of the Company’s Common Stock on the OTC Markets for the five consecutive trading days prior to the delivery of a Notice of Conversion (“Optional Conversion”) or price per share equal to 75% of the price of the Company’s next bona fide sale of its preferred stock or Common Stock in excess of $4,000,000 in gross proceeds, in one transaction or a series of related transactions, which offering definitively sets a price per share of the Company’s Common Stock or preferred stock and enables the Company to list its common stock on a national securities exchange; accrued interest to be paid quarterly beginning June 30, 2018

	2,025,000	-
	3,925,000	1,900,000

Unamortized discount	(634,550)	(348,512)
Current portion of convertible promissory notes	3,290,450	1,551,488
Convertible promissory notes, less current portion	$-	$-

As of March 31, 2018, there were eight convertible promissory notes (“Notes”) totaling $1,700,000 that were in default. On April 15, 2018, the Company amended six of Notes to extend the maturity date to May 31, 2018. Of these six Notes, two Notes totaling $250,000 were repaid on April 23, 2018. In addition, two Notes totaling $500,000 are currently being negotiated to either extend the maturity date, be repaid or be converted into common stock of Company.

During the three months ended March 31, 2018 and 2017, the Company incurred $147,608 and $0, respectively, amortization of discount. During the three months ended March 31, 2018 and 2017, the Company incurred $303,174 and $0, respectively, amortization of discount. Interest expense for the three ended March 31, 2018 and 2017 was $111,008 and 0, respectively

NOTE 9 – DERIVATIVE LIABILITY

The following table summarizes fair value measurements by level at March 31, 2018 for assets and liabilities measured at fair value on a recurring basis:

	Level I	Level II	Level III	Total

Derivative liability	$-	$-	$(65,961)	$(65,961)

The following table summarizes fair value measurements by level at December 31, 2017 for assets and liabilities measured at fair value on a recurring basis:

	Level I	Level II	Level III	Total

Derivative liability	$-	$-	$(90,738)	$(90,378)

F-36

CURE PHARMACEUTICAL HOLDING CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2018

(UNAUDITED)

The Company has issued convertible promissory notes during 2017. The convertible notes require us to record the value of the conversion feature as a liability, at fair value, pursuant to ASC 815, including provisions in the notes that protect the holders from declines in the Company’s stock price, which is considered outside the control of the Company. The derivative liabilities are marked-to-market each reporting period and changes in fair value are recorded as a non-operating gain or loss in our statement of operations, until they are completely settled. The fair value of the conversion feature is determined each reporting period using the Black-Scholes option pricing model, and is affected by changes in inputs to that model including our stock price, expected stock price volatility, interest rates and expected term. The assumptions used in valuing the derivative liability during 2018 were as follows:

March 31, 2018
Significant assumptions (weighted-average):
Risk-free interest rate at grant date	2.56%
Expected stock price volatility	126.00%
Expected dividend payout	-
Expected option life (in years)	1
Expected forfeiture rate	0%

The following is a reconciliation of the derivative liability for 2018:

March 31, 2018
Value at December 31, 2017	$90,738
Decrease in value	(24,777)
Value at March 31, 2018	$65,961

NOTE 10 – WARRANT AGREEMENTS

On January 24, 2018, the Company issued an additional 55,000 warrants at a fair market value of $50,094 and with an exercise price of $1.00 per share in connection with issuance of $1,800,000 convertible promissory notes in 2017 and amended on January 24, 2018 to extend the maturity date to March 31, 2018.

Warrants that vest at the end of a one-year period are amortized over the vesting period using the straight-line method.

The Company’s warrant activity was as follows:

	Warrants	Weighted Average Exercise Price	Weighted Average Contractual Remaining Life
Outstanding, December 31, 2017	4,752,107	2.90	4.98
Granted	55,000	1.00	2.31
Exercised	-	-	-
Forfeited/Expired	-	-	-
Outstanding, March 31, 2018	4,807,107	2.06	2.64
Exercisable at March 31, 2018	3,271,107	2.09	2.62

Range of Exercise Price	Number of Warrants	Weighted Average Remaining Contractual Life (years)	Weighted Average Exercise Price	Number of Warrants Exercisable	Weighted Average Exercise Price
$1.00 – $7.00	4,807,107	2.64	$2.06	3,271,107	$2.09
	4,807,107	2.64	$2.06	3,271,107	$2.09

F-37

CURE PHARMACEUTICAL HOLDING CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2018

(UNAUDITED)

The weighted-average fair value of warrants granted to during the three months ended March 31, 2018 and year ended December 31, 2017, and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes-Merton (“Black-Scholes”) option pricing model are as follows:

	March 31, 2018	December 31, 2017
Significant assumptions (weighted-average):
Risk-free interest rate at grant date	2.56%	2.20%
Expected stock price volatility	126.00%	75.43%
Expected dividend payout	-	-
Expected option life (in years)	3	3
Expected forfeiture rate	0%	0%

NOTE 11 – STOCKHOLDERS’ EQUITY

Authorized Stock

The Company has authorized to issue is 75,000,000 common shares with a par value of $0.001 per share.

As of March 31, 2018 and December 31, 2017, there were 23,951,252 and 23,901,252 shares of the Company’s common stock issued and outstanding, respectively.

Common Share Issuances

On January 24, 2018, the Company issued 50,000 common stock shares at $1.48 per share for consulting services to be performed over a one year period. The total value of this issuance was $74,000 and as of March 31, 2018, $42,945 is included in prepaid expenses and other assets.

Stock Payable

On February 20, 2018, the Company entered into a Consulting Agreement (“Agreement”) with an individual (“Consultant”) to provide strategic marketing and development advisory services. In consideration for the Consultant’s services provided, the Company shall grant 250,000 restricted common stock shares at $1.10 price per share over a six month period, where 250,000 restricted common stock shares vesting immediately. As the Company did not issue the 250,000 restricted common stock shares before the three months period ended March 31, 2018, the Company recorded a stock payable of $275,000. As of March 31, 2018, $215,746 is included in prepaid expenses and other assets.

On February 23, 2018, (the “Effective Date”) the Company entered into a Consulting Agreement (“Agreement”) with Liviakis Financial Communications, Inc. (“Consultant”) to perform services in investors’ communication and public relations with existing and prospective shareholders, brokers, dealers and other investment professionals with respect to the Company’s current and proposed activities. The term of the Agreement is for 30 months from the Effective Date and the Company shall compensate the Consultant’s services by issuing 1,000,000 restricted common stock shares of the Company at price per share of $0.97. As of the date of the Company’s filing of its Form 10-Q for the three months period March 31, 2018, the Company has not yet issued these restricted common stock shares. Thus, the Company recorded a stock payable of $970,000. As of March 31, 2018, $930,720 is included in prepaid expenses and other assets.

F-38

CURE PHARMACEUTICAL HOLDING CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2018

(UNAUDITED)

NOTE 12 - COMMITMENTS AND CONTINGENCIES

Litigation:

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. The only significant matter of which the Company is aware of is discussed below.

On May 22, 2017, Sandy Sierra Garate (“Applicant”), an employee of the Company, filed an application for benefits due to serious and willful misconduct of the employer pursuant to labor code section 4553 with the State of California Workers’ Compensation Appeals Board (WCAB Case No: ADJ 10686812) resulting in injury arising out of and in the course of the Applicant’s employment on August 5, 2016. The Applicant is requesting relief in this matter for a one half increase in all compensation recoverable in connection with the injury of August 5, 2016, for the allowance of costs and expenses in an amount to be determined and for such further relief as is deemed appropriate. The Company is currently unable to determine what additional expenses will be incurred in order to defend this matter. As such, the Company cannot determine whether there is a reasonable possibility that a loss will be incurred nor can it estimate the range of any such potential loss. Accordingly, the Company has not accrued an amount for any potential loss associated with this action.

Operating leases

The Company maintains its corporate offices and manufacturing facility at 1620 Beacon Place, Oxnard, CA 93033, which contains approximately 25,000 square feet. The Company is currently on a month-to-month lease.

The Company also leases additional office and warehouse space at 1612 Fiske Place, Oxnard, CA 93033, which contains approximately 2,227 square feet. The Company is currently on a month-to-month lease.

Total rent expense for the three month periods ended March 31, 2018 and 2017 was $74,178 and $72,400, respectively.

NOTE 13 – SUBSEQUENT EVENTS

On April 2, 2018 (the “Effective Date”), the Company entered into a patent purchase agreement (“Agreement”) with an individual (“Assignor”) who is the owner of all rights, title and interest in and to certain Assigned Patents to purchase the rights to the Assigned Patents. As consideration for the assignment of the Assigned Patents and other rights under the Agreement, the Company shall issue to Assignor shares of its Common Stock (“Shares”) as follows, provided, that the maximum number of Shares issuable hereunder shall not exceed Two Hundred Thousand (200,000): (a) 50,000 Shares will be issued on the Effective Date; (b) 10,000 Shares will be issued for each Abandoned Application the prosecution of which is revived by the United States Patent and Trademark Office (“USPTO”); and (c) 50,000 Shares will be issued upon issuance by the USPTO of each patent that includes at least one specific claim in a patent application that recites subject matter to be defined by Assignee in its sole discretion (“Target Claim”). As of the date of the Company’s filing of its Form 10-Q for the quarterly period ended March 31, 2018, the Company has not yet issued these Shares.

The Company has previously adopted and maintains the CURE Pharmaceutical Holding Corp. 2017 Equity Incentive Plan (the “Plan”), pursuant to which an aggregate of 5,000,000 shares of the common stock of the Company remain available for grant as of March 31, 2018. The Board of Directors have determined that it is in the best interests of the Company and its stockholders to provide an additional incentive for certain employees, including executive officers, and non-employee members of the Board of Directors of the Company by granting to them awards with respect to the common stock of the Company pursuant to the Plan. On April 6, 2018, the Company awarded 500,000 Restricted Common Stock (“RCS”), 1,251,700 Nonstatutory Stock Options (“NSO”) and 804,000 Incentive Stock Options (“ISO”) to employees, including executive officers, non-employee members of the Board of Directors of the Company, members of the Advisory Board Committee and consultants at a $0.74 price per share. Vesting period for the awarded RCS, NSO and ISO’s range from immediate to quarterly over a four year period. For NSO’s and ISO awarded, the term to exercise their NSO or ISO is 10 years.

F-39

CURE PHARMACEUTICAL HOLDING CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2018

(UNAUDITED)

On April 15, 2018, the Company amended six convertible promissory notes totaling $1,100,000 to extend the maturity dates to May 31, 2018. For extending the maturity date, the Company granted an additional 275,000 warrants to purchase common stock of the Company at a strike price of $1.00 per share. In addition, the Company extended the term of the warrant agreements for one additional year for each of the convertible promissory notes. On April 23, 2018, the Company repaid two of these convertible promissory notes totaling $250,000.

On April 24, 2018, the Company received in total $500,000 (“Investment Amount”) by issuing a convertible promissory note (“Convertible Note”) to a Company, Therapix Biosciences Ltd., (“Investor”) that is due April 30, 2019 (“Maturity Date”). The Convertible Note shall accrue interest at 9% per annum and is unsecured. Unless earlier converted, at the election of the Investor, the entire then outstanding Investment Amount shall be converted into that number of shares of the most senior class of shares of the Company existing at the time of such conversion, at a price per share (the “Voluntary Conversion PPS”) equal to 75% of the average of the closing prices of the Company’s Common Stock on the OTC Market (or any other market on which the common stock of the Company is then listed for trading) over the thirty (30) consecutive trading days prior to the delivery of the notice of conversion by the Investor to the Company, or, if at the time of such conversion the shares of the Company’s Common Stock are not listed for trading, then the entire then outstanding Investment Amount shall be converted into that number of shares of the most senior class of shares of the Company existing at the time of such conversion, at a price per share equal to 75% of the fair market value of such Common Stock as shall be determined by the Board of Directors based on, among others, a valuation prepared by an independent third party and which shall have been submitted to the Company not more than 90 days prior to the date of such determination by the Board of Directors. In the event of the consummation by the Company, on or before the Maturity Date, of a transaction or series of related transactions in which the Company issues equity securities of the Company in consideration of at least US$4,000,000 (a “Financing”), the then outstanding Investment Amount not previously converted hereunder shall be automatically converted, immediately prior to (but conditioned upon) the consummation of such Financing, into such number of shares (or a sub-class thereof) issued by the Company in the Financing, equal to the outstanding Investment Amount divided by a price per share equal to 75% of the lowest price per share paid to the Company in the Financing. In the event the Financing is not consummated by the Maturity Date, then the outstanding Investment Amount as of the Maturity Date not previously converted hereunder shall be automatically converted, on the Maturity Date, into such number of shares (or a sub-class thereof) issued by the Company in the Financing, equal to the outstanding Investment Amount divided by the Voluntary Conversion PPS.

Payment to convertible note holders.

On April 30, 2018, the Company paid $10,000 for a Convertible Promissory Note (“Note”) from Oak Therapeutics, Inc. (“Oak”), a subsidiary of the Company, that is due April 30, 2019. The Note shall accrue interest at 9% per annum and is unsecured. The entire outstanding Note balance and any unpaid accrued interest can be converted into common stock shares of Oak at price per share of $0.52.

F-40

PRELIMINARY PROSPECTUS

CURE Pharmaceutical Holding Corp.

______________ Shares of Common Stock

________________, 2018

55

ALTERNATE PAGES FOR SELLING SECURITYHOLDER PROSPECTUS

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated July __, 2018

PROSPECTUS

CURE PHARMACEUTICAL HOLDING CORP.

Up to _________Shares of Common Stock 1

An aggregate of up to _____ shares of our common stock, consisting of (i) _____ shares of our common stock issuable upon conversion of notes held by selling shareholders and (ii) _____ shares of our common stock issuable upon exercise of outstanding warrants, are currently being offered under this prospectus by certain stockholders who were investors in the _______________. [*]

The selling shareholders must sell their shares at a fixed price per share of $_____ until there is a public market for our shares of common stock. Thereafter, the shares offered by this prospectus may be sold by the selling shareholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices. By separate prospectus (“IPO Prospectus”), we have registered an aggregate of _____ shares of our common stock which we are offering for sale to the public through ______________________________, as representative of the underwriters, which we refer to herein as the Company Offering.

We intend to apply to list our shares of common stock for trading on the NASDAQ Capital Market under the symbol “CURR”, but this offering is contingent upon the approval of our initial listing application.

The distribution of the shares by the selling shareholders is not subject to any underwriting agreement. We will not receive any proceeds from the sale of the shares by the selling shareholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling shareholders will be borne by them.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. An investment in our common stock may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of your investment. See “Risk Factors” beginning on page 13 to read about the risks you should consider before buying shares of our common stock. An investment in our common stock is not suitable for all investors. See “Risk Factors-Risks Relating to Ownership of Our Securities.”

Sales of the shares of our common stock registered in this Prospectus and a prospectus related to an underwritten offering will result in two offerings taking place concurrently which might affect price, demand, and liquidity.

You should rely only on the information contained in this prospectus and any prospectus supplement or amendment. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate on the date of this prospectus, regardless of the time of any sale of securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July __, 2018

_________

1	Calculated using _______________________________

56

EXPLANATORY NOTE

Concurrent with this offering, the Company is registering shares of common stock in connection with a public offering of up to _____shares of our common stock (excluding _____shares of common stock which may be sold upon exercise of the underwriters’ over-allotment option) through the underwriters. Sales by shareholders that purchased shares in our common stock from the underwritten offering may reduce the price of our common stock, demand for our shares and, as a result, the liquidity of your investment.

SELLING SHAREHOLDERS

This prospectus covers the resale from time to time by the selling shareholders identified in the table below of up to _____ shares of our common stock.

The selling shareholders identified in the table below may, from time to time, offer and sell under this prospectus any or all of the shares of our common stock described under the columns “Shares of Common Stock owned Prior to this Offering and Registered hereby” and “Shares Issuable Upon Exercise of Warrants owned Prior to this Offering and Registered hereby” in the table below.

Certain selling shareholders may be deemed to be “underwriters” as defined in the Securities Act. Any profits realized by such selling shareholder may be deemed to be underwriting commissions.

The table below has been prepared based upon information furnished to us. The selling shareholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling shareholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of our common stock that will actually be held by the selling shareholders upon termination of this offering because the selling shareholders may offer some or all of their common stock under the offering contemplated by this prospectus or acquire additional shares of common stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

The following table sets forth the name of each selling shareholder, the number of shares of our common stock beneficially owned by such shareholder before this offering, the number of shares to be offered for such shareholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such shareholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days of _________ (the “Determination Date”) through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on _________ shares of our common stock outstanding as of the Determination Date.

Unless otherwise set forth below, based upon the information furnished to us, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling shareholder’s name, subject to community property laws, where applicable, (b) no selling shareholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates, and (c) no selling shareholder is a broker-dealer or an affiliate of a broker-dealer. Selling shareholders who are broker-dealers or affiliates of broker-dealers are indicated by footnote. We have been advised that these broker-dealers and affiliates of broker-dealers purchased our common stock in the ordinary course of business, not for resale, and, at the time of purchase, did not have any agreements or understandings, directly or indirectly, with any person to distribute such common stock.

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The number of shares of our common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

Selling Shareholder	Shares of Common Stock Beneficially Owned Prior to the Offering(1)	Shares of Common Stock to be Sold in this Offering and Registered Hereby(1)(3)	Shares of Common Stock Beneficially Owned Upon Completion of the Offering(2)	Percentage of Common Stock Beneficially Owned Upon Completion of the Offering(2)
Gail E. Baughman Irrevocable Trust				0.00%
Madeleine Behette & Marguerite Behette				0.00%
Nicholas R. Cammarato				0.00%
Nicholas Cammarato				0.00%
Anne Curry				0.00%
Bernece Davis				0.00%
Dominion Pathology PC 401K				0.00%
Eric Flintoff				0.00%
Glenn Harnish and Jean Harnish				0.00%
Michael R. Jackson, MD, PS				0.00%
Elizabeth Jensen Chew				0.00%
Stephen Lubischer				0.00%
Mike M. McDaniel				0.00%
James Morizio				0.00%
Craig Nix and Renee Nix				0.00%
Amol V. Palande				0.00%
Ben Petersen				0.00%
Bolin D. Rice				0.00%
Ryan R. Roberts				0.00%
Michael W. Warmser				0.00%
Jack Williamson				0.00%
Kelley Teresa				0.00%
Flintoff Living Trust				0.00%
Arne Reyier and Sandra River				0.00%
Donald Sallee
Lisa Mannion
Dr. Gene Salkind
Doug Froese
Therapix Bioscience
Climate Change Investigation, Innovation and Investment Company LLC

_____________
*	Less than 1%.

(1)

The number of shares of common stock owned are those “beneficially owned” as determined under the rules of the SEC, including any shares of common stock as to which the Selling Stockholders has sole or shared voting or investment power and any shares of common stock that the Selling Stockholders has the right to acquire within 60 days of July [_], 2018 through the exercise of any option, warrant, or right, without giving effect to any prohibitions on such conversion or exercise subject to the receipt of stockholder approval or any beneficial ownership limitations. These amounts were calculated using the midpoint of the price range listed on the cover page of the Prospectus and assume the conversion of all Notes, and exercise of all Warrants, held by the Selling Stockholders.

(2)

The “Number of Shares Beneficially Owned After Offering” assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this Selling Stockholder Prospectus. The “Percentage of Shares Beneficially Owned After Offering” are based on [__________] shares of our common stock outstanding assuming all shares registered herein are issued to the Selling Stockholders and sold and assuming the conversion of all Notes, and exercise of all Warrants, held by the Selling Stockholders.

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PLAN OF DISTRIBUTION

The selling shareholders may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. If the shares of our common stock are sold through underwriters, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. All selling shareholders who are broker-dealers are deemed to be underwriters. The selling shareholders must sell their shares at a fixed price per share of $[*] until there is a public market for our shares of common stock. Thereafter, these sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

•	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	transactions other than on these exchanges or systems or in the over-the-counter market;
•	through the writing of options, whether such options are listed on an options exchange or otherwise;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Rule 144 under the Securities Act, which generally permits the resale, subject to various terms and conditions, of restricted securities after they have been held for six months will not immediately apply to our common stock because we were at one time designated as a “shell company” under SEC regulations. Pursuant to Rule 144(i), securities issued by a current or former shell company that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which the issuer filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the issuer has satisfied certain reporting requirements under the Exchange Act.

The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of our common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling shareholder. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

In connection with the sale of the shares of our common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our common stock in the course of hedging in positions they assume. The selling shareholders may also sell shares of our common stock short and deliver shares of our common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge shares of our common stock to broker-dealers that in turn may sell such shares.

The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The selling shareholders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of our common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgees, transferees or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares of our common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

59

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of our common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of our common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers. Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling shareholder will sell any or all of the shares of our common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Each selling shareholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute our common stock. None of the selling shareholders who are affiliates of broker-dealers, other than the initial purchasers in private transactions, purchased the shares of common stock outside of the ordinary course of business or, at the time of the purchase of the common stock, had any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. Except as provided for indemnification of the selling shareholders, we are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling shareholder. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

If we are notified by any selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, we will file a post-effective amendment to the registration statement. If the selling shareholders use this prospectus for any sale of the shares of our common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling shareholders, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

USE OF PROCEEDS

We will not receive proceeds from sales of our common stock made under this prospectus.

DETERMINATION OF OFFERING PRICE

There currently is no public market for our common stock. The selling shareholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

LEGAL MATTERS AND INTERESTS OF NAMED EXPERTS

The validity of the securities being offered by this prospectus will be passed upon for us by Carmel, Milazzo & DiChiara LLP located in New York, New York.

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* Shares

Common Stock

PROSPECTUS

July __, 2018

61

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following is an itemized statement of all expenses, all of which we will pay, in connection with the registration of the common stock offered hereby:

Amount
SEC registration fee	$
Printing fees			*
The Nasdaq Capital Market initial listing fee		$50,000
Legal fees			*
Accounting fees and expenses			*
Transfer Agent Fees and Expenses			*
Miscellaneous Fees and Expenses			*
Total	$		*

________

* Estimated.

Item 14. Indemnification of Directors and Officers.

The Company’s Articles of Incorporation provide that to the fullest extent permitted by the Company’s bylaws (the “Bylaws”) or the Nevada Revised Statutes (the “Act”), or any other applicable law, as either may be amended, a director shall have no liability to the Company or its shareholders for monetary damages for conduct, any action taken, or any failure to take any action as a director. As permitted by the Act, directors will not be personally liable to the Company or the Company’s shareholders for monetary damages for any action taken or any failure to take action as a director except liability for (a) the amount of a financial benefit received by a director to which he’s not entitled; (b) an intentional infliction of harm on the Company or its shareholders; (c) an unlawful distribution in violation of Section 78.300 of the Act; or (d) an intentional violation of criminal law.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies, such as an injunction or rescission.

In addition, the Bylaws provide that:

•	the Company will indemnify its directors to the fullest extent permitted by the Act, including advancing expenses in connection with legal proceedings, subject to limited exceptions; and

•

the Company may, to the extent permitted by the Act, by action of its board of directors, agree to indemnify officers, employees and other agents of the Company and may advance expenses to such persons.

The Company has entered into indemnification agreements with each of the Company’s executive officers and directors. These agreements provide that, subject to limited exceptions and among other things, the Company will indemnify each of its executive officers and directors to the fullest extent permitted by law and advance expenses to each indemnity in connection with any proceeding in which a right to indemnification is available.

The Company maintains general liability insurance that covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons who control the Company, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

These provisions may discourage shareholders from bringing a lawsuit against the Company’s directors for breach of their fiduciary duty, or may have the practical effect in some cases of eliminating the Company’s shareholders’ ability to collect monetary damages from its directors and officers. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

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Item 15. Recent Sales of Unregistered Securities.

On January 24, 2018, the Company issued 50,000 common stock shares at $1.48 per share for consulting services to be performed over a one year period.

The shares of common stock described above were issued without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act promulgated thereunder and in reliance on similar exemptions under applicable state laws.

On January 24, 2018, the Company issued an additional 55,000 warrants in connection with the issuance of $1,100,000 convertible promissory notes issued in 2017. The warrants have an exercise price of $1.00 per share and a term of 3 years.

From January 30, 2018 to March 28, 2018, the Company issued up to $2,025,000 convertible promissory notes with investors (“Investors”) due November 30, 2018. The notes bear interest at 9% per year and are convertible into common stock at either a price per share equal to the average closing price of the Company’s Common Stock on the OTC Markets for the five consecutive trading days prior to the delivery of a Notice of Conversion (“Optional Conversion”) or price per share equal to 75% of the price of the Company’s next bona fide sale of its preferred stock or Common Stock in excess of $4,000,000 in gross proceeds, in one transaction or a series of related transactions, which offering definitively sets a price per share of the Company’s Common Stock or preferred stock and enables the Company to list its common stock on a national securities exchange. The Investors in this offering also received warrants (the “Warrants”) for the option to purchase equal to 50% of the shares of Common Stock that the Investor is entitled to receive in connection with the conversion of the Investor’s Note. The Warrants’ price per share shall equal the lower of (a) $2.00 or (b) 125% of the price per share of the Qualified Offering. If the Qualified Offering has not occurred, then the Exercise Price shall be $2.00. The Warrants will have a three-year term and shall be exercisable in cash.

The Company has previously adopted and maintains the CURE Pharmaceutical Holding Corp. 2017 Equity Incentive Plan (the “Plan”), pursuant to which an aggregate of 5,000,000 shares of the common stock of the Company remain available for grant as of March 31, 2018. The Board of Directors have determined that it is in the best interests of the Company and its stockholders to provide an additional incentive for certain employees, including executive officers, and non-employee members of the Board of Directors of the Company by granting to them awards with respect to the common stock of the Company pursuant to the Plan. On April 6, 2018, the Company awarded 500,000 Restricted Common Stock (“RCS”), 1,251,700 Nonstatutory Stock Options (“NSO”) and 804,000 Incentive Stock Options (“ISO”) to employees, including executive officers, non-employee members of the Board of Directors of the Company, members of the Advisory Board Committee and consultants at a $0.74 price per share. Vesting period for the awarded RCS, NSO and ISO’s range from immediate to quarterly over a four year period. For NSO’s and ISO awarded, the term to exercise their NSO or ISO is 10 years.

On April 15, 2018, the Company amended six convertible promissory notes totaling $1,100,000 to extend the maturity dates to May 31, 2018. For extending the maturity date, the Company granted an additional 275,000 warrants to purchase common stock of the Company at a strike price of $1.00 per share. In addition, the Company extended the term of the warrant agreements for one additional year for each of the convertible promissory notes. On April 23, 2018, the Company repaid two of these convertible promissory notes totaling $250,000.

On April 24, 2018, the Company received in total $500,000 (“Investment Amount”) by issuing a convertible promissory note (“Convertible Note”) to a Company, Therapix Biosciences Ltd., (“Investor”) that is due April 30, 2019 (“Maturity Date”). The Convertible Note shall accrue interest at 9% per annum and is unsecured. Unless earlier converted, at the election of the Investor, the entire then outstanding Investment Amount shall be converted into that number of shares of the most senior class of shares of the Company existing at the time of such conversion, at a price per share (the “ Voluntary Conversion PPS “) equal to 75% of the average of the closing prices of the Company’s Common Stock on the OTC Market (or any other market on which the common stock of the Company is then listed for trading) over the thirty (30) consecutive trading days prior to the delivery of the notice of conversion by the Investor to the Company, or, if at the time of such conversion the shares of the Company’s Common Stock are not listed for trading, then the entire then outstanding Investment Amount shall be converted into that number of shares of the most senior class of shares of the Company existing at the time of such conversion, at a price per share equal to 75% of the fair market value of such Common Stock as shall be determined by the Board of Directors based on, among others, a valuation prepared by an independent third party and which shall have been submitted to the Company not more than 90 days prior to the date of such determination by the Board of Directors. In the event of the consummation by the Company, on or before the Maturity Date, of a transaction or series of related transactions in which the Company issues equity securities of the Company in consideration of at least US$4,000,000 (a “ Financing “), the then outstanding Investment Amount not previously converted hereunder shall be automatically converted, immediately prior to (but conditioned upon) the consummation of such Financing, into such number of shares (or a sub-class thereof) issued by the Company in the Financing, equal to the outstanding Investment Amount divided by a price per share equal to 75% of the lowest price per share paid to the Company in the Financing. In the event the Financing is not consummated by the Maturity Date, then the outstanding Investment Amount as of the Maturity Date not previously converted hereunder shall be automatically converted, on the Maturity Date, into such number of shares (or a sub-class thereof) issued by the Company in the Financing, equal to the outstanding Investment Amount divided by the Voluntary Conversion PPS.

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On May 15, 2018, the Company issued a $260,000 convertible promissory note with an investor (“Investor”) due December 31, 2018. The notes bear interest at 9% per year and are convertible into common stock at either a price per share equal to the average closing price of the Company’s Common Stock on the OTC Markets for the five consecutive trading days prior to the delivery of a Notice of Conversion (“Optional Conversion”) or price per share equal to 75% of the price of the Company’s next bona fide sale of its preferred stock or Common Stock in excess of $4,000,000 in gross proceeds, in one transaction or a series of related transactions, which offering definitively sets a price per share of the Company’s Common Stock or preferred stock and enables the Company to list its common stock on a national securities exchange. The Investors in this offering also received warrants (the “Warrants”) for the option to purchase equal to 50% of the shares of Common Stock that the Investor is entitled to receive in connection with the conversion of the Investor’s Note. The Warrants’ price per share shall equal the lower of (a) $2.00 or (b) 125% of the price per share of the Qualified Offering. If the Qualified Offering has not occurred, then the Exercise Price shall be $2.00. The Warrants will have a three-year term and shall be exercisable in cash.

From May 18, 2018 to June 29, 2018, the Company issued a total of $250,000 convertible promissory notes (“Convertible Notes”) with an investor (“Investor”) due December 31, 2018. The Convertible Notes are secured by all of the assets of the Company and Subsidiaries, including ownership of the Subsidiaries The notes bear interest at 9% per year and are convertible into common stock at either a price per share equal to the average closing price of the Company’s Common Stock on the OTC Markets for the five consecutive trading days prior to the delivery of a Notice of Conversion (“Optional Conversion”) or price per share equal to 75% of the price of the Company’s next bona fide sale of its preferred stock or Common Stock in excess of $4,000,000 in gross proceeds, in one transaction or a series of related transactions, which offering definitively sets a price per share of the Company’s Common Stock or preferred stock and enables the Company to list its common stock on a national securities exchange. The Investors in this offering also received warrants (the “Warrants”) for the option to purchase equal to 50% of the shares of Common Stock that the Investor is entitled to receive in connection with the conversion of the Investor’s Note. The Warrants’ price per share shall equal the lower of (a) $2.00 or (b) 125% of the price per share of the Qualified Offering. If the Qualified Offering has not occurred, then the Exercise Price shall be $2.00. The Warrants will have a three-year term and shall be exercisable in cash.

On May 16, 2018, the Company issued 1,000,000 common stock shares at $0.97 per share for investor relation services to be performed over 30 month period.

On May 16, 2018, the Company issued 70,175 common stock shares at $0.43 per share for consulting services performed.

Item 16. Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this registration statement.

In reviewing the agreements included (or incorporated by reference) as exhibits to this registration statement, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;
•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and
•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in this registration statement and our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

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ITEM 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit	Number Description

1.1	Underwriting Agreement

3.1	Articles of Incorporation (incorporated by reference from the registrant’s Registration Statement on Form S-1 filed on June 10, 2015)

3.1.1	Certificate of Amendment to Articles of Incorporation (incorporated by reference to the Form 8-K, as filed with the Securities and Exchange Commission on December 14, 2016)

3.2	Bylaws (incorporated by reference from the registrant’s Registration Statement on Form S-1 filed on June 10, 2015)

3.2.1	Amendment to the Bylaws (incorporated by reference from the registrant’s Current Report on Form 8-K filed on November 15, 2016)

5.1	Legal Opinion of Carmel, Milazzo & DiChiara LLP*

10.1	Agreement for the Sale of Assets, dated August 19, 2016 (incorporated by reference from the registrant’s Current Report on Form 8-K filed on August 26, 2016)

10.2	Form of Share Cancellation Agreement, dated November 7, 2016 (incorporated by reference from the registrant’s Current Report on Form 8-K filed on November 15, 2016)

10.3	Form of Warrant, dated November 7, 2016 (incorporated by reference from the registrant’s Current Report on Form 8-K filed on November 15, 2016)

10.4	Form of Warrant, dated December 6, 2016 (incorporated by reference from the registrant’s Current Report on Form 8-K filed on December 14, 2016).

10.5	Form of Securities Purchase Agreement between CURE Pharmaceutical Holding Corp. and various investors for up to $5,000 in convertible promissory notes, dated March 20, 2018.

10.5.1	Form of 9% Convertible Promissory Note, dated March 20, 2018.

10.5.2	Form of Warrant, dated March 20, 2018.

14.1	Code of Ethics of the Company+

21.1	List of Subsidiaries of the Registrant (incorporated by reference to the Form 8-K, as filed with the Securities and Exchange Commission on November 15, 2016).

23.1	Consent of RBSM LLP+

23.2	Consent of Carmel, Milazzo & DiChiara LLP (see Exhibit 5.1)*
______________

* To be filed by amendment

+ Filed herewith

(b) Financial Statement Schedules

All financial statement schedules not included in CURE’s consolidated financial statements are omitted since the information is either not applicable, deemed immaterial, or is shown in the consolidated financial statements or in the notes thereto.

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Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

iv.

To provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c)

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Beacon, California, on July 9, 2018.

CURE PHARMACEUTICAL HOLDING CORP.

Date: July 9, 2018	By:	/s/ Robert Davidson
Robert Davidson
Chief Executive Officer

	By:	/s/ Mark Udell
Mark Udell
Chief Financial Officer

In accordance with the Exchange Act, this report has been signed below by the following persons on July 9, 2018, on behalf of the registrant and in the capacities Indicated.

Signature	Title

/s/ Robert Davidson	Chief Executive Officer, Chairman of the Board and Director
Robert Davidson

/s/ Mark Udell	Chief Financial Officer, Treasurer and Secretary
Mark Udell	Principal Financial Officer and Principal Accounting Officer

/s/ William Yuan	Director
William Yuan

/s/ Charles Berman	Director
Charles Berman

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